Exhibit 99.1
Founded in 1920 and publicly traded since 1960, Forest City Enterprises, Inc. (with its subsidiaries, the “Company” or “Forest City”) is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate properties in 25 states and the District of Columbia. At January 31, 2006, the Company had approximately $8.0 billion in consolidated assets, of which approximately $7.1 billion was invested in real estate, at cost. The Company’s core markets include New York City/Philadelphia metropolitan area, Denver, Boston, Greater Washington D.C./Baltimore metropolitan area, Chicago and California. The Company has offices in Boston, Chicago, Denver, Los Angeles, New York City, San Francisco, Washington, D.C., and the Company’s headquarters are in Cleveland, Ohio. The Company’s portfolio of real estate assets is diversified both geographically and among property types.
The Company operates through three primary strategic business units:
•	Commercial Group, the Company’s largest business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects.

•	Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments, adaptive re-use developments and supported-living communities. It also develops for-sale condominium projects and owns, develops and manages military family housing.

•	Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects.
The Company has centralized the capital management, financial reporting and certain administrative functions of its business units. In most other respects, the strategic business units operate autonomously, with the Commercial Group and Residential Group each having its own development, acquisition, leasing, property and financial management functions. The Company believes this structure enables its employees to focus their expertise and to exercise the independent leadership, creativity and entrepreneurial skills appropriate for their particular business segment.
Item 6. Selected Financial Data
The Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) on February 1, 2002. The Operating Results and per share amounts presented below have been retrospectively adjusted for components of a business disposed of and/or classified as held for sale. The following data should be read in conjunction with our financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Form 8-K. Our historical operating results may not be comparable to our future operating results.

	Year Ended January 31,
	2006	2005	2004	2003	2002
	(in thousands, except per share data)
Operating Results:
Total revenues from real estate operations (2)	$1,144,335	$938,725	$757,801	$660,934	$585,075

Earnings from continuing operations (2)	$64,431	$46,116	$36,854	$45,281	$100,261 (1)
Discontinued operations, net of tax and minority interest (2)	19,088	50,351	5,815	3,550	3,970
Cumulative effect of change in accounting principle, net of tax	—	(11,261)	—	—	(1,202)

Net earnings	$83,519	$85,206	42,669	$48,831	$103,029

Diluted Earnings per Common Share (4):
Earnings from continuing operations (2)	$0.63	$0.45	$0.36	$0.45	$1.06
Discontinued operations, net of tax and minority interest (2)	0.18	0.50	0.06	0.04	0.04
Cumulative effect of change in accounting principle, net of tax	—	(0.11)	—	—	(0.01)

Net earnings	$0.81	$0.84	$0.42	$0.49	$1.09

Weighted Average Diluted Shares Outstanding (4)	102,603,932	101,846,056	101,144,346	100,357,030	94,773,784

Cash Dividends Declared – Class A and Class B (4)	$.2300	$.2950 (3)	$.1650	$.1150	$.0933

	January 31,
	2006	2005	2004	2003	2002
	(in thousands)
Financial Position:
Consolidated assets	$7,990,341	$7,322,085	$5,924,072	$5,092,629	$4,432,194
Real estate portfolio, at cost	$7,155,126	$6,437,906	$5,082,595	$4,455,504	$3,924,025
Long-term debt, primarily nonrecourse mortgages	$5,841,332	$5,386,591	$4,039,827	$3,371,757	$2,894,998

(1)	Earnings from continuing operations for the year ended January 31, 2002 has not been reclassified for discontinued operations for properties sold prior to January 31, 2002 as the Company adopted SFAS No. 144 effective February 1, 2002.

(2)	This category is adjusted for discontinued operations in accordance with SFAS No. 144. See the “Discontinued Operations” section of the Management Discussion and Analysis (“MD&A”) of Item 7.

(3)	On December 9, 2004, the Board of Directors approved a special one-time dividend of $.10 per share (post-split) in recognition of the sale of an entire strategic business unit, Forest City Trading Group, Inc., a lumber wholesaler.

(4)	This category has been restated to reflect a two-for-one stock split that occurred in July 2005.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Subsequent to the filing of our annual report on Form 10-K on March 28, 2006, we have revised our audited consolidated financial statements for the years ended January 31, 2006, 2005 and 2004 due to certain provisions of SFAS No. 144 that require us to report the results of operations of a property if it has either been disposed of or is classified as held for sale in discontinued operations and meets certain other criteria. Accordingly, we have retrospectively adjusted our audited consolidated financial statements for the years ended January 31, 2006, 2005 and 2004 to reflect two properties that were disposed of during the six months ended July 31, 2006 that were not classified as held for sale at January 31, 2006 and two properties that were held for sale at July 31, 2006, that met the criteria to be classified as discontinued operations. The effect of the reclassification represents a $3,627,000, $2,108,000 and $610,000 increase in our previously reported income from continuing operations for the years ended January 31, 2006, 2005 and 2004, respectively. Earnings from continuing operations increased for the years ended January 31, 2006, 2005 and 2004 because the four properties listed below incurred net losses during these years. As a result of the foregoing, Notes A, E, F, H, K, L, M, P, S and T to the consolidated financial statements for the years ended January 31, 2006, 2005, and 2004 have been retrospectively adjusted. There is no effect on our previously reported net earnings, financial condition or total cash flows from operating, investing and financing activities. The following table provides detail for those rental properties reported as discontinued operations subsequent to January 31, 2006 whose earnings have been reclassified to discontinued operations for the years ended January 31, 2006, 2005 and 2004.

		Square Feet/	Quarter/
		Number	Year
Property	Location	of Units	Sold

Commercial Group:
G Street Retail	Philadelphia, Pennsylvania	13,000 square feet	Q-1 1006
Battery Park City Retail	Manhattan, New York	166,000 square feet	Q-3 2006 (1)
Embassy Suites Hotel	Manhattan, New York	463 rooms	Q-3 2006 (1)

Residential Group:
Providence at Palm Harbor	Tampa, Florida	236 units	Q-2 2006
Management’s Discussion and Analysis of Financial Condition and Results of Operations has been adjusted for the retrospective adjustment the earnings of the properties listed above for all periods presented.

(1)	This property was classified as a discontinued operation in our Form 10-Q for the six months ended July 31, 2006 as there were no significant contingencies related to the sale that may prevent the transaction from closing. We expect that the transaction will close during the quarter ended October 31, 2006.
Corporate Description
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units. The Commercial Group, our largest business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects. The Residential Group owns, develops, acquires and operates residential rental property, including upscale and middle-market apartments, adaptive re-use developments and supported-living communities. Additionally, the Residential Group develops for-sale condominium projects and also owns, develops and manages military family housing. New York City operations through our partnership with Forest City Ratner Companies are part of the Commercial Group or Residential Group depending on the nature of the operations. Real Estate Groups are the combined Commercial and Residential Groups. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. The Nets, a franchise of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, is a reportable segment of the Company.
We have approximately $8.0 billion of assets in 25 states and the District of Columbia at January 31, 2006. Our core markets include New York City/Philadelphia metropolitan area, Denver, Boston, Greater Washington D.C./Baltimore metropolitan area, Chicago and California. We have offices in Boston, Chicago, Denver, Los Angeles, New York City, San Francisco, Washington, D.C., and our corporate headquarters are in Cleveland, Ohio.
Overview
During 2005, we completed 9 project openings, 1 acquisition and an expansion of a retail center. Three retail center openings included Simi Valley Town Center, an open-air regional lifestyle center in Southern California. In addition, we acquired the Ballston Common Office Center, which is located above our retail center in Arlington Virginia, and opened six residential communities.

Other significant milestones occurring during 2005 included:
•	Entering into a public-private partnership for housing in the U.S. Navy’s Midwest Region;

•	Closing $1.74 billion in mortgage financing transactions on a fully consolidated basis at attractive interest rates;

•	Taking advantage of market conditions and relatively high valuations by disposing of six properties, redeploying our capital toward projects in our core markets;

•	Executed a two-for-one stock split effective as of July 11, 2005;

•	Continuing to leverage our expertise in the development of life science projects, we were selected to enter into exclusive negotiations with The Fitzsimons Redevelopment Authority located in Aurora, Colorado, in pursuit of the development of a life science park; and

•	Forest City Enterprises, Inc. and Co-Chairman Albert B. Ratner were named joint recipients of the 2005 Urban Land Institute J.C. Nichols Prize for Visionaries in Urban Development.
In April 2005, we amended our bank revolving credit facility. The amendment extends the maturity by one year to March 2008, lowers the borrowing rate to 1.95% over the London InterBank Offered Rate (“LIBOR”), eliminates the higher rate tier on the last $50,000,000 of borrowings and contains an accordion provision which allows us to increase the availability under the revolving line of credit by $100,000,000 to $550,000,000 during the next 24 months following the amendment. The amendment also lowers the Company’s unused commitment fee and adds a swing line availability of $40,000,000 for up to three business days. In January 2006, we further amended the bank revolving credit facility to increase the combined availability of letters of credit or surety bonds by $40,000,000 to $100,000,000.
We have a track record of past successes and a strong pipeline of future opportunities. With a balanced portfolio concentrated in the product types and geographic markets that offer many unique, financially rewarding opportunities, we appear to be well positioned for future growth.
Critical Accounting Policies
Our consolidated financial statements include our accounts, all majority-owned subsidiaries where we have financial or operational control, and variable interest entities (“VIEs”) where we are deemed to be the primary beneficiary. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related notes. In preparing these financial statements, we have identified certain critical accounting policies which are subject to judgment and uncertainties. We have used our best judgment to determine estimates of certain amounts included in the financial statements as a result of these policies, giving due consideration to materiality. As a result of uncertainties surrounding these events at the time the estimates are made, actual results could differ from these estimates causing adjustments to be made in subsequent periods to reflect more current information. The accounting policies that we believe contain uncertainties that are considered critical to understanding the consolidated financial statements are discussed below. Our management reviews and discusses the policies below on a regular basis. These policies have also been discussed with our audit committee of the Board of Directors.
Recognition of Revenue
Real Estate Sales – We recognize gains on sales of real estate pursuant to the provisions of SFAS No. 66 “Accounting for Sales of Real Estate” (“SFAS No. 66”). The specific timing of a sale is measured against various criteria in SFAS No. 66 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the property. If the sales criteria are not met, we defer gain recognition and account for the continued operations of the property by applying the deposit, finance, installment or cost recovery methods, as appropriate.
We follow the provisions of SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” for reporting dispositions of operating properties. Pursuant to the definition of a component of an entity in SFAS No. 144, assuming no significant continuing involvement, all earnings of properties which have been sold or determined by management to be held for sale are reported as discontinued operations. We consider assets held for sale when the transaction has been approved by the appropriate level of management and there are no significant contingencies related to the sale that may prevent the transaction from closing. In most transactions, these contingencies are not satisfied until the actual closing and, accordingly, the property is not identified as held for sale until the closing actually occurs. However, each potential sale is evaluated based on its separate facts and circumstances.
Leasing Operations – We enter into leases with tenants in our rental properties. The lease terms of tenants occupying space in the retail centers and office buildings generally range from 1 to 25 years, excluding leases with certain anchor tenants which typically run longer. Minimum rents are recognized on a straight-line basis over the non-cancelable term of the related leases, which includes the effects of rent steps and rent abatements under the leases. Overage rents are recognized in accordance with Staff Accounting Bulletin No. 104 “Revenue Recognition”, which states that this income is to be recognized only after the contingency has been removed (i.e., sales thresholds have been achieved). Recoveries from tenants for taxes, insurance, and other commercial property operating expenses are recognized as revenues in the period the applicable costs are incurred.
Construction – Revenue and profit on long-term fixed-price contracts are recorded using the percentage-of-completion method. On reimbursable cost-plus fee contracts, revenues are recorded in the amount of the accrued reimbursable costs plus proportionate fees at the time the costs are incurred.
Recognition of Costs and Expenses
Operating expenses primarily represent the recognition of operating costs, which are charged to operations as incurred, administrative expenses and taxes other than income taxes. Interest expense and real estate taxes during active development and construction are capitalized as a part of the project cost.
Major improvements and tenant improvements are capitalized and expensed through depreciation charges. Repairs, maintenance and minor improvements are expensed as incurred.
A variety of costs are incurred in the acquisition, development and leasing of properties. After determination is made to capitalize a cost, it is allocated to the specific component of a project that is benefited. Determination of when a development project is substantially complete and capitalization must cease involves a degree of judgment. Our capitalization policy on development properties is guided by SFAS No. 34 “Capitalization of Interest Cost” and SFAS No. 67 “Accounting for Costs and the Initial Rental Operations of Real Estate Properties.” The costs of land and buildings under development include specifically identifiable costs. The capitalized costs include pre-construction costs essential to the development of the property, development costs, construction costs, interest costs, real estate taxes, salaries and related costs and other costs incurred during the period of development. We consider a construction project as substantially completed and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity. We cease capitalization on the portion substantially completed and occupied or held available for occupancy, and capitalize only those costs associated with the portion under construction. Costs and accumulated depreciation applicable to assets retired or sold are eliminated from the respective accounts and any resulting gains or losses are reported in the Consolidated Statements of Earnings.
We review our properties to determine if their carrying costs will be recovered from future operating cash flows whenever events or changes indicate that recoverability of long-lived assets may not be assured. In cases where we do not expect to recover the carrying costs, an impairment loss is recorded as a provision for decline in real estate.
Allowance for Doubtful Accounts and Reserves on Notes Receivable – We record allowances against our rent receivables from commercial and residential tenants that we deem to be uncollectible. These allowances are based on management’s estimate of receivables that will not be realized from cash receipts in subsequent periods. We also maintain an allowance for receivables arising from the straight-lining of rents. This receivable arises from earnings recognized in excess of amounts currently due under the lease agreements. Management exercises judgment in establishing these allowances and considers payment history and current credit status in developing these estimates. This estimate is calculated based on a three-year history of early tenant lease terminations as well as an estimate for expected activity of current tenants in the case of the straight-line rent adjustments. There is a risk that our estimate of the expected activity of current tenants may not accurately reflect future events. If the estimate does not accurately reflect future tenant vacancies, the reserve for straight-line rent receivable may be over or understated by the actual tenant vacancies that occur. We estimate the allowance for notes receivable based on our assessment of the collectibility of the note. Our assessment of collectibility is based largely on expected future cash flows estimated to be paid to our limited partners. If our estimate of expected future cash flows does not accurately reflect actual events, our reserve on notes receivable may be over or understated by the actual cash flows that occur. Our allowance for doubtful accounts, which includes our straight-line allowance, was $11,022,000 and $11,135,000, at January 31, 2006 and 2005, respectively.
For the year ended January 31, 2004 we reduced reserves by $10,418,000, related to notes receivable at certain residential properties. These reserves were reduced due to the occurrence of a series of events. In the course of evaluating these events and their effect on the collectibility of the notes, we used estimates. These estimates included, but were not limited to, estimated appraisal values as well as future cash flows at these properties. These estimates can be affected by market conditions at the time that will not only affect the appraisal value but operating cash flow projections. Had different estimates been applied, the amount of the reserves reversed might have been different than the amounts actually recorded. Due to the Company’s implementation of Financial Accounting Standards Board (“FASB”) Interpretation Number (“FIN”) No. 46 (R) “Consolidation of Variable Interest Entities,” the balances of these notes and the respective reserves were eliminated.
Historic Tax Credit Entities – We have certain investments in properties that have received, or we believe are entitled to receive, historic tax credits on qualifying expenditures under section 47 of the Internal Revenue Code of 1986. We typically enter into these investments with sophisticated financial investors. In exchange for the financial investors’ initial contribution into these investments, they are entitled to substantially all of the benefits derived from the historic tax credit. Typically, these arrangements have put/call provisions (usually after five to seven years) whereby we may be obligated (or entitled) to repurchase the financial investors’ interest. Due to the economic structure and resulting economic substance, we have consolidated each of these properties in our consolidated financial statements, and have reflected the investors’ contribution as a liability in our Consolidated Balance Sheets. As the amount that we might be obligated to pay upon redemption of the financial investors’ interest is not readily determinable or estimable, we will record any gain from such redemption in our Consolidated Statements of Earnings in the period the transaction is consummated. If we expect the redemption to result in a loss, such amount will be recognized in the Consolidated Statements of Earnings when deemed probable and estimable. To date, we have not redeemed any of our financial investors’ interests.
Economic Lives – Depreciation and amortization is generally computed on a straight-line method over the estimated useful life of the asset. The estimated useful lives of buildings and certain first generation tenant allowances that are considered by management as a component of the building are primarily 50 years. Subsequent tenant improvements are generally amortized over the life of the tenant’s lease. This estimate is based on the length of time the asset is expected to generate positive operating cash flows. Actual events and circumstances can cause the life of the building and tenant improvement to be different than the estimates made. Additionally, lease terminations can affect the economic life of the tenant improvements. We believe the estimated useful lives and classification of the depreciation and amortization of fixed assets and tenant improvements are reasonable and follow industry standards.
Asset Impairment – We review our investment portfolio to determine if its carrying costs will be recovered from future undiscounted cash flows whenever events or changes indicate that recoverability of long-lived assets may not be assured. In cases where we do not expect to recover our carrying costs, an impairment loss is recorded as a provision for decline in real estate for assets in our real estate portfolio pursuant to the guidance established in SFAS No. 144. As part of the analysis to determine if an impairment loss has occurred, we are required to make estimates to determine future operating cash flows. If different estimates are applied in determining future operating cash flows, such as occupancy rates and rent and expense increases, we may not record an impairment loss, or may record a greater impairment loss on a property.
Allowance for Projects Under Development – We record an allowance for development project write-offs for our Projects Under Development (included in Real Estate, at cost on our Consolidated Balance Sheets). A specific project is written off against this allowance when it is determined by management that the project will not be developed. The allowance, which is consistently applied, is adjusted on a quarterly basis based on our actual development project write-off history. The allowance decreased by $3,500,000 for the year ended January 31, 2006 and increased by $900,000 for the year ended January 31, 2005. There was no change in the allowance for the year ended January 31, 2004. Any change in the allowance is reported in operating expenses in our Consolidated Statements of Earnings.
Variable Interest Entities – Effective February 1, 2004, we adopted FIN No. 46 (R). Under FIN No. 46 (R), we are required to consolidate a VIE if our interest in the VIE is such that we will absorb a majority of the VIE’s expected losses and/or receive a majority of the entity’s expected residual returns, or both. Calculating expected losses and/or expected residual returns involves estimating expected future cash flows. If different estimates are applied in determining future cash flows, such as the probability of the future cash flows and the risk free rate, we may have otherwise concluded on the consolidation method of an entity.
Fiscal Year – The years 2005, 2004 and 2003 refer to the fiscal years ended January 31, 2006, 2005 and 2004, respectively.
Results of Operations
We report our results of operations by each of our three strategic business units as we believe this provides the most meaningful understanding of our financial performance. In addition to our three strategic business units, we have two additional segments: the Nets and Corporate Activities.

Net Earnings – Net earnings for the year ended January 31, 2006 were $83,519,000 versus $85,206,000 for the year ended January 31, 2005. Although we have substantial recurring revenue sources from our properties, we are a transactional-based business, which could create substantial variances in net earnings between periods. This variance to the prior year is primarily attributable to the following decreases, which are net of tax and minority interest:
•	Decrease of $40,893,000 related to the 2004 gains on disposition of ten consolidated Residential properties, Regency Towers, Woodlake, Bridgewater, Pavilion, Trellis at Lee’s Mill, Hunting Park, Arboretum, Flatbush Avenue, Colony Woods, and Silver Hill (refer to the “Gain on Disposition of Rental Properties” table in page 24 for further information related to these properties);

•	Decrease of $13,745,000 related to Stapleton Land, LLC’s retained interest in a trust. Of this amount, $12,445,000 was earned in 2004 but attributable to other comprehensive income (“OCI”) in previous fiscal years and deferred until 2004 under the cost recovery method. The remaining amount of $1,300,000 was earned and recognized during the year ended January 31, 2005;

•	Decrease of $11,501,000 related to the 2004 gain on disposition of Lumber Group and a decrease of $4,545,000 related to Lumber Group’s net earnings last year with no corresponding amount in the current year;

•	Increase of $9,999,000 in losses from our equity investment in the New Jersey Nets basketball team, which we did not own during the first half of 2004;

•	Decrease of $8,134,000 related to our development fee profit at Twelve MetroTech Center in Brooklyn, New York that did not recur at the same level in 2005;

•	Decrease of $6,441,000 due to gains on disposition of equity method properties of $12,900,000 in 2005 for Showcase, a specialty retail center located in Las Vegas Nevada, Colony Place, an apartment community located in Fort Myers, Florida and Flower Park Plaza, an apartment community located in Santa Ana, California, offset by $19,341,000 on 2004 gains on disposition of Manhattan Town Center Mall, a regional mall located in Manhattan, Kansas, Chapel Hill Suburban, a specialty retail center located in Akron, Ohio and Chapel Hill Mall, a regional mall located in Akron, Ohio; and

•	Increase of $5,981,000 in interest expense as a result of the issuance of $150,000,000 senior notes in January of 2005.
These decreases were partially offset by the following increases in earnings, net of tax and minority interest:
•	Increase of $26,830,000 related to the Commercial Group land sales, primarily at Simi Valley and Victoria Gardens in California;

•	Increase of $26,505,000 related to the 2005 gains on disposition of three consolidated residential properties, Enclave, a 637-unit apartment community located in San Jose, California, and Cherrywood Village and Ranchstone, 360-unit and 368-unit apartment communities, respectively, located in Denver, Colorado;

•	Increase of $23,706,000 related to land sales reported primarily in the Land Development Group primarily at Grass Farms, in Manatee County, Florida, Central Station, in Chicago, Illinois and Stapleton, in Denver, Colorado;

•	Increase of $11,261,000 related to the prior year charge for cumulative effect of change in accounting principle as a result of our implementation of FIN No. 46 (R), which did not recur; and

•	Increase of approximately $10,000,000 related to a favorable change in our 2005 effective tax rate due to tax law changes in the state of Ohio resulting in a one-time reduction of deferred income taxes.
Net earnings for the year ended January 31, 2005 were $85,206,000 versus $42,669,000 for the year ended January 31, 2004. This variance to prior year was primarily attributable to the following increases, net of tax and minority interest:
•	Increase of $40,893,000 related to the 2004 gains on disposition of ten Residential consolidated properties, Regency Towers, Woodlake, Bridgewater, Pavilion, Trellis at Lee’s Mill, Hunting Park, Arboretum, Flatbush Avenue, Colony Woods, and Silver Hill;

•	Increase of $21,501,000 due to gains on disposition of equity method properties, which represents the net of $19,341,000 on 2004 gains on disposition of three equity method properties, Manhattan Town Center Mall, Chapel Hill Suburban and Chapel Hill Mall offset by $2,160,000 on 2003 loss on disposition of one equity method property, Waterford Village, a 576-unit apartment community located in Indianapolis, Indiana;

•	Increase of $13,745,000 related to Stapleton Land, LLC’s retained interest in a trust. Of this amount $12,445,000 was earned in 2004 but attributable to OCI in previous fiscal years and deferred until 2004 under the cost recovery method. The remaining amount of $1,300,000 was earned and recognized during the year ended January 31, 2005;

•	Increase of $11,501,000 related to the 2004 gain on disposition of Lumber Group (net of $1,093,000 loss on the disposition of Babin Building Centers, Inc.); and

•	Increase of $7,374,000 related to our development fee profit at Twelve MetroTech Center, which was substantially completed during 2004.
These increases were partially offset by the following decreases in earnings, net of tax and minority interest:
•	Decrease of $11,261,000 related to the 2004 charge for cumulative effect of change in accounting principle as a result of our implementation of FIN No. 46 (R) on February 1, 2004;

•	Increase of $8,149,000 in interest expense for the Commercial Group related to the consolidation of the following entities that were not previously consolidated prior to the implementation of FIN No. 46 (R); Mall at Robinson, in Pittsburgh, Pennsylvania, Mall at Stonecrest, in Atlanta, Georgia, and M.K. Ferguson Plaza, in Cleveland, Ohio;

•	Decrease of $7,375,000 related to the Residential Group’s 2003 reduction of reserves on accrued interest related to reserves for notes receivable from certain syndicated properties;

•	Increase of $6,108,000 on our loss on our equity investment in the New Jersey Nets basketball team, which was purchased on August 16, 2004;

•	Increase of $4,087,000 in interest expense as a result of the issuance of $100,000,000 senior notes in February of 2004; and

•	Decrease of $3,897,000 related to the 2003 gains on disposition of three consolidated properties, Laurels, a 520-unit apartment community located in Justice, Illinois, Vineyards, a 336-unit apartment community located in Broadview Heights, Ohio, and Trowbridge, a 305-unit apartment community, located in Southfield, Michigan.

Summary of Segment Operating Results – The following tables present a summary of revenues from real estate operations, interest income, equity in earnings (loss) of unconsolidated entities, operating expenses and interest expense incurred by each segment for the years ended January 31, 2006, 2005 and 2004, respectively. See discussion of these amounts by segment in the narratives following the tables.

	Years Ended January 31,
	2006	2005	2004
	(in thousands)
Revenues from Real Estate Operations
Commercial Group	$698,399	$646,343	$517,336
Commercial Group Land Sales	125,938	11,410	18,905
Residential Group	212,129	188,311	132,111
Land Development Group	107,869	92,657	89,458
The Nets	—	—	—
Corporate Activities	—	4	(9)

Total Revenues from Real Estate Operations	$1,144,335	$938,725	$757,801

Interest Income
Commercial Group	$4,415	$4,818	$5,386
Residential Group	3,849	3,442	15,837
Land Development Group	17,716	34,475	721
The Nets	—	—	—
Corporate Activities	1,800	248	552

Total Interest Income	$27,780	$42,983	$22,496

Equity in Earnings (Loss) of Unconsolidated Entities
Commercial Group	$24,638	$41,005	$11,215
Residential Group	13,814	7,802	10,192
Land Development Group	41,304	16,454	10,330
The Nets	(24,534)	(10,889)	—
Corporate Activities	(21)	20	14

Total Equity in Earnings of Unconsolidated Entities	$55,201	$54,392	$31,751

Operating Expenses
Commercial Group	$340,642	$308,986	$254,980
Cost of Commercial Group Land Sales	65,675	10,078	17,893
Residential Group	144,058	122,121	86,412
Land Development Group	64,463	55,126	58,474
The Nets	—	—	—
Corporate Activities	36,907	33,952	24,690

Total Operating Expenses	$651,745	$530,263	$442,449

Interest Expense
Commercial Group	$166,391	$150,985	$120,807
Residential Group	45,655	36,616	21,743
Land Development Group	7,606	7,161	3,098
The Nets	—	—	—
Corporate Activities	45,003	35,795	26,583

Total Interest Expense	$264,655	$230,557	$172,231

Commercial Group
Revenues from Real Estate Operations — Revenues from real estate operations for the Commercial Group increased by $166,584,000, or 25.3%, for the year ended January 31, 2006 over the same period in the prior year. This increase was primarily the result of:
•	Increase of $48,716,000 related to new property openings, as noted in the first table below;

•	Increase of $114,528,000 related to commercial land sales primarily at Simi Valley in Simi Valley, California, Twelve MetroTech Center in Brooklyn, New York, Wadsworth, Victoria Gardens in Rancho Cucamonga, California, Promenade Bolingbrook in Bolingbrook, Illinois and Salt Lake City; and

•	Increase of $4,528,000 related to the sale of a development project in Las Vegas, Nevada.
These increases were partially offset by the following decrease:
•	Decrease of $22,586,000 related to development fee revenue at Twelve MetroTech Center, that was earned in the prior year and did not recur at the same level.
The balance of the remaining increase in revenues from real estate operations of approximately $21,398,000 was generally due to fluctuations in mature properties.
Revenues from real estate operations for the Commercial Group increased by $121,512,000, or 22.7%, for the year ended January 31, 2005 over the same period in the prior year. This increase was primarily the result of:
•	Increase of $67,399,000 related to new property openings, as noted in the second table below;

•	Increase of $3,932,000 in our hotel portfolio primarily related to an increase in occupancy and rates;

•	Increase of $10,605,000 in commercial land sales primarily at Antelope Valley in Palmdale, California, Saddle Rock Village in Aurora Colorado, and Northfield at Stapleton in Denver Colorado;

•	Increase of $42,752,000 related to the consolidation of the following entities that were not previously consolidated prior to the implementation of FIN No. 46 (R): Mall at Robinson in Pittsburgh, Pennsylvania, Mall at Stonecrest in Atlanta, Georgia, and M.K. Ferguson Plaza in Cleveland, Ohio (See the “Variable Interest Entities” section of the MD&A); and

•	Increase of $20,331,000 primarily related to development fee revenue at Twelve MetroTech Center, which was substantially completed during 2004.
These increases were partially offset by the following decrease:
•	Decrease of $18,100,000 related to the sale of land in Queens, New York in 2003.
The balance of the remaining decrease in revenues from real estate operations of approximately $5,407,000 was generally due to fluctuations in mature properties.

Operating and Interest Expenses — Operating expenses increased $87,253,000, or 27.3%, for the year ended January 31, 2006 over the same period in the prior year. This increase was primarily the result of:
•	Increase of $17,593,000 related to new property openings, as noted in the first table below;

•	Increase of $55,597,000 related to commercial land sales primarily at Simi Valley, Twelve MetroTech Center, Wadsworth, Victoria Gardens, Promenade Bolingbrook, and Salt Lake City;

•	Increase of approximately $1,542,000 related to the Commercial Group’s allocated share of a write-off of a portion of our enterprise resource planning project; and

•	Increase of $2,836,000 related to non-capitalizable promotional costs for new development projects.
These increases were partially offset by the following decrease:
•	Decrease of $6,460,000 in project write-offs of abandoned development projects.
The balance of the remaining increase in operating expenses of approximately $16,145,000 was generally due to fluctuations in mature properties and general operating activities.
Operating expenses increased $46,191,000, or 16.9%, for the year ended January 31, 2005 over the same period in the prior year. This increase in operating expenses was primarily the result of:
•	Increase of $22,532,000 related to new property openings, as noted in the second table below;

•	Increase of $2,341,000 in our hotel portfolio primarily related to an increase in occupancy;

•	Increase of $19,411,000 related to the consolidation of the following entities that were not previously consolidated prior to the implementation of FIN 46 No. 46 (R): Mall at Robinson, Mall at Stoncecrest, and M.K Ferguson Plaza; and

•	Increase of $9,691,000 related to commercial land sales primarily at Antelope Valley, Saddle Rock Village, and Northfield at Stapleton.
These increases were partially offset by the following decrease:
•	Decrease of $17,605,000 related to the sale of land in Queens, New York in 2003.
The balance of the remaining increase in operating expenses of approximately $9,821,000 was generally due to fluctuations in mature properties and general operating activities.
Interest expense for the Commercial Group increased by $15,406,000, or 10.2%, during the year ended January 31, 2006 compared to the same period in the prior year. The increase is primarily attributable to openings of the properties in the first table listed below. Interest expense for the Commercial Group increased by $30,178,000, or 25.0%, during the year ended January 31, 2005 compared to the same period in the prior year. The increase was primarily attributable to the consolidation of three properties listed above that were previously accounted for under the equity method of accounting prior to the implementation of FIN No. 46 (R) and the opening of the properties listed in the second table below.

The following table presents the increases in revenue and operating expenses incurred by the Commercial Group for newly-opened properties for the year ended January 31, 2006 compared to the same period in the prior year (dollars in thousands):

				Revenue
				from Real
		Quarter/Year	Square	Estate	Operating
Property	Location	Opened/Acquired	Feet	Operations	Expenses

Retail Centers:
Northfield at Stapleton Phase I	Denver, Colorado	Q4-2005	400,000	$330	$264
Simi Valley Town Center	Simi Valley, California	Q3-2005	660,000	4,000	2,632
Saddle Rock Village	Aurora, Colorado	Q1-2005	354,000	900	495
Quartermaster Plaza	Philadelphia, Pennsylvania	Q3-2004	459,000	5,920	1,884
Victoria Gardens	Rancho Cucamonga, California	Q3-2004	1,034,000	19,584	5,211
Atlantic Terminal	Brooklyn, New York	Q2-2004	373,000	2,037	608
Brooklyn Commons	Brooklyn, New York	Q2-2004	151,000	550	(11)

Office Buildings:
Ballston Common Office Center	Arlington, Virginia	Q2-2005	176,000	4,310	1,602
Twelve MetroTech Center (330 Jay Street)	Brooklyn, New York	Q4-2004	177,000	—	929
University of Pennsylvania	Philadelphia, Pennsylvania	Q4-2004	123,000	4,871	882
Atlantic Terminal (2 Hanson Place)	Brooklyn, New York	Q2-2004	399,000	6,214	3,097

Total				$48,716	$17,593

The following table presents the increases in revenue and operating expenses incurred by the Commercial Group for newly-opened properties for the year ended January 31, 2005 compared to the same period in the prior year (dollars in thousands):

				Revenue
				from Real
		Quarter/Year	Square	Estate		Operating
Property	Location	Opened	Feet	Operations		Expenses

Retail Centers:
Quartermaster Plaza	Philadelphia, Pennsylvania	Q3-2004	459,000	$1,435		$500
Victoria Gardens	Rancho Cucamonga, California	Q3-2004	1,034,000	4,857		2,308
Atlantic Terminal	Brooklyn, New York	Q2-2004	373,000	7,947		3,490
Brooklyn Commons	Brooklyn, New York	Q2-2004	151,000	1,651		43
Short Pump Town Center (1)	Richmond, Virginia	Q3-2003	1,251,000	19,881		7,106

Office Buildings:
University of Pennsylvania	Philadelphia, Pennsylvania	Q4-2004	123,000	2,431		872
Twelve MetroTech Center	Brooklyn, New York	Q4-2004	177,000	—	(2)	—	(2)
Atlantic Terminal	Brooklyn, New York	Q2-2004	399,000	9,303		2,724
Harlem Center	Manhattan, New York	Q4-2003	146,000	3,394		1,245
Fifteen MetroTech Center	Brooklyn, New York	Q2-2003	653,000	12,619		3,692
40 Landsdowne Street	Cambridge, Massachusetts	Q2-2003	215,000	3,881		552

Total				$67,399		$22,532

(1)	This property was consolidated in accordance with FIN No. 46 (R) effective February 1, 2004.

(2)	This property opened in January 2005.
Residential Group
Revenues from Real Estate Operations – Revenues from real estate operations for the Residential Group increased by $23,818,000, or 12.6%, during the year ended January 31, 2006 compared to the same period in the prior year. This increase was primarily the result of:
•	Increase of $7,145,000 related to new property openings, as noted in the first table below;

•	Increase of $4,896,000 related to fees earned from the new management of U.S. Navy family housing at Hawaii’s Pearl Harbor and in Midwest Chicago;

•	Increase of $4,882,000 related to an increase in occupancy primarily at the following properties: Mount Vernon Square in Alexandria, Virginia, Grand in North Bethesda, Maryland, One Franklintown in Philadelphia, Pennsylvania, and Sterling Glen of Darien in Darien, Connecticut;

•	Increase of $3,125,000 due to the consolidation of three properties previously accounted for on the equity method of accounting as a result of the buyout of a partner on these properties; and

•	Increase of $805,000 related to a land sale at Tobacco Row.
These increases were partially offset by the following decrease:
•	Decrease of $1,100,000 from the sale of a parcel of land in Salem, Massachusetts in the prior year.
The balance of the remaining increase of approximately $4,065,000 was generally due to fluctuations in mature properties.
Revenues from real estate operations for the Residential Group increased by $56,200,000, or 42.5%, during the year ended January 31, 2005 compared to the same period in the prior year. This increase was primarily the result of:
•	Increase of $7,018,000 related to new property openings and acquisitions, as noted in the second table below;

•	Increase of $22,989,000 due to the consolidation of three properties previously accounted for on the equity method of accounting as a result of the buyout of a partner on these properties;

•	Increase of $15,416,000 due to the consolidation of five properties previously accounted for on the equity method of accounting as a result of an amendment to the partnership agreements;

•	Increase of $22,547,000 due to the consolidation of seven properties that were unconsolidated prior to the implementation of FIN No. 46 (R); and

•	Increase of $1,100,000 from the sale of a parcel of land in Salem, Massachusetts.
These increases were partially offset by the following decreases:
•	Decrease of $3,517,000 related to the recognition in the prior comparable period of interest income from a participating note receivable;

•	Decrease of $6,191,000 due to the deconsolidation of five properties that were consolidated prior to the implementation of FIN No. 46 (R); and

•	Decrease of $3,113,000 from the sale of a parcel of land in Long Island, New York.
The balance of the remaining decrease of approximately $49,000 was generally due to fluctuations in mature properties.
Operating and Interest Expenses – Operating expenses for the Residential Group increased by $21,937,000, or 18.0%, during the year ended January 31, 2006 compared to the same period in the prior year. This increase was primarily the result of:
•	Increase of $8,151,000 related to new property openings, as noted in the first table below;

•	Increase of $1,860,000 from damages incurred at Emerald Palms in Miami, Florida and Forest Trace in Lauderhill, Florida from hurricanes Katrina and Wilma;

•	Increase of $1,590,000 related to three properties previously accounted for under the equity method of accounting as a result of the buyout of the partner on these properties;

•	Increase of $1,022,000 related to marketing expenses for the following properties under construction: Sterling Glen of Roslyn in Roslyn, New York, 1225 S. Michigan (Central Station) in Chicago, Illinois, and Dallas Mercantile in Dallas, Texas, Sky55 and 1251 S. Michigan, both located in Chicago, Illinois;

•	Increase of $908,000 related to Residential Group’s allocated share of a write-off of a portion of our enterprise resource planning project;

•	Increase of $654,000 related to management expenditures associated with military housing fee income; and

•	Increase of $291,000 related to a land sale at Tobacco Row.
These increases were partially offset by the following decrease:
•	Decrease of $661,000 related to the sale of a parcel of land in Salem, Massachusetts in the prior year.
The balance of the remaining increase of approximately $8,122,000 was generally due to fluctuations in mature properties and general operating activities.
Operating expenses for the Residential Group increased by $35,709,000, or 41.3%, during the year ended January 31, 2005 compared to the same period in the prior year. This increase was primarily the result of:
•	Increase of $12,823,000 related to seven properties that were unconsolidated prior to the implementation of FIN No. 46 (R);

•	Increase of $11,483,000 related to three properties previously accounted for under the equity method of accounting as a result of the buyout of the partner on these properties;

•	Increase of $7,143,000 related to five properties previously accounted for on the equity method of accounting as the result of an amendment to the partnership agreements;

•	Increase of $6,012,000 related to new property openings and acquisitions, as noted in the second table below; and

•	Increase of $661,000 related to the sale of a parcel of land in Salem, Massachusetts.
These increases in operating expenses were partially offset by the following decreases:
•	Decrease of $3,769,000 relating to the deconsolidation of five properties that were consolidated prior to the implementation of FIN No. 46 (R);

•	Decrease of $3,554,000 related to the sale of a parcel of land in Long Island, New York; and

•	Decrease of $961,000 in project write-offs of abandoned development projects compared to the prior year.
The balance of the remaining increase of approximately $5,871,000 was generally due to fluctuations in mature properties and general operating activities.
Interest expense for the Residential Group increased by $9,039,000, or 24.7%, during the year ended January 31, 2006 compared to the same period in the prior year. The increase is primarily attributable to openings of properties in the first table below and an increase in variable interest rates. Interest expense for the Residential Group increased by $14,873,000, or 68.4%, during the year ended January 31, 2005 compared to the same period in the prior year. Interest expense increased by $4,472,000 due to the consolidation of several properties that were previously accounted for on the equity method of accounting and $5,797,000 related to properties that were previously unconsolidated prior to the implementation of FIN No. 46 (R). The remaining increase of $4,604,000 is primarily attributable to openings and acquisitions of properties in the second table below.

The following table presents the increases in revenue and operating expenses incurred by the Residential Group for newly-opened properties which have not yet reached stabilization for the year ended January 31, 2006 compared to the same period in the prior year (dollars in thousands):

				Revenue
				from
		Quarter/Year	Number	Real Estate	Operating
Property	Location	Opened	of Units	Operations	Expenses

Sterling Glen of Lynbrook	Lynbrook, New York	Q4-2005	100	$656	$1,306
100 Landsdowne Street	Cambridge, Massachusetts	Q3-2005	203	369	1,411
Ashton Mill	Providence, Rhode Island	Q3-2005	193	282	985
Metro 417	Los Angeles, California	Q2-2005	277	501	1,437
23 Sidney Street	Cambridge, Massachusetts	Q1-2005	51	427	565
Emerald Palms Expansion	Miami, Florida	Q2-2004	86	719	302
East 29th Avenue Town Center	Denver, Colorado	Q1-2004	156 (1)	1,202	638
Sterling Glen of Rye Brook	Rye Brook, New York	Q1-2004	165	2,989	1,507

Total				$7,145	$8,151

(1)	Project also includes 141,000 square feet (57,000 square feet of owned/managed by us) of retail and 34,000 square feet of office space, which is included in the amounts above.
The following table presents the increases in revenue and operating expenses incurred by the Residential Group for newly-opened or acquired properties for the year ended January 31, 2005 compared to the same period in the prior year (dollars in thousands):

					Revenue
					from
		Quarter/Year		Number	Real Estate	Operating
Property	Location	Opened/Acquired		of Units	Operations	Expenses

Emerald Palms Expansion	Miami, Florida	Q2-2004		86	$430	$191
East 29th Avenue Town Center	Denver, Colorado	Q1-2004		156 (2)	2,322	1,419
Sterling Glen of Rye Brook	Rye Brook, New York	Q1-2004		165	2,404	3,594
Consolidated-Carolina	Richmond, Virginia	Q2-2003		158	1,320	495

Federally Assisted Housing (FAH) Properties
Grove	Ontario, California	Q3-2003	(1)	101	490	218
Independence Place II	Parma Heights, Ohio	Q1-2003	(1)	201	55	53
Plymouth Square	Detroit, Michigan	Q1-2003	(1)	280	(3)	42

Total					$7,018	$6,012

(1)	Acquired property

(2)	Project also includes 141,000 total square feet (57,000 square feet of owned/managed by us) of retail and 34,000 square feet of office space, which is included in the amounts above.
Land Development Group
Revenues from real estate operations – Land sales and the related gross margins vary from period to period depending on market conditions relating to the disposition of significant land holdings. Interest income for the Land Development Group is discussed beginning on page 16. Revenues from real estate operations for the Land Development Group increased by $15,212,000 for the year ended January 31, 2006 compared to the same period in the prior year. This increase is primarily the result of:
•	Increase of $14,444,000 in land sales at Stapleton in Denver, Colorado;

•	Increase of $6,758,000 in land sales at Suncoast Lakes in Pasco County, Florida; and

•	Increase of $5,170,000 in land sales primarily at three major land development projects, Waterbury in North Ridgeville, Ohio, LaDue Reserve in Mantua, Ohio and New Haven in Barberton, Ohio, combined with several smaller sales increases at various land development projects.

These increases were partially offset by the following decrease:
•	Decrease of $11,160,000 primarily at five major land development projects, Central Station in Chicago, Illinois, Mill Creek in Bethel Township, South Carolina, Thornbury in Solon, Ohio, Creekstone in Copley, Ohio and Wheatfield Lakes in Wheatfield, New York, combined with several smaller sales decreases at various other land development projects.
Revenues from real estate operations for the Land Development Group increased by $3,199,000 for the year ended January 31, 2005 compared to the same period in the prior year. This increase is primarily the result of:
•	Increase of $13,237,000 in land sales primarily at four major land development projects, Central Station, Waterbury, Creekstone and Suncoast Lakes, combined with several smaller sales increases at various land development projects;

•	Increase of $12,951,000 in land sales at Stapleton; and

•	Increase of $8,258,000 in land sales related to the consolidation of the Thornbury land development project that was previously accounted for on the equity method of accounting prior to the implementation of FIN No. 46 (R).
These increases were partially offset by the following decreases:
•	Decrease of $30,000,000 related to the 2003 sale of the Hawk’s Haven subdivision in Fort. Myers, Florida; and

•	Decrease of $1,247,000 which is comprised of smaller sales decreases at various land development projects.
Operating and Interest Expenses – Operating expenses increased by $9,337,000 for the year ended January 31, 2006 compared to the same period in the prior year. This increase is primarily the result of:
•	Increase of $7,974,000 primarily at four major land development projects, Central Station, LaDue Reserve, Waterbury, and New Haven, combined with several smaller expense increases at various land development projects;

•	Increase of $5,581,000 at Stapleton; and

•	Increase of $3,545,000 at Suncoast Lakes.
These increases were partially offset by the following decrease:
•	Decrease of $7,763,000 primarily at three major land development projects, Thornbury, Wheatfield Lake and Creekstone combined with several other expense decreases at various land development projects.
Operating expenses decreased by $3,348,000 during the year ended January 31, 2005 compared to the same period in the prior year. This decrease was primarily the result of:
•	Decrease of $17,000,000 related to cost of the Hawk’s Haven subdivision sold in 2003; and

•	Decrease of $3,601,000, which is comprised of smaller expense decreases at various land development projects.
These decreases were partially offset by the following increases:
•	Increase of $12,211,000 primarily related to four major land development projects, Stapleton, Waterbury, Creekstone and Suncoast Lakes, combined with several smaller increases at various land development projects; and

•	Increase of $5,042,000 related to the consolidation of the Thornbury land development project that was previously accounted for on the equity method of accounting prior to the implementation of FIN No. 46 (R).
Interest expense increased by $445,000 for the year ended January 31, 2006 compared to the same period in the prior year. Interest expense increased by $4,063,000 for the year ended January 31, 2005 compared to the same period in the prior year. Interest expense varies from year to year depending on the level of interest-bearing debt within the Land Development Group.

The Nets
Our equity investment in the Nets incurred a pre-tax loss of $24,534,000 for the year ended January 31, 2006 and a pre-tax loss of $10,889,000 for the period August 16, 2004 (inception) through January 31, 2005 representing an increase of $13,645,000 over the partial period of the previous year. This increase in the loss substantially relates to the fact that the Nets investment closed on August 16, 2004, with fiscal year 2004 results reflecting a shortened period compared to fiscal year 2005.
Included in the loss for the year ended January 31, 2006 is approximately $16,213,000 of amortization, at our share, of certain assets related to the purchase of the team and insurance premiums purchased on policies related to the standard indemnification required by the NBA. The remainder of the loss substantially relates to the operations of the team. The basketball team’s current year cash losses have been funded by draws on the team’s credit facilities.
Corporate Activities
Operating and Interest Expenses – Operating expenses for Corporate Activities increased $2,955,000 in 2005 compared to 2004 and increased $9,262,000 in 2004 compared to 2003. The increase in operating expenses in 2005 over 2004 includes a $1,000,000 charitable contribution to the Tulane University Katrina Relief Fund. The increase is also attributable to $2,600,000 in incentive costs, $560,000 related to the write-off of a portion of enterprise resource planning project, $360,000 related to our insurance program, $177,000 related to registration costs of the stock split and the remaining amount related to general corporate expenses. These increases were partially offset by a reduction of $3,035,000 in costs related to our compliance with Section 404. Operating expenses for 2004 increased over 2003 primarily related to approximately $7,200,000 in consulting fees related to our compliance with Section 404, $800,000 related to our insurance program, $400,000 in incentive and severance costs and the remaining amount related to general corporate expenses.
Interest expense for Corporate Activities consists primarily of interest expense on the senior notes and the bank revolving credit facility, excluding the portion allocated to the Land Development Group (see the “Financial Condition and Liquidity” section of the MD&A). Interest expense increased by $9,208,000 in 2005 compared to 2004 primarily related to the issuance of an additional $150,000,000 of senior notes at 6.5% in a public offering in January 2005. Interest expense increased by $9,212,000 in 2004 compared to 2003 primarily related to the issuance of senior notes of $300,000,000 at 7.625% and $100,000,000 at 7.375% in public offerings in May 2003 and February 2004, respectively.
Other Activity
The following items are discussed on a consolidated basis.
Interest Income
Interest income was $27,780,000 for the year ended January 31, 2006 compared to $42,983,000 for the year ended January 31, 2005 representing a decrease of $15,203,000. This decrease was primarily the result of the following:
-	Land Development Group
•	Decrease of $25,262,000 related to the recognition of income on Stapleton Land, LLC’s, a consolidated subsidiary, retained interest in a trust holding bonds of $145,000,000. As the bonds were successfully removed from the trust, Stapleton Land, LLC recognized $25,262,000 of interest income during the year ended January 31, 2005. Of this amount, $22,870,000 was recognized in other comprehensive income, but deferred under the cost recovery method, until 2004 upon receipt of the proceeds. Stapleton Land, LLC is not obligated to pay, nor is it entitled to, any further amounts related to this retained interest (see the “Financing Arrangements” section of the MD&A); and

•	Decrease of $408,000 related to interest income earned by Stapleton Land II, LLC on the Residual Interest Tax-Exempt Securities Receipts (“RITES”) and the collateral (see the “Financing Arrangements” section of the MD&A).

These decreases were partially offset by the following increases:
-	Land Development Group
•	Increase of $516,000 related to interest income earned by Stapleton Land II, LLC on the collateral and the 1% fee related to an agreement on the $65,000,000 Senior Subordinate Limited Property Tax Supported Revenue Refunding and Improvement Bonds (“Senior Subordinate Bonds”) (see the “Financing Arrangements” section of the MD&A);

•	Increase of $5,618,000 related to changes in the fair value of a derivative held by Stapleton Land, LLC on the Denver Urban Renewal Authority (“DURA”) bonds (see the “Financing Arrangements” section of the MD&A);

•	Increase of $2,546,000 related to interest income and changes in the fair value of a derivative held by Stapleton Land, LLC on an interest rate swap related to the $75,000,000 Tax Increment Financing (“TIF”) bonds (see the “Financing Arrangements” section of the MD&A); and

•	Increase of $466,000 related to interest income earned by Stapleton Land, LLC’s other financing arrangements.
-	Corporate Activities
•	Increase of $1,543,000 which primarily relates to additional cash investments generated from the issuance of $150,000,000 6.50% senior notes in January 2005.
The balance of the remaining decrease of approximately $222,000 was due to other general investing activities.
Interest income was $42,983,000 for the year ended January 31, 2005 compared to $22,496,000 for the year ended January 31, 2004 representing an increase of $20,487,000. This increase was primarily the result of the following:
•	Increase of $25,262,000 related to the recognition of income on Stapleton Land, LLC’s retained interest in a trust holding bonds totaling $145,000,000. As the bonds were successfully removed from the trust, Stapleton Land, LLC recognized $25,262,000 of interest income during the year ended January 31, 2005. Stapleton Land, LLC is not obligated to pay, nor is entitled to, any further amounts related to this retained interest;

•	Increase of $4,055,000 related to interest income earned by Stapleton Land, LLC on an interest rate swap related to the $75,000,000 TIF bonds;

•	Increase of $3,078,000 related to interest income earned by Stapleton Land II, LLC on the RITES and the collateral;

•	Increase of $813,000 related to interest income earned by Stapleton Land, LLC on the DURA bonds; and

•	Increase of $670,000 related to interest income related to Stapleton Land, LLC’s other financing arrangements.
These increases were partially offset by the following decrease:
-	Residential Group
•	Decrease of $12,201,000 related to a prior year reduction of reserves on accrued interest related to reserves for notes receivable from certain syndicated properties.
The balance of the remaining decrease of approximately $1,190,000 was due to other general investing activities.
Equity in Earnings of Unconsolidated Entities
Equity in earnings of unconsolidated entities was $55,201,000 for the year ended January 31, 2006 compared to $54,392,000 for the year ended January 31, 2005, representing an increase of $809,000. This increase was primarily the result of the following activities that occurred within our investments in unconsolidated entities:

-	Commercial Group
•	Increase of $13,145,000 related to our portion of the gain on disposition of Showcase, a specialty retail center located in Las Vegas, Nevada.
-	Residential Group
•	Increase of $5,352,000 related to our portion of the gain on disposition of Colony Place, an apartment community located in Fort Myers, Florida; and

•	Increase of $2,526,000 related to our portion of the gain on disposition of Flower Park Plaza, an apartment community located in Santa Ana, California.
-	Land Development Group
•	Increase of $11,416,000 related to increased land sales at Central Station, located in Chicago, Illinois;

•	Increase of $10,566,000 related to increased land sales at Grass Farms, located in Manatee County, Florida; and

•	Increase of $3,528,000 related to increased land sales at Gladden Farms, located in Marana, Arizona.
These increases were partially offset by the following decreases:
-	Commercial Group
•	Decrease of $31,996,000 related to our portion of the gains on disposition of Chapel Hill Mall, a regional mall located in Akron, Ohio, Chapel Hill Suburban, a specialty retail center located in Akron, Ohio, and Manhattan Town Center, a regional mall located in Manhattan, Kansas, that occurred in the second quarter of 2004.
-	The Nets
•	Decrease of $13,645,000 due to the pre-tax loss related to our equity investment in the Nets. Included in the loss for 2005 is approximately $16,213,000 of amortization of certain assets related to the purchase of the team and insurance premiums purchased on policies related to the standard indemnification required by the NBA. The basketball team’s current year cash losses have been funded by draws on the team’s credit facilities.
The balance of the remaining decrease of approximately $83,000 was due to fluctuations in the operations of equity method investments.
Equity in earnings of unconsolidated entities was $54,392,000 for the year ended January 31, 2005 compared to $31,751,000 for the year ended January 31, 2004 representing an increase of $22,641,000. This increase was primarily the result of the following:
-	Commercial Group
•	Increase of $28,858,000 related to our portion of the gain on disposition of Chapel Hill Mall and Chapel Hill Suburban; and

•	Increase of $3,138,000 related to our portion of the gain on disposition of Manhattan Town Center Mall.
-	Residential Group
•	Increase of $3,573,000 related to our portion of the loss on disposition in 2003 of Waterford Village, an apartment community located in Indianapolis, Indiana that did not recur in 2004.
-	Land Development Group
•	Increase of $5,677,000 in land sales primarily at two major land development projects, Central Station and Sweetwater Ranch in Austin, Texas, combined with several smaller sales increases at various land development projects; and

•	Increase of $4,621,000 related to a non-recurring charge for the provision for decline in real estate recorded on a land development project in the fourth quarter of 2003. This impairment was the result of changes in our estimate of the project’s net realizable value due to changes in sales projections as well as changes in our estimate of the overall recoverability of the project. This did not recur in 2004.
These increases were partially offset by the following decreases:
-	Commercial Group
•	Decrease of $1,140,000 related to the consolidation of Mall at Robinson in Pittsburgh, Pennsylvania, Short Pump Town Center in Richmond, Virginia and Mall at Stonecrest in Atlanta, Georgia, which were previously accounted for under the equity method of accounting prior to the implementation of FIN No. 46 (R).
-	Residential Group
•	Decrease of $6,042,000 due to the consolidation of ten properties in the third quarter of 2003, which were previously accounted for on the equity method of accounting resulting from the amending of partnership agreements.
-	Land Development Group
•	Decreases of $5,146,000 in land sales primarily at two major land development projects, Paseo del Este in El Paso, Texas, and Seven Hills in Henderson, Nevada, combined with several smaller sales decreases at various land development projects.
-	The Nets
•	Decrease of $10,889,000 due to the pre-tax loss related to our investment in the Nets. The loss primarily relates to amortization of certain assets related to the purchase of the team in August 2004 and insurance premiums purchased on policies related to the standard indemnification required by the NBA.
The balance of the remaining decrease of approximately $9,000 was due to fluctuations in the operations of equity method investments.
Amortization of Mortgage Procurement Costs
Mortgage procurement costs are amortized on a straight-line basis over the life of the related nonrecourse mortgage debt, which approximates the effective interest method. For the years ended January 31, 2006, 2005 and 2004, we recorded amortization of mortgage procurement costs of $10,048,000, $10,557,000 and $7,535,000, respectively. Amortization of mortgage procurement costs decreased $509,000 for the year ended January 31, 2006 compared to the same period in the prior year. Amortization of mortgage procurement costs increased $3,022,000 for the year ended January 31, 2005 compared to the same period in the prior year. This increase is primarily attributable to the increase in nonrecourse mortgage debt as a result of the openings of new properties as well as the consolidation of several entities as a result of the implementation of FIN No. 46 (R) (see the “Variable Interest Entities” section of the MD&A).
Early Extinguishment of Debt
For the years ended January 31, 2006 and 2005, we recorded $5,046,000 and $4,743,000, respectively, as loss on early extinguishment of debt, which primarily represents the impact of early extinguishment of nonrecourse mortgage debt in order to secure more favorable financing terms. For the year ended January 31, 2004, we recorded $11,164,000 as loss on early extinguishment of debt. This amount was primarily the result of the payment in full of our $200,000,000 8.5% senior notes due in 2008 at a premium of 104.25% for a loss on extinguishment of $8,500,000 related to a redemption premium and approximately $3,000,000 related to the write-off of unamortized debt issue costs. These charges were offset, in part, by net gains on early extinguishment of debt of approximately $300,000 on several residential properties.

The following table summarizes early extinguishment of debt included in discontinued operations.

		Years Ended January 31,
		2006	2005	2004
		(in thousands)
Embassy Suites Hotel	Manhattan, New York	$2,369	$—	$—
Enclave	San Jose, California	948	—	—
Ranchstone	Denver, Colorado	565	—	—
Cherrywood Village	Denver, Colorado	546	—	—
Hilton Times Square	Manhattan, New York	510	—	—
Bridgewater	Hampton, Virginia	—	1,557	—
Trellis at Lee’s Mill	Newport News, Virginia	—	624	—
Providence at Palm Harbor	Tampa, Florida	—	301	(446)
Woodlake	Silver Spring, Maryland	—	238	—
Regency Towers	Jackson, New Jersey	—	157	—
Battery Park City Retail	Manhattan, New York	—	38	—
Laurels	Justice, Illinois	—	—	145
Vineyards	Broadview Heights, Ohio	—	—	45

Total		$4,938	$2,915	$(256)

Provision for Decline in Real Estate
We review our investment portfolio to determine if our carrying costs will be recovered from future undiscounted cash flows whenever events or changes indicate that recoverability of long-lived assets may not be assured. In cases where we do not expect to recover our carrying costs, an impairment loss is recorded as a provision for decline in real estate for assets in our real estate portfolio pursuant to the guidance established in SFAS No. 144.
We recorded a provision for decline in real estate of $7,874,000, $-0- and $1,624,000 for the years ended January 31, 2006, 2005 and 2004, respectively. For the year ended January 31, 2006, we recorded a provision for decline in real estate in the Land Development Group of $1,330,000 related to Rockport Square, a 174,000 square-foot residential and retail development project located in Lakewood, Ohio, a provision of $256,000 related to Syracuse Village, an affordable housing community located in Denver, Colorado and a provision of $188,000 related to Kline’s Farm, a 378 acre planned residential community located in Girard, Ohio. We also recorded a provision of $4,600,000 related to Sterling Glen of Forest Hills, an 84-unit supported living Residential community located in Queens, New York and $1,500,000 related to the Ritz Carlton, a 206 room Commercial hotel located in Cleveland, Ohio.
For the year ended January 31, 2004, we recorded a provision for decline in real estate of $1,624,000 related to land held by the Residential Group. These provisions represent a write down to the estimated fair value, less cost to sell, due to a change in events (which typically include an unexpected sales offer, loss of a significant tenant or decreased unit sales) related to the estimated future cash flows.
Depreciation and Amortization
We recorded depreciation and amortization of $168,482,000, $147,274,000 and $101,073,000 for the years ended January 31, 2006, 2005 and 2004, respectively. Depreciation and amortization increased $21,208,000 for the year ended January 31, 2006, compared to same period in the prior year. This increase is primarily attributable to acquisitions and new property openings. Depreciation and amortization increased $46,201,000 for the year ended January 31, 2005, compared to the same period in the prior year. This increase is primarily attributable to the consolidation of several entities as a result of the implementation of FIN No. 46 (R) (see the “Variable Interest Entities” section of the MD&A), and the consolidation of several Residential properties that were previously accounted for on the equity method due to amendments in the partnership agreements or the buyout of the partner. The remainder of the increase is attributable to acquisitions and new property openings.
Income Taxes
Income tax expense totaled $25,514,000, $41,293,000 and $25,931,000 for the years ended January 31, 2006, 2005 and 2004, respectively. Income tax expense decreased for the year ended January 31, 2006 compared to the same period in the prior year due to a state of Ohio tax law change enacted on June 30, 2005 that replaced the Ohio income-based franchise tax and the Ohio personal property tax with a commercial activity tax. As a result of the state of Ohio tax law change, there was a decrease in the Company’s effective state tax rate. The impact of the tax rate change of approximately $10,000,000 is reflected as a deferred tax benefit in the Consolidated Statements of Earnings for the year ended January 31, 2006 and as a reduction of the cumulative deferred tax liability. At January 31, 2006, we had a net operating loss carryforward for tax purposes of $110,229,000 (generated primarily from the impact on our net earnings of tax depreciation expense from real estate properties) that will expire in the years ending January 31, 2022 through January 31, 2026, a charitable contribution deduction carryforward of $33,747,000 that will expire in the years ending January 31, 2007 through January 31, 2011, general business credit carryovers of $11,765,000 that will expire in the years ending January 31, 2007 through 2026 and an alternative minimum tax (“AMT”) credit carryforward of $26,867,000 that is available until used to reduce Federal tax to the AMT amount. Our policy is to consider a variety of tax-deferral strategies, including tax deferred exchanges, when evaluating our future tax position.
Discontinued Operations
Pursuant to the definition of a component of an entity in SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” all earnings of discontinued operations sold or held for sale, assuming no significant continuing involvement, have been reclassified in the Consolidated Statements of Earnings for the years ended January 31, 2006, 2005 and 2004. We consider assets held for sale when the transaction has been approved and there are no significant contingencies related to the sale that may prevent the transaction from closing. We anticipate reinvesting the capital proceeds from these dispositions as further described in the Financial Condition and Liquidity Section of the MD&A on page 26. We do not expect the dispositions of the properties listed below to have a material impact on our operations.
Discontinued operations have been updated to include rental properties reported as discontinued operations subsequent to January 31, 2006 and are summarized along with previously discontinued operations in the table below.

		Square Feet/	Quarter/
		Number	Year	Year Ended	Year Ended	Year Ended
Property	Location	of Units	Disposed	1/31/2006	1/31/2005	1/31/2004

Commercial Group:
G Street Retail	Philadelphia, Pennsylvania	13,000 square feet	Q-1 2006	Yes	Yes	Yes
Battery Park City Retail	Manhattan, New York	166,000 square feet	Q-3 2006	Yes	Yes	Yes
Embassy Suites Hotel	Manhattan, New York	463 rooms	Q-3 2006	Yes	Yes	Yes
Hilton Times Square	Manhattan, New York	444 rooms	Q-1 2006	Yes	Yes	Yes
Flatbush Avenue	Brooklyn, New York	142,000 square feet	Q-3 2004	—	Yes	Yes
Pavilion	San Jose, California	250,000 square feet	Q-3 2004	—	Yes	Yes
Hunting Park	Philadelphia, Pennsylvania	125,000 square feet	Q-2 2004	—	Yes	Yes

Residential Group:
Providence at Palm Harbor	Tampa, Florida	236 units	Q-2 2006	Yes	Yes	Yes
Enclave	San Jose, California	637 units	Q-4 2005	Yes	Yes	Yes
Cherrywood Village	Denver, Colorado	360 units	Q-3 2005	Yes	Yes	Yes
Ranchstone	Denver, Colorado	368 units	Q-3 2005	Yes	Yes	Yes
Arboretum Place	Newport News, Virginia	184 units	Q-4 2004	—	Yes	Yes
Bridgewater	Hampton, Virginia	216 units	Q-4 2004	—	Yes	Yes
Colony Woods	Bellevue, Washington	396 units	Q-4 2004	—	Yes	Yes
Silver Hill	Newport News, Virginia	153 units	Q-4 2004	—	Yes	Yes
Trellis at Lee’s Mill	Newport News, Virginia	176 units	Q-4 2004	—	Yes	Yes
Regency Towers	Jackson, New Jersey	372 units	Q-3 2004	—	Yes	Yes
Woodlake	Silver Spring, Maryland	534 units	Q-1 2004	—	Yes	Yes
Laurels	Justice, Illinois	520 units	Q-3 2003	—	—	Yes
Vineyards	Broadview Heights, Ohio	336 units	Q-3 2003	—	—	Yes
Trowbridge	Southfield, Michigan	305 units	Q-1 2003	—	—	Yes

The following table summarizes the assets, liabilities and minority interest of Hilton Times Square Hotel that were held for sale as of January 31, 2006:

January 31, 2006
(in thousands)
Assets
Real estate	$101,374
Cash and equivalents	2,854
Restricted cash	2,808
Notes and accounts receivable, net	3,154
Other assets	3,030

Total Assets	$113,220

Liabilities
Mortgage debt, nonrecourse	$81,133
Notes payable	15,000
Accounts payable and accrued expenses	14,421

Total Liabilities	$110,554

Minority interest	3,843

Total Liabilities and Minority Interest	$114,397

In addition, our Lumber Group strategic business unit was included in discontinued operations for the years ended January 31, 2005 and 2004. Lumber Group was a lumber wholesaler that was sold to its employees on November 12, 2004. Also included in discontinued operations is Babin Building Centers, Inc. (“Babin”), a division of Lumber Group, which was sold in July 2004. Babin sold building materials to the new construction industry and to home remodelers.
Substantially all of the assets of the Lumber Group were sold for $39,085,902, $35,000,000 of which was paid in cash at closing. Pursuant to the terms of a note receivable with a 6% interest rate from the buyer, the remaining purchase price will be paid in four annual installments with payments commencing November 12, 2006. In the year ended January 31, 2005, we reported a gain on disposition of this segment of $20,920,000 ($11,501,000, net of tax) net of $1,093,000 loss related to the sale of Babin. We have deferred a gain of $4,085,902 (approximately $2,400,000, net of tax) relating to the note receivable due, in part, to the subordination to the buyer’s senior financing. The gain and any interest income will be recognized as the note receivable principal and interest are collected.

The operating results related to discontinued operations were as follows:

	Year Ended
	January 31, 2006	Year Ended January 31, 2005
	Rental	Lumber	Rental
	Properties	Group	Properties	Total
	(in thousands)		(in thousands)
Revenues	$118,049	$111,516	$121,883	$233,399

Expenses
Operating expenses	86,549	97,235	86,943	184,178
Interest expense	20,646	3,633	25,329	28,962
Amortization of mortgage procurement costs	3,202	—	3,876	3,876
Loss on early extinguishment of debt	4,938	—	2,915	2,915
Depreciation and amortization	12,888	1,272	16,813	18,085

	128,223	102,140	135,876	238,016

Interest income	656	14	2,602	2,616
Gain on disposition of rental properties and Lumber Group	43,198	20,920	71,325	92,245

Earnings before income taxes	33,680	30,310	59,934	90,244

Income tax expense (benefit)
Current	(6,727)	9,703	1,008	10,711
Deferred	18,757	4,561	21,427	25,988

	12,030	14,264	22,435	36,699

Earnings before minority interest	21,650	16,046	37,499	53,545

Minority interest	2,562	—	3,194	3,194

Net earnings from discontinued operations	$19,088	$16,046	$34,305	$50,351

	Year Ended January 31, 2004
	Lumber	Rental
	Group	Properties	Total
		(in thousands)
Revenues	$123,238	$123,769	$247,007

Expenses
Operating expenses	110,139	88,354	198,493
Interest expense	3,302	23,622	26,924
Amortization of mortgage procurement costs	—	3,390	3,390
Loss on early extinguishment of debt	—	(256)	(256)
Provision for decline in real estate	—	1,614	1,614
Depreciation and amortization	1,891	14,523	16,414

	115,332	131,247	246,579

Interest income	11	322	333
Gain on disposition of rental properties	—	6,769	6,769

Earnings (loss) before income taxes	7,917	(387)	7,530

Income tax expense
Current	3,798	(45)	3,753
Deferred	418	1,010	1,428

	4,216	965	5,181

Earnings (loss) before minority interest	3,701	(1,352)	2,349

Minority interest	—	(3,466)	(3,466)

Net earnings from discontinued operations	$3,701	$2,114	$5,815

Gain on Disposition of Rental Properties and Lumber Group
The following table summarizes the gain on disposition of Rental Properties and Lumber Group for the years ended January 31, 2006, 2005 and 2004.

		Years Ended January 31,
		2006	2005	2004
		(in thousands)
Discontinued Operations:
Enclave (Apartments) (2)	San Jose, California	$33,722	$—	$—
Ranchstone (Apartments) (2)	Denver, Colorado	5,079	—	—
Cherrywood Village (Apartments) (2)	Denver, Colorado	4,397	—	—
Regency Towers (Apartments) (2)	Jackson, New Jersey	—	25,390	—
Lumber Group (1)	Portland, Oregon	—	20,920	—
Woodlake (Apartments) (2)	Silver Spring, Maryland	—	19,499	—
Bridgewater (Apartments)	Hampton, Virginia	—	7,161	—
Colony Woods (Apartments) (2)	Bellevue, Washington	—	5,193	—
Pavilion (Office Building)	San Jose, California	—	4,222	—
Trellis at Lee’s Mill (Apartments)	Newport News, Virginia	—	3,444	—
Hunting Park (Specialty Retail Center)	Philadelphia, Pennsylvania	—	2,176	—
Flatbush Avenue (Specialty Retail Center) (2)	Brooklyn, New York	—	2,060	—
Arboretum (Apartments)	Newport News, Virginia	—	2,047	—
Silver Hill (Apartments)	Newport News, Virginia	—	133	—
Laurels (Apartments) (2)	Justice, Illinois	—	—	4,249
Vineyards (Apartments) (2)	Broadview Heights, Ohio	—	—	2,109
Trowbridge (Supported-Living Community)	Southfield, Michigan	—	—	538
Other		—	—	(127)

Total		$43,198	$92,245	$6,769

(1)	Net of $1,093 loss on the disposition of Babin Building Centers, Inc.

(2)	Sold in a tax-deferred exchange. The proceeds are reinvested through a qualified intermediary in replacement assets under Section 1031 of the Internal Revenue Code.
Investments accounted for on the equity method are not subject to the provisions of SFAS No. 144, and therefore the gains or losses on the sales of equity method properties are reported in continuing operations when sold. Any changes in fair value that are other than temporary are recognized in the period such decrease has occurred. The following table summarizes the Company’s proportionate share of gains (losses) on equity method investments disposed of during the years ended January 31, 2006, 2005 and 2004, which are included in equity in earnings of unconsolidated entities in the Consolidated Statements of Earnings.

		Years Ended January 31,
		2006	2005	2004
		(in thousands)
Showcase (Specialty Retail Center)	Las Vegas, Nevada	$13,145	$—	$—
Colony Place (Apartments)	Fort Myers, Florida	5,352	—	—
Flower Park Plaza (Apartments)	Santa Ana, California	2,526	—	—
Chapel Hill Mall (Regional Mall)	Akron, Ohio	—	27,943	—
Manhattan Town Center Mall (Regional Mall)	Manhattan, Kansas	—	3,138	—
Chapel Hill Suburban (Specialty Retail Center)	Akron, Ohio	—	915	—
Waterford Village (Apartments)	Indianapolis, Indiana	—	—	(3,573)

Total		$21,023	$31,996	$(3,573)

Cumulative Effect of Change in Accounting Principle
For the year ended January 31, 2005, we recorded a charge for the cumulative effect of change in accounting principle in accordance with FIN No. 46 (R) which has resulted in a reduction of net earnings of $18,628,000 ($11,261,000 net of tax). This charge consisted primarily of accumulated depreciation and amortization expense, net of minority interest, of the newly-consolidated VIEs which were previously accounted for on the cost method. See the “Variable Interest Entities” section of the MD&A for further information.
The overall impact resulting from the adoption of FIN No. 46 (R) to the Commercial Group was a pre-tax charge of $789,000 from the consolidation of a development project located in Las Vegas, Nevada that was previously accounted for under the equity method of accounting.
The overall impact resulting from the adoption of FIN No. 46 (R) to the Residential Group was a pre-tax charge of $17,839,000. The following summarizes the key components of the impact of the adoption FIN No. 46 (R):
•	Cumulative effect of $4,403,000 resulting from us being deemed the primary beneficiary in VIEs that hold notes payable to the Residential Group and have equity method investments in 16 properties that are subsidized by the U.S. Department of Housing and Urban Development. Our investments were previously accounted for under the cost method;

•	Cumulative effect of $3,801,000 resulting from us being deemed the primary beneficiary in a VIE that holds a note payable to the Residential Group and has an equity method investment in Millender Center, a mixed-use residential, office and retail complex in Detroit, Michigan. Our investment was previously accounted for under the cost method;

•	Cumulative effect of $3,301,000 resulting from us being deemed the primary beneficiary in a VIE that holds a note payable to the Residential Group and has an equity method investment in 101 San Fernando, a residential community in San Jose, California. Our investment was previously accounted for under the equity method; and

•	Cumulative effect of $6,334,000 resulting from us being deemed the primary beneficiary in a VIE, Queenswood, a residential community in Corona, New York. Our investment was previously accounted for under the equity method.

FINANCIAL CONDITION AND LIQUIDITY
We believe that our sources of liquidity and capital are adequate to meet our funding obligations. Our principal sources of funds are cash provided by operations, our long-term credit facility, refinancings of nonrecourse mortgage debt, dispositions of mature properties and proceeds from the issuance of senior notes. Our principal use of funds are the financing of development and acquisitions of real estate projects, capital expenditures for our existing portfolio, payments on nonrecourse mortgage debt, payments on our long-term credit facility and retirement of senior notes previously issued. The discussion below under Bank Revolving Credit Facility and Senior and Subordinated Debt outline recent events that have significantly enhanced our liquidity and financial flexibility which will be important in our efforts to continue to develop and acquire quality real estate assets.
Effective December 1, 2005, the Securities and Exchange Commission (“SEC”) adopted new rules which substantially modify the registration, communications and offering procedures under the Securities Act of 1933. These new rules streamline the shelf registration process for “well-known seasoned issuers” (“WKSI”) by allowing them to file shelf registration statements that automatically become effective. Based upon the criteria set forth in the new rules, we have determined that we are a WKSI as of January 31, 2006. In the meantime, we may still issue securities under our existing shelf registration statement described below.
Bank Revolving Credit Facility
On March 22, 2004, we increased the availability under our bank revolving credit facility to $450,000,000. The revolving credit facility provided for interest rates, at our election, of 2.125% over LIBOR or 1/2% over prime with the last $50,000,000 of borrowings at 2.75% over LIBOR or 3/4% over prime. The revolving line of credit allowed up to $50,000,000 in outstanding letters of credit or surety bonds.
On April 7, 2005, we amended our bank revolving credit facility. The amendment to the credit facility extends the maturity by one year to March 2008, lowers the borrowing rate to 1.95% over London Interbank Offered Rate (“LIBOR”), eliminates the higher rate tier on the last $50,000,000 of borrowings and contains an accordion provision that allows us to increase the availability under the revolving line of credit by $100,000,000 to $550,000,000 during the next 24 months following the amendment. The amendment also lowers our unused commitment fee from 37.5 basis points on any unused portion to 25 basis points if the revolver usage is less than 50% and 15 basis points if the revolver usage is greater than 50%. The amendment also increases the combined availability of letters of credit or surety bonds by $10,000,000 to $60,000,000 and adds a swing line availability of $40,000,000 for up to three business days.
On January 20, 2006, we further amended the bank revolving credit facility to increase the combined availability of letters of credit or surety bonds by $40,000,000 to $100,000,000. There was $67,071,000 and $41,678,000 in letters of credit and $-0- in surety bonds outstanding at January 31, 2006 and 2005, respectively.
The amended credit facility provides, among other things, for 1) at our election, interest rates of 1.95% over LIBOR or 1/2% over the prime rate; 2) maintenance of debt service coverage ratios and specified levels of net worth and cash flows (as defined in the credit facility); and 3) restrictions on dividend payments and stock repurchases. At January 31, 2006, retained earnings of $12,817,000 were available for payment of dividends. Under this amended credit facility, this limitation will be reset each March 22 to $30,000,000.
The outstanding balance of the revolving credit facility was $82,500,000 and $-0- at January 31, 2006 and 2005, respectively.
Interest incurred and paid on the bank revolving credit facility was as follows:

	Years Ended January 31,
	2006	2005	2004
	(in thousands)
Interest incurred	$3,688	$4,906	$4,645
Interest paid	$3,746	$5,164	$4,386

Senior and Subordinated Debt
Senior Notes
Along with our wholly-owned subsidiaries, Forest City Enterprises Capital Trust I (“Trust I”) and Forest City Enterprises Capital Trust II (“Trust II”), we filed an amended shelf registration statement with the SEC on May 24, 2002. This shelf registration statement amended the registration statement previously filed with the SEC in December 1997. This registration statement is intended to provide us flexibility to raise funds from the offering of Class A common stock, preferred stock, depositary shares and a variety of debt securities, warrants and other securities. Trust I and Trust II have not issued securities to date and, if issued, would represent the sole net assets of the trusts. We have $292,180,000 available under our shelf registration at January 31, 2006.
On January 25, 2005, we issued $150,000,000 of 6.50% senior notes due February 1, 2017 in a public offering under our shelf registration statement. The proceeds from this offering (net of approximately $4,300,000 of offering costs) were used to repay the outstanding balance under our bank revolving credit facility (see above) and for general working capital purposes. Accrued interest is payable semi-annually on February 1 and August 1, commencing on August 1, 2005. These senior notes may be redeemed by us, at any time on or after February 1, 2010 at a redemption price of 103.250% beginning February 1, 2010 and systematically reduced to 100% in the years thereafter. However, if we complete one or more public equity offerings prior to February 1, 2008, up to 35% of the original principal amount of the notes may be redeemed using all or a portion of the net proceeds within 75 days of the completion of the public equity offering at 106.50% of the principal amount of the notes.
On February 10, 2004, we issued $100,000,000 of 7.375% senior notes due February 1, 2034 in a public offering under our shelf registration statement. The proceeds from this offering (net of $3,808,000 of offering costs) were used to repay the outstanding term loan balance of $56,250,000 under our previous credit facility and for general working capital purposes. Accrued interest is payable quarterly on February 1, May 1, August 1, and November 1. These senior notes may be redeemed by us, in whole or in part, at any time on or after February 10, 2009 at a redemption price equal to 100% of their principal amount plus accrued interest.
On May 19, 2003, we issued $300,000,000 of 7.625% senior notes due June 1, 2015 in a public offering under our shelf registration statement. The proceeds from this offering (net of $8,151,000 of offering costs) were used to redeem all of the outstanding 8.5% senior notes originally due in 2008 at a redemption price equal to 104.25%, or $208,500,000. The remaining proceeds were used to repay the balance outstanding under our previous credit facility and for general working capital purposes. Accrued interest is payable semi-annually on December 1 and June 1. These senior notes may be redeemed by us, at any time on or after June 1, 2008 at a redemption price of 103.813% beginning June 1, 2008 and systematically reduced to 100% in years thereafter. However, if we complete one or more public equity offerings prior to June 1, 2006, up to 35% of the original principal amount of the notes may be redeemed using all or a portion of the net proceeds within 75 days of the completion of the public equity offering at 107.625% of the principal amount of the notes.
Our senior notes are unsecured senior obligations and rank equally with all existing and future unsecured indebtedness; however, they are effectively subordinated to all existing and future secured indebtedness and other liabilities of our subsidiaries to the extent of the value of the collateral securing such other debt, including our bank revolving credit facility. The indenture governing our senior notes contains covenants providing, among other things, limitations on incurring additional debt and payment of dividends.
Subordinated Debt
In May 2003, we purchased $29,000,000 of subordinate tax revenue bonds that were contemporaneously transferred to a custodian, which in turn issued custodial receipts that represent ownership in the bonds to unrelated third parties. We evaluated the transfer pursuant to the provisions of SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS No. 140”) and have determined that the transfer does not qualify for sale accounting treatment principally because we have guaranteed the payment of principal and interest in the unlikely event that there is insufficient tax revenue to support the bonds when the custodial receipts are subject to mandatory tender on December 1, 2013. As such, we are the primary beneficiary of this VIE (see the “Variable Interest Entities” section of the MD&A), and the book value (which approximates amortized costs) of the bonds was recorded as a collateralized borrowing with a liability reported as senior and subordinated debt and held-to-maturity securities reported as other assets in the Consolidated Balance Sheets.
In November 2000, we issued $20,400,000 of redevelopment bonds in a private placement. The bonds bear a fixed interest rate of 8.25% and are due September 15, 2010. We have entered into a total rate of return swap (“TRS”) for the benefit of these bonds that expires on September 15, 2008. Under this TRS, we receive a rate of 8.25% and pay the Bond Market Association (“BMA”) plus a spread (1.15% through September 2006 and 0.90% thereafter.) Interest is payable semi-annually on March 15 and September 15. This debt is unsecured and subordinated to the senior notes and the bank revolving credit facility.

The following table summarizes interest incurred and paid on senior and subordinated debt.

	Years Ended January 31,
	2006	2005	2004
	(in thousands)
Interest incurred	$41,845	$31,749	$24,118
Interest paid	$36,971	$29,905	$26,822
Financing Arrangements
Collateralized Borrowings
In 2001, Stapleton Land, LLC, a subsidiary of Forest City Rental Properties Corporation, purchased $75,000,000 in TIF bonds and $70,000,000 in revenue bonds (for an aggregate of $145,000,000, collectively the “Bonds”) from the Park Creek Metropolitan District (the “District”). The Bonds were immediately sold to Lehman Brothers, Inc. (“Lehman”) and were subsequently acquired by a qualified special purpose entity (the “Trust”), which in turn issued trust certificates to third parties. The District had a call option on the revenue bonds that began in August 2004 and had a call option on the TIF bonds that began in August 2003. In the event the Bonds were not removed from the Trust, we had the obligation to repurchase the Bonds from the Trust. Upon removal of the Bonds from the Trust, Stapleton Land, LLC was entitled to the difference between the interest paid on the Bonds and the cumulative interest paid to the certificate holders less trustee fees, remarketing fees and credit enhancement fees (the “Retained Interest”).
We assessed our transfer of the Bonds to Lehman at inception and determined that it qualified for sale accounting treatment pursuant to the provisions of SFAS No. 140 because we did not maintain control over the Trust, and the Bonds were legally isolated from our creditors. At inception, the Retained Interest had no determinable fair value as the cash flows were not practical to estimate because of the uncertain nature of the tax base still under development. In accordance with SFAS No. 140, no gain or loss was recognized on the sale of the Bonds to Lehman. As a result, the Retained Interest was recorded at zero with all future income to be recorded under the cost recovery method. We separately assessed the obligation to redeem the Bonds from the Trust pursuant to the provisions of SFAS No. 140 and concluded the liability was not material. The original principal outstanding under the securitization structure described above was $145,000,000, which was not recorded on the Consolidated Balance Sheets.
We reassessed the fair value and adjusted the amount of the Retained Interest through OCI on a quarterly basis. We measured our Retained Interest in the Trust at its estimated fair value based on the present value of the expected future cash flows, which were determined based on the expected future cash flows from the underlying Bonds and from expected changes in the rates paid to the certificate holders discounted at market yield, which considered the related risk. The difference between the amortized cost of the Retained Interest (approximately zero) and the fair value was recorded, net of the related tax and minority interest, in shareholders’ equity as a change in accumulated OCI. The quarterly fair value calculations were determined based on the application of key assumptions determined at the time of transfer including an estimated weighted average life of two years and a 6.50% residual cash flows discount rate.
In August 2004, the $75,000,000 TIF bonds were defeased and removed from the Trust with the proceeds of a new $75,000,000 bond issue by DURA, and the $70,000,000 revenue bonds, which bear interest at a rate of 8.5%, were removed from the Trust through a third party purchase. Upon removal of the $70,000,000 revenue bonds from the Trust, the third party deposited the bonds into a special-purpose entity (the “Entity”). As the TIF and revenue bonds were successfully removed from the Trust, Stapleton Land, LLC recognized $25,262,000 ($13,745,000 net of tax and minority interest) of interest income for the year ended January 31, 2005 in the Consolidated Statements of Earnings upon receipt of the Retained Interest. Of this amount, the fair value of $22,870,000 ($12,445,000 net of tax and minority interest) was recognized in OCI in previous fiscal years and deferred until August 2004 under the cost recovery method of revenue recognition. The remaining amount of $2,392,000 ($1,300,000 net of tax and minority interest) was earned and recognized during the year ended January 31, 2005. Stapleton Land, LLC is not obligated to pay, nor is entitled to, any further amounts related to this Retained Interest.
Also in August 2004, the Entity issued two types of securities, 1) Puttable Floating Option Tax-Exempt Receipts (“P-FLOATs”), which bear interest at a short-term floating rate as determined by the remarketing agent and 2) RITES, which receive the residual interest from the revenue bonds after the P-FLOAT interest and various program fees have been paid. The P-FLOATs were sold to third parties. Stapleton Land II, LLC, a consolidated affiliate of ours, acquired the RITES for a nominal amount and provided credit enhancement to the trustor of the Entity including an initial collateral contribution of $10,000,000. During the year ended January 31, 2005, we contributed additional net collateral of $2,094,000. We have consolidated the collateralized borrowing because of our obligation to absorb the majority of the expected losses. The book value (which approximates amortized cost) of the

P-FLOATs was reported as nonrecourse mortgage debt until terminated in July 2005. The revenue bonds of $70,000,000 and the collateral of $12,094,000 were reported as other assets and restricted cash, respectively, in the Consolidated Balance Sheets at January 31, 2005. As the bonds were redeemed in July 2005, there are no balances reported for the revenue bonds or collateral at January 31, 2006. For the year ended January 31, 2006, we recorded approximately $2,670,000 and $1,162,000 of interest income and interest expense, respectively, related to this collateralized borrowing in the Consolidated Statements of Earnings. Of the interest income amount, approximately $2,588,000 is interest income on the RITES and $82,000 is interest income on the collateral. For the year ended January 31, 2005, we recorded approximately $3,078,000 and $1,159,000 of interest income and interest expense, respectively, related to this collateralized borrowing in the Consolidated Statements of Earnings. Of the interest income amount, approximately $2,958,000 is interest income on the RITES and $120,000 is interest income on the collateral.
On July 13, 2005, the District issued $63,000,000 Senior Limited Property Tax Supported Revenue Refunding Bonds (“Senior Limited Bonds”), Series 2005 and $65,000,000 Senior Subordinate Limited Property Tax Supported Revenue Refunding and Improvement Bonds (“Senior Subordinate Bonds”), Series 2005 (collectively, the “2005 Bonds”). Proceeds from the issuance of the 2005 Bonds were used to redeem the $70,000,000 revenue bonds held by the Entity, which were then removed from our Consolidated Balance Sheets. The Entity, in turn, redeemed the outstanding P-FLOATs. As holder of the RITES, Stapleton Land II, LLC was entitled to the remaining capital balances of the Entity after payment of P-FLOAT interest and other program fees. The District used additional proceeds of $30,271,000 to repay developer advances and accrued interest to Stapleton Land, LLC. Stapleton Land II, LLC was refunded $12,060,000 of collateral provided as credit enhancement under this borrowing.
On July 13, 2005, Stapleton Land II, LLC, entered into an agreement whereby it will receive a 1% fee on the $65,000,000 Senior Subordinate Bonds described above and in exchange for providing certain credit enhancement. In connection with this transaction, Stapleton Land II, LLC provided collateral of approximately $10,000,000, which is recorded as restricted cash in the Consolidated Balance Sheets. For the year ended January 31, 2006, we recorded approximately $516,000 of interest income related to this arrangement in the Consolidated Statements of Earnings. Of the interest income amount, approximately $362,000 is interest income on the Senior Subordinate Bonds and $154,000 is interest income on the collateral. The counterparty to the credit enhancement arrangement also owns the underlying Senior Subordinate Bonds and can exercise its rights requiring payment from Stapleton Land II, LLC upon an event of default of the Senior Subordinate Bonds, a refunding of the Senior Subordinate Bonds, or failure of Stapleton Land II, LLC to post required collateral. The agreement is scheduled to expire on July 1, 2009. The maximum potential amount of payments Stapleton Land II, LLC could be required to make under the agreement is the par value of the bonds. We do not have any rights or obligations to acquire the $65,000,000 Senior Subordinate Bonds under this agreement. At January 31, 2006, the fair value of this agreement, which is deemed to be a derivative financial instrument, was immaterial. Subsequent changes in fair value, if any, will be marked to market through earnings.
On August 16, 2005, the District issued $58,000,000 Junior Subordinated Limited Property Tax Supported Revenue Bonds, Series 2005 (the “Junior Subordinated Bonds”). The Junior Subordinated Bonds initially pay a variable rate of interest. Upon issuance, the Junior Subordinated Bonds were purchased by a third party and the sales proceeds were deposited with a trustee pursuant to the terms of the Series 2005 Investment Agreement. Under the terms of the Series 2005 Investment Agreement, after March 1, 2006, the District may elect to withdraw funds from the trustee for reimbursement for certain qualified infrastructure and interest expenditures (“Qualifying Expenditures”). In the event that funds from the trustee are used for Qualifying Expenditures, a corresponding amount of the Junior Subordinated Bonds converts to an 8.5% fixed rate and mature in December 2037 (“Converted Bonds”). On August 16, 2005, Stapleton Land, LLC entered into a forward delivery placement agreement whereby Stapleton Land, LLC is entitled to and obligated to purchase the converted fixed rate Junior Subordinated Bonds through June 2, 2008. Prior to the incurrence of Qualifying Expenditures and the resulting Converted Bonds, Stapleton Land, LLC has no rights or obligations relating to the Junior Subordinated Bonds. In the event the District does not incur Qualifying Expenditures, the Junior Subordinated Bonds will mature on June 2, 2008. As of January 31, 2006, no draws have been made by the District.
Other Financing Arrangements
In May 2004, a third party purchased $200,000,000 in tax increment revenue bonds issued by DURA, with a fixed-rate coupon of 8.0% and maturity date of October 1, 2024, which were used to fund the infrastructure costs associated with phase II of the Stapleton development project. The DURA bonds were transferred to a trust that issued floating rate trust certificates. Stapleton Land, LLC entered into an agreement with the third party to purchase the DURA bonds from the trust if they are not repurchased or remarketed between June 1, 2007 and June 1, 2009. Stapleton Land, LLC will receive a fee upon removal of the DURA bonds from the trust equal to the 8.0% coupon rate, less the BMA index (fixed at 2.85% through June 1, 2007), plus 40 basis points, less all fees and expenses due to the third party (collectively, the “Fee”).

We have concluded that the trust described above is considered a qualified special purpose entity pursuant to the provisions of SFAS No. 140 and thus is excluded from the scope of FIN No. 46 (R). As a result, the DURA bonds and the activity of the trust have not been recorded in the consolidated financial statements. The purchase obligation and the Fee have been accounted for as a derivative with changes in fair value recorded through earnings.
The fair market value of the purchase obligation and the Fee is determined based on the present value of the estimated amount of future cash flows considering possible variations in the amount and/or timing. The fair value of approximately $7,244,000 at January 31, 2006 and $813,000 at January 31, 2005, is recorded in other assets in the Consolidated Balance Sheets. For the years ended January 31, 2006 and 2005, we have reported interest income of approximately $6,431,000 and $813,000, respectively, related to the Fee in the Consolidated Statements of Earnings.
Also in May 2004, Stapleton Land, LLC entered into a TRS and an interest rate swap both with notional amounts of $75,000,000. Stapleton Land, LLC receives a rate of 6.3% and pays BMA plus 60 basis points on the TRS (Stapleton Land, LLC paid BMA plus 160 basis points for the first 6 months under this agreement). On the interest rate swap, Stapleton Land, LLC pays a rate of 2.85% and receives BMA. Stapleton Land, LLC does not hold the underlying borrowings on the TRS.
Mortgage Financings
Our primary capital strategy seeks to isolate the financial risk at the property level to maximize returns and reduce risk on and of our equity capital. Our mortgage debt is nonrecourse, including our construction loans. We operate as a C-corporation and retain substantially all of our internally generated cash flows. We recycle this cash flow, together with refinancing and property sale proceeds to fund new development and acquisitions that drive favorable returns for our shareholders. This strategy provides us with the necessary liquidity to take advantage of investment opportunities.
We use taxable and tax-exempt nonrecourse debt for our real estate projects. For those projects financed with taxable debt, we generally seek long-term, fixed-rate financing for those real estate project loans which mature within the next 12 months, as well as those real estate projects which are projected to open and achieve stabilized operations during that same time frame. For real estate projects financed with tax-exempt debt, we generally utilize variable-rate debt. For construction loans, we generally pursue variable-rate financings with maturities ranging from two to five years.
We are actively working to extend the maturities and/or refinance the nonrecourse debt that is coming due in 2006 and 2007. During the year ended January 31, 2006, we completed the following financings:

Purpose of Financing	Amount
(in thousands)
Refinancings	$891,304
Development projects (commitment)/acquisitions	622,659
Loan extensions/additional fundings	226,639

$1,740,602

Interest Rate Exposure
At January 31, 2006, the composition of nonrecourse mortgage debt was as follows:

				Total
	Operating	Development		Weighted
	Properties	Projects	Total	Average Rate
	(dollars in thousands)
Fixed	$3,510,611	$35,296	$3,545,907	6.39%
Variable(1)
Taxable	494,079	184,517	678,596	6.40%
Tax-Exempt	513,506	318,000	831,506	4.47%
Urban Development Action Grant	103,423	—	103,423	1.69%

	$4,621,619	$537,813	$5,159,432	5.98%

Commitment from lenders		$816,403

(1)	Taxable variable-rate debt of $678,596 and tax-exempt variable rate debt of $831,506 as of January 31, 2006 are protected with swaps and caps described below.

To mitigate short-term variable-interest rate risk, we have purchased interest rate hedges for our mortgage debt portfolio as follows:
Taxable (Priced off of London Interbank Offered Rate (“LIBOR”) Index)

	Caps		Swaps (1)
		Average		Average
Period Covered	Amount	Base Rate	Amount	Base Rate
		(dollars in thousands)
02/01/06-02/01/07(2)	$814,383	5.40%	$467,001	4.01%
02/01/07-02/01/08	693,379	5.43	350,878	4.72
02/01/08-02/01/09	92,035	5.20	49,690	4.54
02/01/09-02/01/10	73,500	5.00	48,432	4.54

(1)	Swaps include LIBOR contracts that have an initial maturity greater than six months.

(2)	These LIBOR-based hedges as of February 1, 2006 protect the debt currently outstanding as well as the anticipated increase in debt outstanding for projects under development or anticipated to be under development during the year ending January 31, 2007.
Tax-Exempt (Priced off of Bond Municipal Association (“BMA”) Index)

	Caps		Swaps
		Average		Average
Period Covered	Amount	Base Rate	Amount	Base Rate
		(dollars in thousands)
02/01/06-02/01/07	$267,006	5.64%	$35,000	3.95%
02/01/07-02/01/08	175,025	5.71	—	—
02/01/08-02/01/09	119,200	5.62	—	—
The tax-exempt caps expressed above mainly represent protection that was purchased in conjunction with lender hedging requirements that require the borrower to protect against significant fluctuations in interest rates. Outside of such requirements, we generally do not hedge tax-exempt debt because, since 1990, the base rate of this type of financing has averaged 3.02% and has never exceeded 7.90%.
Due to the protection provided by the interest rate swaps, caps and long-term contracts in place as of January 31, 2006, a 100 basis point increase in taxable interest rates (including properties accounted for under the equity method) would not materially increase the annual pre-tax interest cost for the next 12 months of our taxable variable-rate debt at January 31, 2006. A portion of our taxable variable-rate debt is related to construction loans for which the interest expense is capitalized. Although tax-exempt rates generally move in an amount that is smaller than corresponding changes in taxable interest rates, a 100 basis point increase in tax-exempt rates would increase the annual pre-tax interest cost for the next 12 months of our tax-exempt variable-rate debt by approximately $9,098,000 at January 31, 2006.
From time to time, certain of our joint ventures (the “Joint Ventures”) enter into TRS on various tax-exempt fixed-rate borrowings generally held within the Joint Ventures. The TRS convert these borrowings from a fixed rate to a variable rate and provide an efficient financing product to lower the cost of capital. In exchange for a fixed rate, the TRS require that the Joint Ventures pay a variable rate, generally equivalent to the BMA rate. Additionally, the Joint Ventures have guaranteed the principal balance of the underlying borrowing. Any fluctuation in the value of the guarantee would be offset by the fluctuation in the value of the underlying borrowing, resulting in no financial impact to the Joint Ventures or the Company. At January 31, 2006, the aggregate notional amount of TRS in which the Joint Ventures have an interest is approximately $459,390,000. The fair value of such contracts is immaterial at January 31, 2006 and 2005. We believe the economic return and related risk associated with a TRS is generally comparable to that of nonrecourse variable-rate mortgage debt.

Cash Flows
Operating Activities
Net cash provided by operating activities was $344,153,000, $389,798,000, and $166,123,000 for the years ended January 31, 2006, 2005 and 2004, respectively. The decrease in net cash provided by operating activities in the year ended January 31, 2006 compared to the year ended January 31, 2005 of $45,645,000 and the increase in net cash provided by operating activities for the year ended January 31, 2005 compared to the year ended January 31, 2004 of $223,675,000 are the result of the following:

	Years Ended January 31,
	2006 vs. 2005	2005 vs. 2004
	(in thousands)
Increase in rents and other revenues received	$59,363	$187,765
(Decrease) increase in interest received	(15,761)	21,492
(Decrease) increase in cash distributions from unconsolidated entities	(27,551)	48,882
Increase in proceeds from land sales — Land Development Group	24,506	26,943
Increase (decrease) in proceeds from land sales — Commercial Group	82,947	(16,928)
Increase in land development expenditures	(36,506)	(36,270)
Increase in operating expenditures	(9,099)	(25,879)
(Increase) decrease in cost of sales from land sales — Commercial Group	(66,007)	21,265
Increase in interest paid	(28,531)	(56,772)
Lumber Group cash provided from operating activities	(29,006)	53,177

Net (decrease) increase in cash provided by operating activities	$(45,645)	$223,675

Investing Activities
Net cash used in investing activities was $857,040,000, $867,897,000 and $428,144,000 for the years ended January 31, 2006, 2005 and 2004, respectively.
The net cash used in investing activities consisted of the following:

	Years Ended January 31,
	2006	2005	2004
	(in thousands)
Capital expenditures*	$(973,375)	$(905,444)	$(456,154)

Change in escrows to be used for capital expenditures and other investing activities:
Victoria Gardens, a retail center in Rancho Cucamonga, California	(14,357)	—	—
Simi Valley Town Center, a retail center in Simi Valley, California	(12,587)	—	—
Atlantic Yards, a commercial development project in Brooklyn, New York	(9,068)	(2,195)	—
Atlantic Terminal, an office building in Brooklyn, New York	7,324	(7,324)	—
The Nets, a National Basketball Association franchise	—	20,000	(20,000)
Sale proceeds released from (placed in) escrow for future acquisitions:
Pavilion, an office building in San Jose, California	16,114	(16,114)	—
Colony Woods, an apartment complex in Bellevue, Washington	12,790	(12,790)	—
Vineyards and Laurels, apartment complexes in Broadview Heights, Ohio and Justice, Illinois, respectively	—	9,024	(9,024)
Courtland Center, a retail center located in Flint, Michigan	—	—	2,459
Other	(6,961)	—	—

Subtotal	$(6,745)	$(9,399)	$(26,565)

Net proceeds from disposition of rental properties and other investments :
Enclave, an apartment complex in San Jose, California	$38,613	$—	$—
Cherrywood Village and Ranchstone, apartment complexes in Denver, Colorado	30,698	—	—
Pavilion, an office building in San Jose, California	—	37,329	—
Woodlake, an apartment building community in Silver Spring, Maryland	—	17,497	—
Regency Towers, an apartment complex in Jackson, New Jersey	—	15,977	—
Colony Woods, an apartment complex in Bellevue, Washington	—	12,790	—
Flatbush Avenue, a specialty retail center in Brooklyn, New York	—	12,121	9,060
Trellis at Lee’s Mill and Aboretum Place, apartment complexes in Newport News, Virginia	—	8,199	—
Bridgewater, an apartment complex in Hampton, Virginia	—	7,112	—
Babin Building Centers, Inc.	—	1,448	—
Proceeds from disposition of Lumber Group	—	35,000	—
Other	187	1,616	54

Subtotal	$69,498	$149,089	$9,114

Investing Activities (continued)

	Years Ended January 31,
	2006	2005	2004
	(in thousands)
Change in investments in and advances to affiliates — (Investment in) or return of investment:
Dispositions:
Showcase an unconsolidated development project in Las Vegas, Nevada	$13,623	$—	$—
Flower Park Plaza, an unconsolidated apartment complex in Santa Ana, California	7,337	—	—
Colony Place, an unconsolidated apartment complex in Fort Myers, Florida	6,747	—	—
Chapel Hill Mall, an unconsolidated commercial property in Akron, Ohio	—	13,355	—
Land Development:
Mesa De Sol, an unconsolidated land development project in Covington, New Mexico	(3,578)	(692)	(304)
Sweetwater Ranch, an unconsolidated land development project in Austin, Texas	(32)	(11,369)	—
Grass Farms, an unconsolidated land development project in Manatee City, Florida	12,108	(1,590)	—
Central Station, an unconsolidated land development project in Chicago, Illinois	(772)	14,672	6,692
Residential Projects:
1100 Wilshire Condominiums, an unconsolidated condominium development project in Los Angeles, California	572	(9,432)	—
Metropolitan Lofts, an unconsolidated apartment complex in Los Angeles, California	(4,276)	—	—
Clarkwood Apartments, primarily refinancing proceeds from an unconsolidated apartment complex in Warrensville Heights, Ohio	3,790	—	—
Enclave, return of advance on behalf of partner in a consolidated apartment complex in San Jose, California	10,724	—	—
Granada Gardens, primarily refinancing proceeds from an unconsolidated apartment complex in Warrensville Heights, Ohio	2,410	—	—
On behalf of partner in residential supported-living development projects	—	(10,057)	426
New York City Projects:
Sports arena complex and related development projects in Brooklyn, New York	(20,037)	(13,781)	—
Unconsolidated land component associated with Ridge Hill, a commercial mixed-use project in Yonkers, New York	(8,930)	—	—
East River Plaza, an unconsolidated commercial development project in Manhattan, New York	283	(22,331)	—
Acquisition of the Nets, a National Basketball Association Franchise	—	(50,250)	—
Investment related activities in the Nets segment	2,108	(5,199)	—
Repayment (advance) on a loan to unconsolidated projects in Brooklyn, New York	9,379	(9,385)	—
Commercial Projects:
San Francisco Centre, an unconsolidated retail project under construction in San Francisco, California	(7,050)	(25,338)	(1,817)
Golden Gate, primarily refinancing proceeds from an unconsolidated commercial development project in Mayfield Heights, Ohio	5,700	—	—
Clark Building, primarily refinancing proceeds from an unconsolidated commercial development project in Cambridge, Massachusetts	4,400	—	—
Victoria Gardens, primarily return of advance on behalf of a partner from refinancing proceeds of a commercial development project in Rancho Cucamonga, California	—	17,317	—
Short PumpTown Center, an unconsolidated entity prior to February 1, 2004, primarily refinancing proceeds from a commercial development project in Richmond, Virginia	—	—	38,204
Mall at Stonecrest, an unconsolidated entity prior to February 1, 2004, primarily refinancing proceeds from a commercial development project in Atlanta, Georgia	—	—	17,828
Other net returns of investment (investment in) of equity method investments and other advances to affiliates	19,076	11,937	(15,568)

Subtotal	$53,582	$(102,143)	$45,461

Net cash used in investing activities	$(857,040)	$(867,897)	$(428,144)

*Capital expenditures were financed as follows:
New nonrecourse mortgage indebtedness	$606,249	$634,171	$391,554
Net proceeds from issuance of senior notes less repayment of term loan	—	185,680	—
Net borrowings under the bank revolving credit facility	82,500	—	19,000
Proceeds from disposition of rental properties including release of investing escrows (see above)	98,215	85,593	11,519
Portion of cash provided by operating activities	186,411	—	34,081

Total Capital Expenditures	$973,375	$905,444	$456,154

Financing Activities
Net cash provided by the financing activities was $491,129,000, $622,910,000 and $247,156,000 in the years ended January 31, 2006, 2005 and 2004, respectively.
Net cash provided by financing activities reflected the following:

	Years Ended January 31,
	2006	2005	2004
	(in thousands)
Proceeds from issuance of senior notes	$—	$250,000	$300,000
Payment of senior notes issuance costs	—	(8,070)	(8,151)
Retirement of $200,000,000 senior notes and premium	—	—	(208,500)
Borrowings on bank revolving credit facility	100,000	—	19,000
Repayment of borrowings under bank revolving credit facility	(17,500)	—	(73,000)
Repayment of term loan	—	(56,250)	(25,000)
Increase in nonrecourse mortgage debt	1,092,926	1,195,138	963,583
Principal payments on nonrecourse mortgage debt	(540,354)	(592,146)	(572,849)
Net (decrease) increase in notes payable	(10,993)	336	9,022
(Increase) decrease in restricted cash and offsetting withdrawals for escrow deposits:
Uptown Apartments, a residential development project in Oakland, California ($160,000 of which was funded by mortgage proceeds above)	(169,498)	—	—
Sky55, a residential development project in Chicago, Illinois	57,060	(79,698)	—
1251 S. Michigan, a residential development project in Chicago, Illinois	(9,747)	—	—
100 Landsdowne, an apartment complex in Cambridge, Massachusetts	22,152	15,400	(45,000)
Sterling Glen of Roslyn, a supported-living community in Roslyn, New York	19,459	14,426	(59,650)
University of Pennsylvania, an office building in Philadelphia, Pennsylvania	18,723	(266)	(16,362)
Sterling Glen of Lynbrook, a supported-living community in Lynbrook, New York	10,513	9,214	10,064
Victoria Gardens, a regional shopping center in Rancho Cucamonga, California	2,810	(2,795)	—
Stapleton, a land development project in Denver, Colorado	2,169	(12,109)	—
Lenox Club, an apartment complex in Arlington, Virginia	—	(5,000)	—
Consolidated-Carolina, an apartment complex in Richmond, Virginia	—	1,991	9,884
Other	(6,854)	(9,596)	42
Increase (decrease) in book overdrafts, representing checks issued but not yet paid	20,608	(11,280)	(18,111)
Payment of deferred financing costs	(83,752)	(24,855)	(33,603)
Proceeds from the exercise of stock options	12,590	5,360	3,635
Payment of dividends	(22,221)	(29,099)	(14,960)
Purchase of treasury stock	(1,945)	—	—
Decrease in minority interest	(5,017)	(18,957)	(16,924)
Change in Lumber Group — assets held for sale	—	(18,834)	24,036

Total	$491,129	$622,910	$247,156

COMMITMENTS AND CONTINGENCIES
We have adopted the provisions of FIN No. 45 “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN No. 45”). We believe the risk of payment under these guarantees as described below is remote and, to date, no payments have been made under these guarantees.
As of January 31, 2006, we have a guaranteed loan of $1,400,000 relating to our share of a bond issue made by the Village of Woodridge, relating to a Land Development Group project in suburban Chicago, Illinois. This guarantee was entered into prior to January 31, 2003, and therefore, has not been recorded in our Consolidated Financial Statements at January 31, 2006, pursuant to the provisions of FIN No. 45. This bond issue guarantee terminates April 30, 2015, unless the bonds are paid sooner, and is limited to $500,000 in any one year. We also had outstanding letters of credit of $67,071,000 as of January 31, 2006. The maximum potential amount of future payments on the guaranteed loans and letters of credit we could be required to make are the total amounts noted above.
As a general partner for certain limited partnerships, we guaranteed the funding of operating deficits of newly-opened apartment projects for an average of five years. These guarantees were entered into prior to January 31, 2003, and therefore, have not been recorded in our consolidated financial statements at January 31, 2006, pursuant to the provisions of FIN No. 45. At January 31, 2006, the maximum potential amount of future payments on these operating deficit guarantees we could be required to make was approximately $5,900,000. We would seek to recover any amounts paid through refinancing or sales proceeds of the apartment project. These partnerships typically require us to indemnify, on an after-tax or “grossed up” basis, the investment partner against the failure to receive, or the loss of allocated tax credits and tax losses. At January 31, 2006, the maximum potential payment under these tax indemnity guarantees was approximately $65,084,000. We believe that all necessary requirements for qualifications for such tax credits have been and will continue to be met and that our investment partners will be able to receive expense allocations associated with the properties. We have obtained legal opinions from nationally recognized law firms supporting the validity of the tax credits. We do not expect to make any payments under these guarantees.
Our mortgage loans are nonrecourse, however in some cases lenders carve out certain items from the nonrecourse provisions. These carve-out items enable the lenders to seek recourse if we or the joint venture commit fraud, voluntarily file for bankruptcy, intentionally misapply funds, transfer title without lender consent, or intentionally misrepresent facts. We have also provided certain environmental guarantees. Under these environmental remediation guarantees, we must remediate any hazardous materials brought onto the property in violation of environmental laws. The maximum potential amount of future payments we could be required to make is limited to the actual losses suffered or actual remediation costs incurred. A portion of these carve-outs and guarantees have been made on behalf of joint ventures and while the amount of the potential liability is currently indeterminable, we believe any liability would not exceed our partners’ share of the outstanding principal balance of the loans in which these carve-outs and environmental guarantees have been made. At January 31, 2006, the outstanding balance of the partners’ share of these loans was approximately $516,911,000. We believe the risk of payment on the carve-out guarantees is mitigated in most cases by the fact we manage the property, and in the event our partner did violate one of the carve-out items, we would seek recovery from our partner for any payments we would make. Additionally, we further mitigate our exposure through environmental insurance.
We have guaranteed the obligations of Forest City Rental Properties Corporation, or FCRPC, under the FCRPC credit agreement, dated as of March 22, 2004, as amended, among FCRPC, the banks named therein, KeyBank National Association, as administrative agent, and National City Bank, as syndication agent. This guaranty imposes a number of restrictive covenants on us, including a prohibition on certain consolidations and mergers and limitations on the amount of debt, guarantees and property liens that we may incur. The guaranty also requires us to maintain a specified minimum cash flow coverage ratio, consolidated shareholders’ equity and Earnings Before Depreciation and Taxes, or EBDT. We are in compliance with the covenants under the guaranty at January 31, 2006.
We monitor our properties for the presence of hazardous or toxic substances. Other than those environmental matters identified during the acquisition of a site (which are generally remediated prior to the commencement of development), we are not aware of any environmental liability with respect to our operating properties that would have a material adverse effect on our financial position, cash flows, or results of operations. However, there can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have an adverse effect on our results of operations and cash flow. We carry environmental insurance and believe that the policy terms, conditions, limits and deductibles are adequate and appropriate under the circumstances, given the relative risk of loss, the cost of such coverage and current industry practice.
We customarily guarantee lien-free completion of projects under construction. Upon completion, the guarantees are released. Additionally, we also provide lien-free completion guarantees on the infrastructure on the land we develop and is later sold to customers or is held for master-planned communities or mixed-use projects. At January 31, 2006, we had provided the following completion guarantees:

			Total External	Outstanding
	Total	Percent	Funding	Loan
	Costs	Completed	Sources	Balance
	(in thousands)
Projects under construction	$2,549,190	55%	$1,985,251	$1,299,070
Land	765,500	60	630,101	187,874
Our subsidiaries have been successful in consistently delivering lien-free completion of construction and land projects, without calling our guarantees of completion.
We are also involved in certain claims and litigation related to our operations. Based on the facts known at this time, management has consulted with legal counsel and is of the opinion that the ultimate outcome of all such claims and litigation will not have a material adverse effect on our financial condition, results of operations or cash flows.
On August 16, 2004, we purchased an ownership interest in the NBA franchise known as the Nets that is reported on the equity method of accounting. Although we have an ownership interest of approximately 21% in the Nets, we currently recognized approximately 31% and 38% of the net loss for the years ended January 31, 2006 and 2005, respectively, because profits and losses are allocated to each member based on an analysis of the respective member’s claim on the net book equity assuming a liquidation at book value at the end of the accounting period without regard to unrealized appreciation (if any) in the fair value of the Nets. In connection with the purchase of the franchise, we and certain of our partners have provided an indemnity guarantee to the NBA for any losses arising from the transaction, including the potential relocation of the team. Our indemnity is limited to $100,000,000 and is effective as long as we own an interest in the team. The indemnification provisions are standard provisions that are required by the NBA. We have insurance coverage of approximately $100,000,000 in connection with such indemnity. We evaluated the indemnity guarantee in accordance with FIN No. 45 and determined that the fair value for our liability for our obligations under the guarantee was not material.
In addition, the Nets are a party to an arbitration challenging an insurance company’s denial of temporary total disability benefits on one of its former players. The maximum amount of our share of this claim approximates $8,000,000. This claim is being vigorously defended, and is not possible to predict the ultimate outcome of this dispute at this time. As management of the Nets believe that an adverse judgment is not probable, and the amount of loss, if any, cannot be reasonably estimated, or otherwise management believes is recoverable from the previous owners, the Nets have not accrued a loss associated with this matter at January 31, 2006.
Certain of our ground leases include provisions requiring us to indemnify the ground lessor against claims or damages occurring on or about the leased property during the term of the ground lease. These indemnities generally were entered into prior to January 31, 2003, and therefore, have not been recorded in our consolidated financial statements at January 31, 2006 in accordance with FIN No. 45. The maximum potential amount of future payments we could be required to make is limited to the actual losses suffered. We mitigate our exposure to loss related to these indemnities through insurance coverage.
We are party to an easement agreement under which we have agreed to indemnify a third party for any claims or damages arising from the use of the easement area of one of our development projects. We have also entered into an environmental indemnity at one of our development projects whereby we agree to indemnify a third party for the cost of remediating any environmental condition. The maximum potential amount of future payments we could be required to make is limited to the actual losses suffered or actual remediation costs incurred. We mitigate our exposure to loss related to the easement agreement and environmental indemnity through insurance coverage.
We are party to an agreement whereby we have issued a $40,000,000 guarantee in connection with certain environmental work to the extent such environmental work is required as a result of investigative work which is being performed to determine the feasibility of constructing a mixed-use development project in Brooklyn, New York. The guaranty expires at some point in time between six and nine years after completion of the investigative work as stipulated in the agreement. We have recorded a liability of $21,700,000 related to this agreement for the year ended January 31, 2006, which is included in accounts payable and accrued expenses in the Consolidated Balance Sheets. We mitigate our exposure to loss related to this agreement through an environmental insurance policy.
Stapleton Land, LLC has committed to fund $24,500,000 to the Park Creek Metropolitan District to be used for certain infrastructure projects. The first $4,500,000 is due in August 2007. The remaining balance is due no later than May 2009.

CONTRACTUAL OBLIGATIONS AND OFF BALANCE SHEET ARRANGEMENTS
As of January 31, 2006, we were subject to certain contractual payment obligations, some of which are off balance sheet as described in the table below. Refer to the “Financing Arrangements” section of the MD&A for information related to certain off balance sheet arrangements related to Stapleton that are not included in the table below.

	Payments Due by Period
	January 31,
	Total	2007	2008	2009	2010	2011	Thereafter
	(in thousands)
Long-Term Debt:
Nonrecourse mortgage debt (4)	$5,159,432	$685,744	$556,794	$165,077	$548,566	$441,942	$2,761,309
Share of nonrecourse mortgage debt of unconsolidated investments	966,107	148,983	155,031	151,500	148,561	30,795	331,237
Notes payable	89,174	18,168	12,445	395	281	92	57,793
Share of notes payable of unconsolidated investments	91,710	33,641	4,693	12,808	28,983	173	11,412
Bank revolving credit facility	82,500	—	—	82,500	—	—	—
Senior and subordinated debt (3)	599,400	—	—	20,400	—	—	579,000
Accounts payable and accrued expenses	674,949	626,678	4,485	3,102	2,992	2,746	34,946
Operating leases	833,538	17,648	16,867	16,346	15,600	15,493	751,584
Share of leases of unconsolidated investments	45,303	1,092	1,083	1,060	1,014	1,007	40,047
Construction contracts	522,406	458,289	63,620	497	—	—	—
The Nets contracts (1)	262,192	78,922	64,068	56,776	34,585	18,739	9,102
Other (2)	258,971	17,451	9,826	3,586	220,847	597	6,664

Total Contractual Obligations	$9,585,682	$2,086,616	$888,912	$514,047	$1,001,429	$511,584	$4,583,094

(1)	These amounts primarily represent obligations at 100% to be paid under various player and executive contracts. The Company has an effective ownership interest of approximately 31% in the Nets for the year ended January 31, 2006. The timing of these obligations can be accelerated or deferred due to player retirements, trades and renegotiation.

(2)	These amounts represent funds that we are legally obligated to pay under various service contracts, employment contracts and licenses over the next several years. These contracts are typically greater than one year and either do not contain a cancellation clause or cannot be terminated without substantial penalty. We have several service contracts with vendors related to our property management including maintenance, landscaping, security, phone service, etc. In addition, we have other service contacts that we enter into during our normal course of business which extend beyond one year and are based on usage including snow plowing, answering services, copier maintenance and cycle painting. As we are unable to predict the usage variables, these contracts have been excluded from our summary of contractual obligations at January 31, 2006.

(3)	Refer to Item 7A — Quantitative and Qualitative Disclosures About Market Risk in the Company’s Annual Report on Form 10-K.

(4)	We have a substantial amount of non-recourse mortgage debt, the details of which are further described within the Interest Rate Exposure section of this MD&A. We are contractually obligated to pay the interest and principle when due on these mortgages. Because we utilize mortgage debt as one of our primary sources of capital, the balances and the terms of the mortgages and therefore the estimate of future contractual obligations are subject to frequent changes due to property dispositions, mortgage refinancings, changes in variable interest rates and new mortgage debt in connection with property additions. We believe that the information contained within the MD&A provides reasonable information to assist an investor in estimating the future interest obligations related to the non-recourse mortgage debt reflected on our Consolidated Balance Sheets.
STOCK SPLIT
On June 21, 2005, the Board of Directors declared a two-for-one stock split of our outstanding Class A and Class B common stock effective July 11, 2005 to shareholders of record on June 27, 2005. The stock split is given retroactive effect to the beginning of the earliest period presented in the accompanying Consolidated Balance Sheets and Consolidated Statements of Shareholders’ Equity by transferring the par value of the additional shares issued from the additional paid-in-capital account to the common stock accounts. All share and per share data included in this annual report have been restated to reflect the stock split.

DIVIDENDS
The Board of Directors declared regular quarterly cash dividends on both Class A and Class B common shares as follows:

Date Declared	Date of Record	Payment Date	Amount Per Share
March 24, 2005	June 1, 2005	June 15, 2005	$ 0.05 (post-split)
June 21, 2005	September 1, 2005	September 15, 2005	$ 0.06
September 29, 2005	December 1, 2005	December 15, 2005	$ 0.06
December 13, 2005	March 1, 2006	March 15, 2006	$ 0.06
March 23, 2006 (1)	June 1, 2006	June 15, 2006	$ 0.06

(1)	Since this dividend was declared after January 31, 2006, it is not reflected in the consolidated financial statements.
INFLATION
Substantially all of our long-term leases contain provisions designed to mitigate the adverse impact of inflation. Such provisions include clauses enabling us to receive additional rental income from escalation clauses, which generally increase rental rates during the terms of the leases and/or percentage rentals based on tenants’ gross sales. Such escalations are determined by negotiation, increases in the consumer price index or similar inflation indices. In addition, we seek increased rents upon renewal at market rates for our short-term leases. Most of our leases require the tenants to pay a share of operating expenses, including common area maintenance, real estate taxes, insurance and utilities, thereby reducing our exposure to increases in costs and operating expenses resulting from inflation.
LEGAL PROCEEDINGS
We are involved in various claims and lawsuits incidental to our business, and management and legal counsel believe that these claims and lawsuits will not have a material adverse effect on our consolidated financial statements.
NEW ACCOUNTING STANDARDS
In November 2005, the FASB issued FASB Staff Position (“FSP”) Nos. FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments”. The guidance in this FSP amends SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, SFAS No. 124, “Accounting for Certain Investments Held by Not-for-Profit Organizations”, Accounting Principles Board (“APB”) Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock” and Emerging Issues Task Force (“EITF”) Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” This FSP addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP Nos. FAS 115-1 and FAS 124-1 are effective no later than the first reporting period beginning after December 15, 2005. We do not expect this statement to have a material impact on our consolidated financial statements.
In October 2005, the FASB issued FSP FAS No. 13-1, “Accounting for Rental Costs Incurred during a Construction Period” (“FSP FAS No. 13-1”). FSP FAS No. 13-1 requires that rental costs associated with ground or building operating leases incurred during a construction period be recognized as rental expense. However, FSP No. FAS 13-1 does not address lessees that account for the sale or rental of real estate projects under SFAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects” (“SFAS No. 67”). We generally own rather than lease land upon which new real estate projects are constructed. When we lease the land under a real estate project under construction, it is our policy to capitalize rental costs associated with ground leases incurred during construction periods under SFAS No. 67. FSP FAS No. 13-1 is effective for the first reporting period beginning after December 15, 2005. The adoption of this statement did not have a material impact on our consolidated financial statements.

In June 2005, EITF No. 04-5, “Investor’s Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights” (“EITF No. 04-5”), was ratified by the FASB. EITF No. 04-5 addresses what rights held by the limited partner(s) preclude consolidation in circumstances in which the sole general partner would consolidate the limited partnership in accordance with generally accepted accounting principles. The assessment of limited partners’ rights and their impact on the presumption of control of the limited partnership by the sole general partner should be made when the investor becomes the sole general partner and should be reassessed if there is a change in terms or the exercise of the rights of the limited partners, the sole general partner increases or decreases its ownership, or there is an increase or decrease in the number of outstanding limited partner interests. For pre-existing agreements that are not modified, the consensus is effective as of the beginning of the first fiscal reporting period beginning after December 15, 2005. For all new and modified agreements, the consensus was effective on June 29, 2005 and did not have a material impact on our consolidated financial statements. For all existing agreements, we will adopt the consensus effective February 1, 2006, and we do not expect this statement to have a material impact on our consolidated financial statements.
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections—a replacement of Accounting Principles Board Opinion No. 20 and FASB Statement No. 3” (“SFAS No. 154”). This statement changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This statement requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect this statement to have a material impact on our consolidated financial statements.
In March 2005, the FASB issued FIN No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN No. 47”), which clarifies that the term “conditional asset retirement obligation” as used in SFAS No. 143, “Accounting for Asset Retirement Obligations”, refers to a legal obligation to perform an asset retirement activity even when the timing and/or method of settlement is conditional on a future event that may or may not be within our control. We are required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN No. 47 became effective and was adopted by the Company on January 31, 2006. The adoption of FIN No. 47 did not have a material impact on our consolidated financial statements.
In March 2005, the FASB issued FSP FIN 46 (R)-5, “Implicit Variable Interests Under FASB Interpretation No. 46 (R), Consolidation of Variable Interest Entities” (“FSP FIN No. 46 (R)-5”), to address whether a company has an implicit variable interest in a VIE or potential VIE when specific conditions exist. The guidance describes an implicit variable interest as an implied financial interest in an entity that changes with changes in the fair market value of the entity’s net assets exclusive of variable interests. An implicit variable interest acts the same as an explicit variable interest except it involves the absorbing and/or receiving of variability indirectly from the entity (rather than directly). FSP No. 46 (R)-5 is effective for the first reporting period beginning after March 3, 2005. The adoption of this statement did not have a material impact on our consolidated financial statements.
In December 2004, the FASB issued SFAS No. 123 (Revised) “Share-Based Payment” (“SFAS No. 123 (R)”). This statement requires the recognition of compensation costs related to the estimated fair value of employee stock options and similar stock awards. Among other changes, SFAS No. 123 (R) provides for certain changes to the method of valuing share-based payments. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS No. 123 (R) which extended the implementation date to February 1, 2006. We will adopt the modified prospective application method which requires the provisions of SFAS No. 123 (R) to be applied to unvested awards outstanding at the date of adoption and all new awards. At February 1, 2006, we had approximately $3,700,000 ($2,900,000 net of tax) of unamortized compensation costs related to outstanding unvested stock options expected to be recognized during the year ending January 31, 2007, a portion of which relates to certain development personnel that will be capitalized into the basis of qualifying real estate projects under development.
We will continue to recognize compensation costs related to restricted stock awards upon adoption of SFAS No. 123 (R), however the unearned compensation costs of $4,151,000 recorded as a reduction of shareholders’ equity at January 31, 2006 will be reclassified to additional paid-in capital upon adoption.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets.” This standard amended APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” to eliminate the exception from fair-value measurement for nonmonetary exchanges of similar productive assets. This standard replaces the exception with a general exception from fair-value measurement for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has no commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for all nonmonetary asset exchanges completed by the company starting July 1, 2005. The adoption of this standard is not expected to have a material impact on our financial position, results of operations or cash flows.
VARIABLE INTEREST ENTITIES
In January 2003, FIN No. 46, “Consolidation of Variable Interest Entities” (“FIN No. 46”), was issued. In December 2003, the FASB published a revision of the interpretation (“FIN No. 46 (R)”) to clarify some of the provisions of FIN No. 46 and to exempt certain entities from its requirements. The objective of this interpretation is to provide guidance on how to identify a VIE and determine when the assets, liabilities, non-controlling interests, and results of operations of a VIE are to be included in the consolidated financial statements. A company that holds a variable interest in a VIE consolidates the entity if the company’s interest is such that the company will absorb a majority of the VIEs’ expected losses and/or receive a majority of the VIEs’ expected residual returns, if they occur. FIN No. 46 (R) also requires additional disclosures by primary beneficiaries and other significant variable interest holders.
We implemented FIN No. 46 (R) on February 1, 2004. Previously, we adopted the consolidation requirements for VIEs created after January 31, 2003, and the disclosure provisions of the interpretation that were effective upon issuance. As a result, we determined that we are the primary beneficiary of 25 previously unconsolidated VIEs representing 14 properties (19 VIEs representing eight properties in Residential Group, five VIEs/properties in Commercial Group, and one VIE/property in Land Development Group). Of these 25 VIEs, 14 VIEs representing 13 properties (nine VIEs representing eight properties in Residential Group, four VIEs/properties in Commercial Group, and one VIE/property in Land Development Group) that were previously accounted for using the equity method of accounting have been fully consolidated. The remaining 11 VIEs representing one property (ten VIEs in Residential Group and one VIE/property in Commercial Group) that were previously accounted for using the cost method of accounting have also been fully consolidated.
In addition, five properties in the Residential Group, which were determined to be VIEs, have been deconsolidated because we are not considered the primary beneficiary of these properties. Although we are an equity investor in these properties, we lack certain decision-making authority. Specifically, these properties are part of government sponsored housing programs that are administered by the U.S. Department of Housing and Urban Development (“HUD”). We determined through a review of the contractual agreements for these government-sponsored programs that the decision-making rights of HUD, a non-equity investor, are restrictive rights that have a significant impact on these five properties. We determined that HUD is the primary beneficiary of these VIEs because it is most closely associated with the VIEs. The VIEs’ activities include providing affordable housing for those individuals that qualify as low-income individuals, which is also HUD’s primary goal, mission, or purpose. Consistent with the provisions of FIN No. 46 (R), we do not consider the activities of these VIEs significant as they only have a de minimus effect on all the principal captions in the Consolidated Balance Sheet.
For the year ended January 31, 2005, we recorded a charge of $18,628,000 ($11,261,000 net of tax) for the cumulative effect of change in accounting principle in accordance with FIN No. 46 (R), which resulted in a reduction of net earnings. This charge consisted primarily of our share of accumulated depreciation and amortization expense of the newly-consolidated VIEs that were previously accounted for on the cost method.
Upon implementation of FIN No. 46 (R) on February 1, 2004, we determined that we hold variable interests in 39 other VIEs representing 39 properties (38 in Residential Group and one in Land Development Group) for which we are not the primary beneficiary. Of the 38 Residential entities, including the five that were previously consolidated have been subsequently deconsolidated as disclosed above in accordance with the provisions of FIN No. 46 (R). We are involved with these unconsolidated VIEs as an equity holder, lender, management agent, or through other contractual relationships. The maximum exposure to loss as a result of our involvement with these unconsolidated VIEs was limited to our recorded investments in those VIEs totaling approximately $25,000,000 at February 1, 2004, which are recorded as investments in and advances to affiliates. In addition, we have various VIEs that were previously consolidated that remain consolidated under FIN No. 46 (R).
As of January 31, 2006, we determined that we are the primary beneficiary of 30 VIEs representing 18 properties (19 VIEs representing 8 properties in Residential Group, 10 VIEs representing 9 properties in Commercial Group, and 1 VIE/property in Land Development Group). As of January 31, 2006, we held variable interests in 41 VIEs for which we are not the primary beneficiary. The maximum exposure to loss as a result of our involvement with these unconsolidated VIEs is limited to our recorded investments in those VIEs totaling approximately $105,956,000 at January 31, 2006, which is recorded as investments in and advances to affiliates. In addition, we have various VIEs that were previously consolidated that remain consolidated under FIN No. 46 (R). These VIEs consist of joint ventures that are engaged, directly or indirectly, in the ownership, development and management of office buildings, regional malls, specialty retail centers, apartment communities, supported-living apartments and land development.
The total assets, nonrecourse mortgage debt, total liabilities and minority interest of VIEs consolidated due to the implementation of FIN No. 46 (R) for which we are the primary beneficiary (net of the five deconsolidated properties) are as follows:

	January 31, 2006	January 31, 2005	February 1, 2004
	(in thousands)
Total Assets	$940,000	$877,000	$555,000
Nonrecourse Mortgage Debt	839,000	756,000	520,000
Total Liabilities (including nonrecourse mortgage debt)	900,000	813,000	540,000
Minority Interest	40,000	64,000	15,000
In addition to the VIEs described above, we have also determined that we are the primary beneficiary of a VIE which holds collateralized borrowings of $29,000,000 (see the “Senior and Subordinated Debt” section of the MD&A) as of January 31, 2006.
SUBSEQUENT EVENT
On March 17, 2006, we sold our investment in Hilton Times Square Hotel for $242,450,000. This 444-room hotel opened in 2000 and is located in Manhattan, New York. We have taken the initial steps to structure this sale as a tax-deferred exchange.
INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS
This Form 8-K, together with other statements and information publicly disseminated by the Company, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A. of the Company’s Annual Report on Form 10-K and other factors that might cause differences, some of which could be material, include, but are not limited to, real estate development and investment risks including lack of satisfactory financing, construction and lease-up delays and cost overruns, the effect of economic and market conditions on a nationwide basis as well as regionally in areas where the Company has a geographic concentration of properties, reliance on major tenants, the impact of terrorist acts, the Company’s substantial leverage and the ability to obtain and service debt, guarantees under the Company’s credit facility, the level and volatility of interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, financial stability of tenants within the retail industry which may be impacted by competition and consumer spending, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks, risks associated with an investment in a professional sports franchise, the rate revenue increases versus the rate of expense increases, as well as other risks listed from time to time in the Company’s reports filed with the United States Securities and Exchange Commission. The Company has no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Item 8. Financial Statements and Supplementary Data
All other schedules are omitted because they are not applicable or the required information is presented in the consolidated financial statements or the notes thereto.
Financial statements of the Company’s unconsolidated joint venture companies have been omitted because each of the joint venture’s proportionate share of the income from continuing operations is less than 20% of the respective consolidated amount, and the investment in and advances to each joint venture is less than 20% of consolidated total assets.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors
of Forest City Enterprises, Inc.:
We have completed integrated audits of Forest City Enterprises, Inc.’s 2005 and 2004 consolidated financial statements and of its internal control over financial reporting as of January 31, 2006, and an audit of its 2003 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.
Consolidated financial statements and financial statement schedules
In our opinion, the consolidated financial statements listed in the index appearing under Item 8 present fairly, in all material respects, the financial position of Forest City Enterprises, Inc. and its subsidiaries (the “Company”) at January 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended January 31, 2006 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed in the index appearing under Item 8 present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As discussed in Note A to the consolidated financial statements, the Company, on February 1, 2004, adopted FIN 46 R, “Consolidation of Variable Interest Entities – an Interpretation of ARB 51”, as interpreted.
Internal control over financial reporting
Also, in our opinion, management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting appearing under Item 9A, that the Company maintained effective internal control over financial reporting as of January 31, 2006 based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of January 31, 2006, based on criteria established in Internal Control – Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
/s/ PricewaterhouseCoopers LLP
Cleveland, OH
March 24, 2006, except with respect to our opinion on the consolidated financial statements and financial statement schedules in so far as they relate to the effects of the discontinued operations as discussed in Note V, as to which the date is October 2, 2006

Forest City Enterprises, Inc. and Subsidiaries
Consolidated Balance Sheets

	January 31,

	2006	2005

	(in thousands)
Assets
Real Estate
Completed rental properties	$6,162,995	$5,708,558
Projects under development	886,256	634,441
Land held for development or sale	105,875	94,907

Total Real Estate	7,155,126	6,437,906

Less accumulated depreciation	(986,594)	(865,562)

Real Estate, net	6,168,532	5,572,344

Cash and equivalents	254,734	276,492
Restricted cash	430,264	347,267
Notes and accounts receivable, net	265,264	212,868
Investments in and advances to affiliates	361,942	415,234
Other assets	509,605	497,880

Total Assets	$7,990,341	$7,322,085

Liabilities and Shareholders’ Equity
Liabilities
Mortgage debt, nonrecourse	$5,159,432	$4,787,191
Notes payable	89,174	93,432
Bank revolving credit facility	82,500	—
Senior and subordinated debt	599,400	599,400
Accounts payable and accrued expenses	674,949	587,274
Deferred income taxes	387,788	354,490

Total Liabilities	6,993,243	6,421,787

Minority Interest	102,716	95,773

Commitments and Contingencies	—	—

Company-Obligated Trust Preferred Securities	—	—

Shareholders’ Equity
Preferred stock — without par value; 5,000,000 shares authorized; no shares issued	—	—
Common stock — $.33 1/3 par value
Class A, 96,000,000 shares authorized; 75,695,084 and 74,205,642 shares issued and outstanding, respectively	25,232	24,736
Class B, convertible, 36,000,000 shares authorized; 26,149,070 and 26,496,960 shares issued and outstanding, respectively; 6,257,961 shares issuable	8,716	8,832

	33,948	33,568
Additional paid-in capital	251,991	230,188
Unearned compensation	(4,151)	(3,087)
Retained earnings	612,371	552,106

	894,159	812,775
Accumulated other comprehensive income (loss)	223	(8,250)

Total Shareholders’ Equity	894,382	804,525

Total Liabilities and Shareholders’ Equity	$7,990,341	$7,322,085

  The accompanying notes are an integral part of these consolidated financial statements.

Forest City Enterprises, Inc. and Subsidiaries
Consolidated Statements of Earnings

	Years Ended January 31,

	2006	2005	2004

	(in thousands, except per share data)
Revenues from real estate operations	$1,144,335	$938,725	$757,801

Expenses
Operating expenses	651,745	530,263	442,449
Interest expense	264,655	230,557	172,231
Amortization of mortgage procurement costs	10,048	10,557	7,535
Loss on early extinguishment of debt	5,046	4,743	11,164
Provision for decline in real estate	7,874	—	1,624
Depreciation and amortization	168,482	147,274	101,073

	1,107,850	923,394	736,076

Interest income	27,780	42,983	22,496

Equity in earnings of unconsolidated entities	55,201	54,392	31,751

Gain (loss) on disposition of other investments	506	438	(171)

Earnings before income taxes	119,972	113,144	75,801

Income tax expense (benefit)
Current	3,767	(10,710)	(3,768)
Deferred	21,747	52,003	29,699

	25,514	41,293	25,931

Earnings before minority interest, discontinued operations and cumulative effect of change in accounting principle	94,458	71,851	49,870

Minority interest	(30,027)	(25,735)	(13,016)

Earnings from continuing operations	64,431	46,116	36,854

Discontinued operations, net of tax and minority interest
Operating earnings from Lumber Group	—	4,545	3,701
Operating loss from rental properties	(7,417)	(6,588)	(1,783)
Gain on disposition of Lumber Group	—	11,501	—
Gain on disposition of rental properties	26,505	40,893	3,897

	19,088	50,351	5,815

Cumulative effect of change in accounting principle, net of tax	—	(11,261)	—

Net earnings	$83,519	$85,206	$42,669

Basic earnings per common share (1)
Earnings from continuing operations	$0.64	$0.46	$0.37
Earnings from discontinued operations, net of tax and minority interest	0.19	0.50	0.06
Cumulative effect of change in accounting principle, net of tax	—	(0.11)	—

Net earnings	$0.83	$0.85	$0.43

Diluted earnings per common share (1)
Earnings from continuing operations	$0.63	$0.45	$0.36
Earnings from discontinued operations, net of tax and minority interest	0.18	0.50	0.06
Cumulative effect of change in accounting principle, net of tax	—	(0.11)	—

Net earnings	$0.81	$0.84	$0.42

(1)	Earnings per share and weighted average shares outstanding for the years ended January 31, 2006, 2005 and 2004 have been restated to reflect a two-for-one stock split that occurred in July 2005.
The accompanying notes are an integral part of these consolidated financial statements.

Forest City Enterprises, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income

	Years Ended January 31,

	2006	2005	2004

	(in thousands)
Net earnings	$83,519	$85,206	$42,669

Other comprehensive income (loss), net of tax and minority interest:

Unrealized net gains (losses) on investment securities	57	(435)	687

Change in unrealized net gains (losses) on interest rate derivative contracts	8,416	2,641	(2,421)

Change in fair value of retained interest (Footnote I)	—	(12,442)	4,052

Other comprehensive income (loss), net of tax and minority interest	8,473	(10,236)	2,318

Comprehensive income	$91,992	$74,970	$44,987

The accompanying notes are an integral part of these consolidated financial statements.

Forest City Enterprises, Inc. and Subsidiaries
Consolidated Statements of Shareholders’ Equity

										Accumulated
	Common Stock				Additional					Other
	Class A		Class B		Paid-In	Unearned	Retained	Treasury Stock		Comprehensive
	Shares	Amount	Shares	Amount	Capital	Compensation	Earnings	Shares	Amount	(Loss) Income	Total

	(in thousands)
Balances at January 31, 2003, as previously reported	35,678	$11,892	14,548	$4,850	$238,143	$(6,114)	$470,348	570	$(4,425)	$(332)	$714,362
Two-for-one stock split effective July 11, 2005, applied retroactively	35,678	11,892	14,548	4,850	(16,742)	—	—	570	—	—	—

Balances at January 31, 2003, as restated	71,356	$23,784	29,096	$9,700	$221,401	$(6,114)	$470,348	1,140	$(4,425)	$(332)	$714,362

Net earnings							42,669				42,669
Other comprehensive income, net of tax and minority interest										2,318	2,318
Dividends $.165 per share							(16,480)				(16,480)
Conversion of Class B to Class A shares	1,664	556	(1,664)	(556)							—
Exercise of stock options					1,975			(436)	1,660		3,635
Income tax benefit from stock option exercises					1,212						1,212
Restricted stock issued					(1,013)			(226)	1,013		—
Amortization of unearned compensation						1,195					1,195

Balances at January 31, 2004, as restated	73,020	$24,340	27,432	$9,144	$223,575	$(4,919)	$496,537	478	$(1,752)	$1,986	$748,911

Net earnings							85,206				85,206
Other comprehensive loss, net of tax and minority interest										(10,236)	(10,236)
Dividends $.295 per share							(29,637)				(29,637)
Conversion of Class B to Class A shares	935	312	(935)	(312)							—
Exercise of stock options	251	84			3,524			(478)	1,752		5,360
Income tax benefit from stock option exercises					4,256						4,256
Amortization of unearned compensation						1,832					1,832
Distribution of accumulated equity to minority partners					(1,167)						(1,167)

Balances at January 31, 2005	74,206	$24,736	26,497	$8,832	$230,188	$(3,087)	$552,106	—	$—	$(8,250)	$804,525

Net earnings							83,519				83,519
Other comprehensive income, net of tax and minority interest										8,473	8,473
Dividends $.23 per share							(23,254)				(23,254)
Purchase of treasury stock								62	(1,945)		(1,945)
Conversion of Class B to Class A shares	348	116	(348)	(116)							—
Exercise of stock options	1,051	350			10,295			(62)	1,945		12,590
Income tax benefit from stock option exercises and vesting of restricted stock					9,195						9,195
Restricted stock issued	90	30			2,827	(2,857)					—
Amortization of unearned compensation						1,793					1,793
Distribution of accumulated equity to minority partners					(514)						(514)

Balances at January 31, 2006	75,695	$25,232	26,149	$8,716	$251,991	$(4,151)	$612,371	—	$—	$223	$894,382

The accompanying notes are an integral part of these consolidated financial statements.

Forest City Enterprises, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Years Ended January 31,

	2006	2005	2004

	(in thousands)
Net Earnings	$83,519	$85,206	$42,669
Amortization of mortgage procurement costs	10,048	10,557	7,535
Loss on early extinguishment of debt	5,046	4,743	11,164
Provision for decline in real estate	7,874	—	1,624
Depreciation and amortization	168,482	147,274	101,073
Equity in earnings of unconsolidated entities	(55,201)	(54,392)	(31,751)
(Gain) loss on disposition of other investments	(506)	(438)	171
Deferred income taxes	21,747	43,310	30,604
Minority interest	30,027	25,735	13,016
Amortization of unearned compensation	1,793	1,832	1,195
Cash distributions from operations of unconsolidated entities	46,457	74,008	25,126
Non-cash operating expenses:
Write-off of a portion of enterprise resource planning project	3,162	—	—
Write-off of abandoned development projects	3,821	13,898	17,722
Discontinued operations:
Loss on early extinguishment of debt	4,938	2,915	(256)
Provision for decline in real estate	—	—	1,614
Depreciation and amortization	12,888	18,085	16,414
Amortization of mortgage procurement costs	3,202	3,876	3,390
Gain on disposition of rental properties and Lumber Group	(43,198)	(92,245)	(6,769)
Minority interest	2,562	3,194	(3,466)
Deferred taxes	18,757	25,988	1,428
Cumulative effect of change in accounting principle	—	18,628	—
Cost of sales of land included in projects under development and completed rental properties	73,944	7,937	29,202
(Increase) decrease in land held for development or sale	(10,024)	(11,520)	1,586
Increase in notes and accounts receivable	(52,396)	(36,126)	(30,478)
Increase in other assets	(15,455)	(879)	(43,073)
(Increase) decrease in restricted cash used for operating purposes	(23,039)	3,090	4,601
Increase in accounts payable and accrued expenses	45,705	62,507	1,545
Change in Lumber Group – assets held for sale	—	32,615	(29,763)

Net cash provided by operating activities	$344,153	$389,798	$166,123

The accompanying notes are an integral part of these consolidated financial statements.

Forest City Enterprises, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Years Ended January 31,

	2006	2005	2004

	(in thousands)
Cash Flows from Investing Activities
Capital expenditures	$(973,375)	$(905,444)	$(456,154)
Change in restricted cash to be used for capital expenditures	(6,745)	(9,399)	(26,565)
Proceeds from disposition of Lumber Group	—	35,000	—
Proceeds from disposition of rental properties and other investments	69,498	114,089	9,114
Change in investments in and advances to affiliates	53,582	(102,143)	45,461

Net cash used in investing activities	(857,040)	(867,897)	(428,144)

Cash Flows from Financing Activities
Proceeds from issuance of senior notes	—	250,000	300,000
Payment of senior notes issuance costs	—	(8,070)	(8,151)
Retirement of senior notes	—	—	(208,500)
Borrowings on bank revolving credit facility	100,000	—	19,000
Payments on bank revolving credit facility	(17,500)	—	(73,000)
Repayment of term loan	—	(56,250)	(25,000)
Proceeds from nonrecourse mortgage debt	1,092,926	1,195,138	963,583
Principal payments on nonrecourse mortgage debt	(540,354)	(592,146)	(572,849)
Proceeds from notes payable	31,594	34,552	31,173
Payments on notes payable	(42,587)	(34,216)	(22,151)
Change in restricted cash and book overdrafts	(32,605)	(79,713)	(119,133)
Payment of deferred financing costs	(83,752)	(24,855)	(33,603)
Purchase of treasury stock	(1,945)	—	—
Exercise of stock options	12,590	5,360	3,635
Dividends paid to shareholders	(22,221)	(29,099)	(14,960)
Decrease in minority interest	(5,017)	(18,957)	(16,924)
Change in Lumber Group — assets held for sale	—	(18,834)	24,036

Net cash provided by financing activities	491,129	622,910	247,156

Net increase (decrease) in cash and equivalents	(21,758)	144,811	(14,865)
Cash and equivalents at beginning of year	276,492	131,681	146,546

Cash and equivalents at end of year	$254,734	$276,492	$131,681

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$(274,708)	$(249,809)	$(192,707)
Cash (refunded) paid during the year for income taxes	$(8,170)	$4,582	$(147)
The accompanying notes are an integral part of these consolidated financial statements.

Forest City Enterprises, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
Supplemental Non-Cash Disclosures:
The table below represents the effect of the following non-cash transactions for the years ended January 31, 2006, 2005 and 2004:

	Years Ended January 31,

	2006	2005	2004

	(in thousands)
Operating Activities
Decrease (increase) in notes and accounts receivable	$—	$37,078	$(204)
Increase in land held for development or sale	—	(12,534)	—
Decrease (increase) in other assets	70,000	(127,735)	(37,253)
Increase in restricted cash	—	(9,070)	(7,763)
Increase in deferred profit	—	4,086	—
Decrease in deferred taxes	—	(3,038)	—
Increase in accounts payable and accrued expenses	22,733	42,748	23,813

Total effect on operating activities	$92,733	$(68,465)	$(21,407)

Investing Activities
(Increase) decrease in investments in and advances to real estate affiliates	$—	$44,766	$19,709
Increase in projects under development	(21,700)	—	—
Increase in completed rental properties	—	(559,145)	(227,902)
Non-cash proceeds from disposition of properties	120,315	—	—

Total effect on investing activities	$98,615	$(514,379)	$(208,193)

Financing Activities
Increase (decrease) in notes and loans payable	$—	$7,065	$(286)
Increase in long-term debt	—	—	29,000
(Decrease) increase in nonrecourse mortgage debt	(190,315)	542,363	227,911
Increase in restricted cash	—	(5,661)	—
(Decrease) increase in minority interest	—	39,615	(25,505)
Dividends declared but not yet paid	(1,033)	(538)	(1,520)

Total effect on financing activities	$(191,348)	$582,844	$229,600

2006
•	Retired $70,000,000 Stapleton Revenue Bonds consolidated by the Company in accordance with FIN No. 46 (R), but owned by a third party special purpose entity (See Note I — Financing Arrangements).

•	Assumption of nonrecourse mortgage debt by the buyer upon sale of Enclave, Cherrywood Village and Ranchstone properties in the Residential Group.

•	Estimate for environmental liability for Atlantic Yards, a commercial development project in Brooklyn, New York.
2005
•	Change in consolidation methods due to FIN No. 46 (R).

•	Change to full consolidation method of accounting from equity method due to acquisition of partners’ interests in four properties: Lenox Park, Lenox Club and Pavilion in the Residential Group and Tangerine in the Land Development Group.

•	Modification of certain provisions of the Company’s arrangement with its partner in the New York operations for certain property partnerships.

•	Decrease of ownership interest in Victoria Gardens, a retail center in Rancho Cucamonga, California, due to admission of an additional partner.
The accompanying notes are an integral part of these consolidated financial statements.

Forest City Enterprises, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
•	Disposition of the Lumber Group.

•	Disposition of Regency Towers, Woodlake, Bridgewater, Trellis at Lee’s Mill, Hunting Park, Arboretum, Flatbush Avenue, Colony Woods and Silver Hill.
2004
•	Increase in interest in Station Square Freight House, a specialty retail center.

•	Disposition of interest in Trowbridge, a supported-living community.

•	Increase in long-term debt and other assets related to the consolidation of a collateralized borrowing.

•	Acquisitions of additional interests in ten syndicated residential properties: Arboretum Place, Bowin, Bridgewater, Drake, Enclave, Grand, Lakeland, Lofts at 1835 Arch, Silver Hill and Trellis at Lee’s Mill.

•	Acquisition of Grove, an apartment community.

•	Change to equity method of accounting from full consolidation due to admission of a 50% partner in San Francisco Centre, a retail project under development.
The accompanying notes are an integral part of these consolidated financial statements.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
A. Summary of Significant Accounting Policies
Nature of Business
Forest City Enterprises, Inc. (the “Company”) principally engages in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. The Company operates through three strategic business units and five reportable segments. The Commercial Group, the Company’s largest business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects. The Residential Group owns, develops, acquires, and operates residential rental property, including upscale and middle-market apartments, adaptive re-use developments and supported-living communities. It also develops for-sale condominium projects and owns, develops and manages military housing. New York City operations through the Company’s partnership with Forest City Ratner Companies are part of the Commercial Group or Residential Group depending on the nature of the operations. Real Estate Groups are the combined Commercial and Residential Groups. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. Corporate Activities and the Nets, a franchise of the National Basketball Association (“NBA”) in which the Company accounts for its investment on the equity method of accounting, are reportable segments of the Company.
The Company has approximately $8.0 billion in total assets in 25 states and the District of Columbia at January 31, 2006. The Company’s core markets include New York City/Philadelphia metropolitan area, Denver, Boston, Greater Washington, D.C./Baltimore metropolitan area, Chicago and California. The Company has offices in Boston, Chicago, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and the Company’s corporate headquarters are in Cleveland, Ohio.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of Forest City Enterprises, Inc., its wholly-owned subsidiaries and entities in which it has a controlling interest in accordance with accounting principles generally accepted in the United States of America. All intercompany balances and transactions have been eliminated in consolidation.
In accordance with the Financial Accounting Standards Board Interpretation (“FIN”) No. 46 (R) “Consolidation of Variable Interest Entities” (“FIN No. 46 (R)”), the Company consolidates variable interest entities (“VIEs”) in which it has a variable interest (or a combination of variable interests) that will absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns, or both, based on an assessment performed at the time the Company becomes involved with the entity. VIEs are entities in which the equity investors do not have a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. The Company reconsiders this assessment only if the entity’s governing documents or the contractual arrangements among the parties involved change in a manner that changes the characteristics or adequacy of the entity’s equity investment at risk, some or all of the equity investment is returned to the investors and other parties become exposed to expected losses of the entity, the entity undertakes additional activities or acquires additional assets beyond those that were anticipated at inception or at the last reconsideration date that increase its expected losses, or the entity receives an additional equity investment that is at risk, or curtails or modifies its activities in a way that decreases its expected losses (Refer to the Variable Interest Entities section of this Note).
For entities not deemed to be VIEs, the Company consolidates those entities in which it exerts effective control or owns a majority of the voting securities or interests, except in those instances in which the minority voting interest owner effectively participates through substantive participative rights. Substantive participatory rights include the ability to select, terminate, and set compensation of the investee’s management, approve refinancings, participate in capital and operating decisions of the investee (including budgets), in the ordinary course of business.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
A. Summary of Significant Accounting Policies (continued)
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related notes. Some of the critical estimates made by the Company include, but are not limited to, estimates of useful lives for long-lived assets, reserves for collection on accounts and notes receivable and other investments, provisions for decline in real estate and the computation of expected losses on VIEs. As a result of the nature of estimates made by the Company, actual results could differ.
As a result of a state of Ohio tax law change enacted on June 30, 2005 that replaced the Ohio income-based franchise tax and the Ohio personal property tax with a commercial activity tax, there was a decrease in the Company’s effective state tax rate. The impact of the tax rate change of approximately $10,000,000 is reflected as a deferred tax benefit in the Consolidated Statements of Earnings for the year ended January 31, 2006.
Reclassification
Certain prior year amounts in the accompanying consolidated financial statements have been reclassified to conform to the current year’s presentation. Effective July 31, 2005 the Company changed from the direct method of cash flow presentation to the indirect method to be consistent with the disclosure common throughout the real estate industry. The prior period cash flow has been revised to conform to the indirect method. The direct method reports major classes of gross cash receipts and gross cash payments versus the indirect method which reconciles net earnings to net cash used in or provided by operating activities.
Fiscal Year
The years 2005, 2004 and 2003 refer to the fiscal years ended January 31, 2006, 2005 and 2004, respectively.
Land Operations
Land held for development or sale is stated at the lower of carrying amount or fair market value less cost to sell.
Recognition of Revenue
Real Estate Sales — The Company recognizes gains on sales of real estate pursuant to the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 66 “Accounting for Sales of Real Estate” (“SFAS No. 66”). The specific timing of a sale is measured against various criteria in SFAS No. 66 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the property. If the sales criteria are not met, the Company defers gain recognition and accounts for the continued operations of the property by applying the deposit, finance, installment or cost recovery methods, as appropriate.
The Company follows the provisions of SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) for reporting dispositions of operating properties. Pursuant to the definition of a component of an entity in SFAS No. 144, assuming no significant continuing involvement, all earnings of properties which have been sold or determined by management to be held for sale are reported as discontinued operations. The Company considers assets held for sale when the transaction has been approved by the appropriate level of management and there are no significant contingencies related to the sale that may prevent the transaction from closing. In most transactions, these contingencies are not satisfied until the actual closing and, accordingly, the property is not identified as held for sale until the closing actually occurs. However, each potential sale is evaluated based on its separate facts and circumstances.
Leasing Operations — The Company enters into leases with tenants in its rental properties. The lease terms of tenants occupying space in the retail centers and office buildings generally range from 1 to 25 years, excluding leases with certain anchor tenants which typically run longer. Minimum rents are recognized on a straight-line basis over the non-cancelable term of the related leases, which includes the effects of rent steps and rent abatements under the leases. Overage rents are recognized in accordance with Staff Accounting Bulletin No. 104 “Revenue Recognition”, which states that this income is to be recognized only after the contingency has

Forest City Enterprises, Inc. and Subsidiaries
Quarterly Consolidated Financial Data (Unaudited)
A. Summary of Significant Accounting Policies (continued)
been removed (i.e., sales thresholds have been achieved). Recoveries from tenants for taxes, insurance, and other commercial property operating expenses are recognized as revenues in the period the applicable costs are incurred. See Note M — Leases for further information on tenant reimbursements.
Construction — Revenue and profit on long-term fixed-price contracts are recorded using the percentage-of-completion method. On reimbursable cost-plus fee contracts, revenues are recorded in the amount of the accrued reimbursable costs plus proportionate fees at the time the costs are incurred.
Recognition of Costs and Expenses
Operating expenses primarily represent the recognition of operating costs, which are charged to operations as incurred, administrative expenses and taxes other than income taxes. Interest expense and real estate taxes during development and construction are capitalized as a part of the project cost.
The Company provides an allowance for doubtful accounts against the portion of accounts or notes receivable that is estimated to be uncollectible. Such allowances are reviewed and updated quarterly for changes in expected collectibility.
Depreciation and amortization is generally computed on a straight-line method over the estimated useful life of the asset. The estimated useful lives of buildings and certain first generation tenant allowances that are considered by management as a component of the building are primarily 50 years. Subsequent tenant improvements are amortized over the life of the tenant’s lease. This estimate is based on the length of time the asset is expected to generate positive operating cash flows.
Major improvements and tenant improvements are capitalized and expensed through depreciation charges. Repairs, maintenance and minor improvements are expensed as incurred.
A variety of costs are incurred in the acquisition, development and leasing of properties. After determination is made to capitalize a cost, it is allocated to the specific component of a project that is benefited. Determination of when a development project is substantially complete and capitalization must cease involves a degree of judgment. The Company’s capitalization policy on development properties is guided by SFAS No. 34 “Capitalization of Interest Cost” and SFAS No. 67 “Accounting for Costs and the Initial Rental Operations of Real Estate Properties.” The costs of land and buildings under development include specifically identifiable costs. The capitalized costs include pre-construction costs essential to the development of the property, development costs, construction costs, interest costs, real estate taxes, salaries and related costs and other costs incurred during the period of development. The Company considers a construction project as substantially completed and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity. The Company ceases capitalization on the portion substantially completed and occupied or held available for occupancy, and capitalizes only those costs associated with the portion under construction. Costs and accumulated depreciation applicable to assets retired or sold are eliminated from the respective accounts and any resulting gains or losses are reported in the Consolidated Statements of Earnings.
The Company reviews its properties to determine if its carrying costs will be recovered from future operating cash flows whenever events or changes indicate that recoverability of long-lived assets may not be assured. In cases where the Company does not expect to recover its carrying costs, an impairment loss is recorded as a provision for decline in real estate.
Capitalized Software Costs
Costs related to software developed or obtained for internal use are capitalized pursuant to Statement of Position No. 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” and amortized using the straight-line method over their estimated useful life, which is primarily three years. The Company capitalizes significant costs incurred in the acquisition or development of software for internal use, including the costs of the software, materials, consultants, interest and payroll and payroll-related costs for employees incurred in developing internal-use computer software once final selection of the software is made. Costs incurred prior to the final selection of software and costs not qualifying for capitalization are charged to expense. At January 31, 2006, 2005 and 2004, the Company has capitalized $14,365,000, $10,639,000 and $3,074,000 of software costs net of amortization, respectively. The amortization expense and accumulated amortization related to capitalized software was immaterial at January 31, 2006 and 2005. During the year ended January 31, 2006, following certain developments in the software industry, the Company modified its implementation plan involving an enterprise resource planning project resulting in an impairment charge of $3,162,000, which is recorded within operating expenses in our Consolidated Statements of Earnings.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
A. Summary of Significant Accounting Policies (continued)
Investments in Unconsolidated Entities
The Company accounts for its investments in unconsolidated entities (included in Investments in and Advances to Affiliates on the Consolidated Balance Sheets) using the equity method of accounting whereby the cost of an investment is adjusted for the Company’s share of income or loss from the date of acquisition, and reduced by distributions received. The income or loss for each unconsolidated entity is allocated in accordance with the provisions of the applicable operating agreements, which may differ from the ownership interest held by each investor. Differences between the Company’s carrying value of its investment in the unconsolidated entities and the Company’s underlying equity of such unconsolidated entities are amortized over the respective lives of the underlying assets or liabilities, as applicable. The Company records income or loss in certain unconsolidated entities based on the distribution priorities, which may change upon the achievement of certain return thresholds. The Company evaluates the fair value of its investments in unconsolidated entities and any decreases in fair value which is other than temporary are recognized as incurred.
Minority Interest
Interests held by partners in real estate partnerships consolidated by the Company are reflected in minority interest on the Consolidated Balance Sheets. Minority interest represents the minority partners’ share of the underlying net assets of our consolidated subsidiaries. Distributions to minority partners in excess of their recorded minority interest balance related to refinancing proceeds from nonrecourse debt, which generally arise from appreciation of the underlying real estate assets, are reported, as a reduction of additional paid-in-capital in the Consolidated Statements of Shareholders’ Equity. In situations where distributions and losses otherwise allocable to a partner’s minority interest balance exceeds its partner’s recorded capital account, such excess amounts are charged against the Company’s interests in its Consolidated Statements of Earnings when there is no legal obligation for the partner to restore their deficit capital account, except as described above involving distributions on nonrecourse debt refinancing proceeds. If a partner has a legal obligation to repay its deficit capital account, the Company will record such amount as an investment in and advances to affiliates on its Consolidated Balance Sheets if management determines such amounts are collectible and legally enforceable (subject to a contractual obligation).
Allowance for Projects Under Development
The Company records an allowance for development project write-offs for its Projects Under Development (included in Real Estate, at cost on its Consolidated Balance Sheets). Specific projects are written off against this allowance when it is determined by management that the project will not be developed. The allowance is adjusted on a quarterly basis based on the Company’s actual development project write-off history. The allowance decreased by $3,500,000 for the year ended January 31, 2006 and increased $900,000 for the year ended January 31, 2005. There was no change in the allowance for the year ended January 31, 2004. Any change in the allowance is reported in operating expenses in the Consolidated Statements of Earnings.
Acquisition of Rental Properties
Upon acquisition of rental property, the Company estimates the fair value of acquired tangible assets, consisting of land, building and improvements, and identified intangible assets and liabilities generally consisting of the fair value of (i) above and below market leases, (ii) in-place leases and (iii) tenant relationships. The Company allocates the purchase price to the assets acquired and liabilities assumed based on their relative fair values. In estimating the fair value of the tangible and intangible assets acquired, the Company considers information obtained about each property as a result of its due diligence and marketing and leasing activities, and utilizes various valuation methods, such as estimated cash flow projections utilizing appropriate discount and capitalization rates, estimates of replacement costs net of depreciation, and available market information. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant.
Cash and Equivalents
The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.
The Company maintains operating cash and reserves for replacement balances in financial institutions which, from time to time, may exceed Federally-insured limits. The Company periodically assesses the financial condition of these institutions and believes that the risk of loss is minimal.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
A. Summary of Significant Accounting Policies (continued)
Restricted Cash
Restricted cash represents legally restricted deposits with financial institutions for taxes and insurance, security deposits, capital replacement, improvement and operating reserves, bond funds, development escrows, construction escrows and collateral on total rate of return swaps, as well as certain internally restricted deposits with qualified intermediaries related to like-kind exchanges.
Allowance for Doubtful Accounts and Reserves on Notes Receivable
The Company records allowances for rent receivables from commercial tenants that are deemed to be uncollectible. These allowances are based on management’s estimate of receivables that will not be realized from cash receipts in subsequent periods. The Company also maintains an allowance for receivables arising from the straight-lining of rents. This receivable arises from earnings recognized in excess of amounts currently due under the lease agreements. Management exercises judgment in establishing these allowances and considers payment history and current credit status in developing these estimates. The allowance against the Company’s straight-line rent receivable is based on the Company’s historical experience with early lease terminations. There is a risk that the Company’s estimate of the expected activity of current tenants may not accurately reflect future events. If the estimate does not accurately reflect future tenant vacancies, the reserve for straight-line rent receivable may be over or understated by the actual tenant vacancies that occur. The Company estimates the allowance for notes receivable based on its assessment of the collectibility of the note. The assessment of collectibility is based largely on expected future cash flows estimated to be paid to the Company’s limited partners. If the estimate of expected future cash flows does not accurately reflect actual events, the Company’s reserve on notes receivable may be over or understated by the actual cash flows that occur.
Investments in Partnerships
As is customary within the real estate industry, the Company invests in certain projects through partnerships and limited liability entities. The Company may provide funding for certain of its partners’ equity contributions. Such advances are typically interest-bearing or entitle the Company to a preference on and of such advances on property cash flows and are included in investments in and advances to affiliates in the accompanying Consolidated Balance Sheets.
Intangible Assets
Upon an acquisition of a business, the Company records intangible assets acquired at their estimated fair value separate and apart from goodwill. The Company amortizes identified intangible assets that are determined to have finite lives which are based on the period over which the assets are expected to contribute directly or indirectly to the future cash flows of the business acquired. Intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss is recognized if the carrying amount of an intangible asset is not recoverable and its carrying amount exceeds its estimated fair value.
Included with the Nets, an investment accounted for by the Company on the equity method of accounting, is the Company’s share of approximately $64,252,000 of the net book value of intangible assets, consisting primarily of the fair value of the franchise asset, players’ contracts and the arena lease that were acquired in connection with the team in August 2004. With exception of the franchise asset, which the management of the Nets has determined is an indefinite-lived intangible asset, such intangibles are generally amortized over their estimated useful lives, which has been determined to be five years. The amortization of these intangible assets is included as a component of the Company’s proportionate share of loss from the Nets within equity in earnings of unconsolidated entities in the Company’s Consolidated Statements of Earnings. The Company’s portion of amortization expense recorded by the Nets was $12,546,000 and $6,588,000 for the years ended January 31, 2006 and 2005, respectively.
Other Assets
Included in other assets are costs incurred in connection with obtaining mortgage debt, nonrecourse financings which are deferred and amortized on a straight-line basis, which approximates the effective interest method, over the life of the related debt. The amortization of these costs was $10,048,000, $10,557,000 and $7,535,000 for the years ended January 31, 2006, 2005 and 2004, respectively, and is reported as amortization of mortgage procurement costs in the Consolidated Statements of Earnings. Costs incurred in connection with leasing space to tenants are also included in other assets and are deferred and amortized using the straight-line method over the lives of the related leases.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
A. Summary of Significant Accounting Policies (continued)
Investments in securities classified as available-for-sale are reflected in other assets at market value with the unrealized gains or losses reflected as accumulated other comprehensive income (loss) in Statements of Shareholders’ Equity.
Other Comprehensive Income
Net unrealized gains or losses on securities are included in other comprehensive income (“OCI”) and represent the difference between the market value of investments in unaffiliated companies that are available-for-sale at the balance sheet date and the Company’s cost. Also included in OCI is the Company’s portion of the unrealized gains and losses on the effective portions of derivative instruments designated and qualified as cash flow hedges and changes in fair value of retained interest (see Note I – Financing Arrangements). The amount of income tax expense (benefit) related to OCI was $141,000, $(5,397,000) and $1,299,000 for the years ended January 31, 2006, 2005 and 2004, respectively.
The following table summarizes the components of accumulated other comprehensive income (loss) included within the Company’s Consolidated Balance Sheets, net of tax and minority interest.

	January 31,
	2006	2005	2004
		(in thousands)

Unrealized gains on securities	$270	$213	$648
Unrealized losses on interest rate contracts	(47)	(8,463)	(11,104)
Fair value of retained interest (Note I)	—	—	12,442

Accumulated Other Comprehensive Income (Loss)	$223	$(8,250)	$1,986

Fair Value of Financial Instruments
The Company estimates the fair value of its debt instruments by discounting future cash payments at interest rates that the Company believes approximates the current market. The carrying amount of the Company’s total fixed-rate debt at January 31, 2006 was $4,228,330,000 compared to an estimated fair value of $4,181,084,000.
The Company estimates the fair value of its hedging instruments based on interest rate market pricing models. At January 31, 2006 and 2005, interest rate caps were reported at fair value of approximately $9,698,000 and $1,405,000, respectively, in other assets in the Consolidated Balance Sheets. The fair value of interest rate swap and floor agreements which had a net positive fair value of $7,887,000 at January 31, 2006 are included in other assets in the Consolidated Balance Sheets. The fair value of interest rate swap and floor agreements which had a net negative fair value of $1,394,000 at January 31, 2005 is included in accounts payable and accrued expenses in the Consolidated Balance Sheets.
Accounting for Derivative Instruments and Hedging Activities
The Company maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned decreases in earnings and cash flow that may be caused by interest rate volatility. Derivative instruments that are used as part of the Company’s strategy include interest rate swaps and option contracts that have indices related to the pricing of specific balance sheet liabilities. The Company enters into interest rate swaps to convert certain floating-rate debt to fixed-rate long-term debt, and vice-versa, depending on market conditions. Option products utilized include interest rate caps, floors and Treasury options. The use of these option products is consistent with the Company’s risk management objective to reduce or eliminate exposure to variability in future cash flows primarily attributable to changes in benchmark rates relating to forecasted financings, and the variability in cash flows attributable to increases relating to interest payments on its floating-rate debt. The caps and floors have typical durations ranging from one to three years while the Treasury options are for periods of five to 10 years. The Company also enters into interest rate swap agreements for hedging purposes for periods that are generally one to five years. The Company does not have any Treasury options outstanding at January 31, 2006.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
A. Summary of Significant Accounting Policies (continued)
The principal credit risk to the Company through its interest rate risk management strategy is the potential inability of the financial institution from which the derivative financial instruments were purchased to cover all of its obligations. If a counterparty fails to fulfill its performance obligations under a derivative contract, the Company’s credit risk will equal the fair-value gain in a derivative. To mitigate this exposure, the Company generally purchases its derivative financial instruments from either the institution that holds the debt or from institutions with a minimum A- credit rating.
Derivatives are reported in the Consolidated Balance Sheets at their fair value. On the date that the Company enters into a derivative contract, it designates the derivative as a hedge of a forecasted transaction or the variability of cash flows that are to be paid in connection with a recognized or forecasted liability (a “cash flow hedge”), or to convert certain fixed-rate long-term debt to variable-rate debt (a “fair value hedge”). The effective portion of the change in fair value of a derivative that is designated and qualifies as a cash flow hedge is recorded in OCI until earnings are affected by the variability of cash flows of the hedged transaction. The ineffective portion of all hedges is immediately recognized in the Consolidated Statements of Earnings.
The Company assesses hedge effectiveness based on the total changes in cash flows on its interest rate caps and Treasury options as described by the Derivative Implementation Group (DIG) Issue G20 “Cash Flow Hedges: Assessing and Measuring the Effectiveness of a Purchased Option Used in a Cash Flow Hedge” and records subsequent changes in fair value in OCI, including the changes in the option’s time value. Gains or losses on interest rate caps used to hedge interest rate risk on variable-rate debt will be reclassified out of accumulated OCI into earnings when the forecasted transaction occurs using the “caplet” methodology. Gains or losses on Treasury options used to hedge the interest rate risk associated with the anticipated issuance of fixed-rate debt will be reclassified from accumulated OCI into earnings over the term of the debt, based on an effective-yield method.
The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. The Company also formally assesses (both at the hedge’s inception and on an ongoing basis) whether the derivatives that are used in hedging transactions have been highly effective in offsetting changes in the fair value or cash flows of hedged items and whether those derivatives may be expected to remain highly effective in future periods. The Company discontinues hedge accounting prospectively when: (1) it determines that the derivative is no longer effective in offsetting changes in the fair value or cash flows of a hedged item; (2) the derivative expires or is sold, terminated, or exercised; (3) it is no longer probable that the forecasted transaction will occur; or (4) management determines that designating the derivative as a hedging instrument is no longer appropriate.
When the Company discontinues hedge accounting because it is no longer probable that the forecasted transaction will occur in the originally expected period, the gain or loss on the derivative remains in accumulated OCI and is reclassified into earnings when the forecasted transaction affects earnings. However, if it is probable that a forecasted transaction will not occur by the end of the originally specified time period or within an additional two-month period of time thereafter, the gains and losses that were accumulated in OCI will be recognized immediately in net earnings. In all situations in which hedge accounting is discontinued and the derivative remains outstanding, the Company will report the derivative at its fair value in the Consolidated Balance Sheets, immediately recognizing changes in the fair value in the Consolidated Statements of Earnings.
For the year ended January 31, 2006, the Company recorded interest expense of approximately $30,000 in the Consolidated Statements of Earnings, which represented the total ineffectiveness of all cash flow hedges. For the year ended January 31, 2005, the Company recorded interest income of approximately $1,110,000 in the Consolidated Statements of Earnings, which represented the total ineffectiveness of all cash flow hedges. For the year ended January 31, 2004, the Company recorded interest expense of approximately $498,000 in the Consolidated Statements of Earnings, which represented the total ineffectiveness of all cash flow hedges. The amount of hedge ineffectiveness relating to hedges designated and qualifying as fair value hedges under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, was not material. The amount of net derivative losses reclassified into earnings from OCI as a result of forecasted transactions that did not occur by the end of the originally specified time period or within an additional two-month period of time thereafter was $218,000, $-0- and $-0- for the years ended January 31, 2006, 2005 and 2004, respectively. As of January 31, 2006, the Company expects that within the next twelve months it will reclassify amounts recorded in accumulated OCI into earnings as interest income of approximately $1,094,000, net of tax.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
A. Summary of Significant Accounting Policies (continued)
From time to time, certain of the Company’s joint ventures (the “Joint Ventures”) enter into total rate of return swaps (“TRS”) on various tax-exempt fixed rate borrowings generally held within the Joint Ventures. The TRS convert these borrowings from a fixed rate to a variable rate and provide an efficient financing product to lower the cost of capital. In exchange for a fixed rate, the TRS require that the Joint Ventures pay a variable rate, generally equivalent to the Bond Market Association (“BMA”) rate. Additionally, the Joint Ventures have guaranteed the principal balance of the underlying borrowing. Any fluctuation in the value of the guarantee would be offset by the fluctuation in the value of the underlying borrowing, resulting in no financial impact to the Joint Ventures or the Company. At January 31, 2006, the aggregate notional amount of TRS in which the Joint Ventures have an interest is approximately $479,790,000. The fair value of such contracts is immaterial at January 31, 2006 and 2005. The Company believes the economic return and related risk associated with a TRS is generally comparable to that of nonrecourse variable-rate mortgage debt.
Income Taxes
Deferred tax assets and liabilities reflect the tax consequences on future years of differences between the tax and financial statement basis of assets and liabilities at year end. The Company has recognized the benefits of its tax loss carryforward and general business tax credits which it expects to use as a reduction of the deferred tax expense.
Stock-Based Compensation
Through January 31, 2006, the Company followed APB No. 25 “Accounting for Stock Issued to Employees” and related interpretations to account for stock-based compensation. As such, compensation cost for stock options is measured using the intrinsic value method, that is, the excess, if any, of the quoted market price of the Company’s stock on the date of grant over the amount the employee is required to pay for the stock. All options granted under the 1994 Stock Plan, as amended, (“Plan”) had an exercise price equal to the market value of the underlying common stock on the date of grant, therefore, no stock-based employee compensation costs have been reflected in net earnings for stock options. Stock-based compensation costs, relating to restricted stock awards were charged to earnings in the amount of $1,793,000 ($1,100,000 net of tax), $1,832,000 ($1,107,000 net of tax) and $1,195,000 ($723,000 net of tax) during the years ended January 31, 2006, 2005 and 2004, respectively. The following table illustrates the effect on net earnings and earnings per share if the Company had also applied the fair value recognition provisions of SFAS No. 123 “Share-Based Payment” to stock options.

	Years Ended January 31,
	2006	2005	2004
		(in thousands)
Net earnings
As reported	$83,519	$85,206	$42,669
Deduct stock-based employee compensation expense for stock options determined under the fair value based method, net of tax	$(2,925)	$(3,303)	$(3,354)

Pro forma	$80,594	$81,903	$39,315

Basic earnings per share
As reported	$.83	$.85	$.43
Pro forma	$.80	$.82	$.39
Diluted earnings per share
As reported	$.81	$.84	$.42
Pro forma	$.79	$.80	$.39
See Note O — Stock-Based Compensation for additional disclosures relating to stock-based compensation.
Capital Stock
The Company’s authorized common stock consists of Class A common stock and Class B common stock. The economic rights of each class of common stock are identical, but the voting rights differ. The Class A common stock, voting as a separate class, is entitled to elect 25% of the members of the Company’s board of directors, while the Class B common stock, voting as a separate class, is entitled to elect the remaining 75% of the Company’s board of directors. When the Class A common stock and Class B common stock vote together as a single class, each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share. Class B Common Stock is convertible into Class A common stock on a share-for-share basis at the option of the holder.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
A. Summary of Significant Accounting Policies (continued)
Earnings Per Share
Basic earnings per share is computed by dividing net earnings by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilutive effect of the Company’s stock option plan by adjusting the denominator using the treasury stock method. The sum of the four quarters’ earnings per share may not equal the annual earnings per share due to the weighting of stock and option activity occurring during the year.
New Accounting Standards
In November 2005, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) Nos. FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments”. The guidance in this FSP amends SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, SFAS No. 124, “Accounting for Certain Investments Held by Not-for-Profit Organizations”, APB No. 18, “The Equity Method of Accounting for Investments in Common Stock” and Emerging Issues Task Force (“EITF”) Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” This FSP addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP Nos. FAS 115-1 and FAS 124-1 are effective no later than the first reporting period beginning after December 15, 2005. The Company does not expect this statement to have a material impact on its consolidated financial statements.
In October 2005, the FASB issued FSP FAS No. 13-1, “Accounting for Rental Costs Incurred during a Construction Period” (“FSP FAS No. 13-1”). FSP FAS No. 13-1 requires that rental costs associated with ground or building operating leases incurred during a construction period be recognized as rental expense. However, FSP No. FAS 13-1 does not address lessees that account for the sale or rental of real estate projects under SFAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects” (“SFAS No. 67”). The Company generally owns rather than leases land upon which new real estate projects are constructed. When the Company leases the land under a real estate project under construction, it is the Company’s policy to capitalize rental costs associated with ground leases incurred during construction periods under SFAS No. 67. FSP FAS No. 13-1 is effective for the first reporting period beginning after December 15, 2005. The adoption of this statement did not have a material impact on the Company’s consolidated financial statements.
In June 2005, EITF No. 04-5, “Investor’s Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights” (“EITF No. 04-5”), was ratified by the FASB. EITF No. 04-5 addresses what rights held by the limited partner(s) preclude consolidation in circumstances in which the sole general partner would consolidate the limited partnership in accordance with generally accepted accounting principles. The assessment of limited partners’ rights and their impact on the presumption of control of the limited partnership by the sole general partner should be made when the investor becomes the sole general partner and should be reassessed if there is a change in terms or the exercise of the rights of the limited partners, the sole general partner increases or decreases its ownership, or there is an increase or decrease in the number of outstanding limited partner interests. For pre-existing agreements that are not modified, the consensus is effective as of the beginning of the first fiscal reporting period beginning after December 15, 2005. For all new and modified agreements, the consensus was effective on June 29, 2005 and did not have a material impact on the Company’s consolidated financial statements. For all existing agreements, the Company will adopt the consensus effective February 1, 2006, and the Company does not expect this statement to have a material impact on its consolidated financial statements.
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections—a replacement of Accounting Principles Board Opinion No. 20 and FASB Statement No. 3” (“SFAS No. 154”). This statement changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This statement requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect this statement to have a material impact on its consolidated financial statements.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
A. Summary of Significant Accounting Policies (continued)
In March 2005, the FASB issued FIN No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN No. 47”), which clarifies that the term “conditional asset retirement obligation” as used in SFAS No. 143, “Accounting for Asset Retirement Obligations”, refers to a legal obligation to perform an asset retirement activity even when the timing and/or method of settlement is conditional on a future event that may or may not be within the control of the Company. The Company is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN No. 47 is effective no later than the first reporting period beginning after December 15, 2005. The adoption of FIN No. 47 did not have a material impact on the Company’s consolidated financial statements.
In March 2005, the FASB issued FSP FIN 46 (R)-5, “Implicit Variable Interests Under FASB Interpretation No. 46 (R), Consolidation of Variable Interest Entities” (“FSP FIN No. 46 (R)-5”), to address whether a company has an implicit variable interest in a VIE or potential VIE when specific conditions exist. The guidance describes an implicit variable interest as an implied financial interest in an entity that changes with changes in the fair market value of the entity’s net assets exclusive of variable interests. An implicit variable interest acts the same as an explicit variable interest except it involves the absorbing and/or receiving of variability indirectly from the entity (rather than directly). FSP FIN No. 46 (R)-5 is effective for the first reporting period beginning after March 3, 2005. The adoption of this statement did not have a material impact on the Company’s consolidated financial statements.
In December 2004, the FASB issued SFAS No. 123 (Revised) “Share-Based Payment” (“SFAS No. 123 (R)”). This statement requires the recognition of compensation costs related to the estimated fair value of employee stock options and similar stock awards. Among other changes, SFAS No. 123 (R) provides for certain changes to the method of valuing share-based payments. On April 14, 2005, the U.S. Securities and Exchange Commission (“SEC”) adopted a new rule amending the compliance dates for SFAS No. 123 (R), which extended the implementation date to February 1, 2006. The Company will adopt the modified prospective application method, which requires the provisions of SFAS No. 123 (R) to be applied to unvested awards outstanding at the date of adoption and all new awards. At February 1, 2006, the Company had approximately $3,700,000 ($2,900,000 net of tax) of unamortized compensation costs related to outstanding unvested stock options expected to be recognized during the year ending January 31, 2007, a portion of which relates to certain development personnel that will be capitalized into the basis of qualifying real estate projects under development.
The Company will continue to recognize compensation costs related to restricted stock awards upon adoption of SFAS No. 123 (R), however the unearned compensation costs of $4,151,000 recorded as a reduction of shareholders’ equity at January 31, 2006 will be reclassified to additional paid-in capital upon adoption. See the Stock-Based Compensation section of Note A and Note O for further stock-based compensation costs related disclosures.
In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets.” This standard amended APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” to eliminate the exception from fair-value measurement for nonmonetary exchanges of similar productive assets. This standard replaces the exception with a general exception from fair-value measurement for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has no commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for all nonmonetary asset exchanges completed by the company starting July 1, 2005. The adoption of this standard is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.
Variable Interest Entities
In January 2003, FIN No. 46, “Consolidation of Variable Interest Entities” (“FIN No. 46”), was issued. In December 2003, the FASB published a revision of the interpretation (“FIN No. 46 (R)”) to clarify some of the provisions of FIN No. 46 and to exempt certain entities from its requirements. The objective of this interpretation is to provide guidance on how to identify a VIE and determine when the assets, liabilities, non-controlling interests, and results of operations of a VIE are to be included in the consolidated financial statements. A company that holds a variable interest in a VIE consolidates the entity if the company’s interest is such that the company will absorb a majority of the VIE’s expected losses and/or receive a majority of the VIE’s expected residual returns, if they occur. FIN No. 46 (R) also requires additional disclosures by primary beneficiaries and other significant variable interest holders.
The Company implemented FIN No. 46 (R) on February 1, 2004. Previously, the Company adopted the consolidation requirements for VIEs created after January 31, 2003 and the disclosure provisions of the interpretation that were effective upon issuance. As a result, the Company determined that it is the primary beneficiary of 25 previously unconsolidated VIEs representing 14 properties (19 VIEs

Forest City Enterprises, Inc. and Subsidiaries
Quarterly Consolidated Financial Data (Unaudited)
A. Summary of Significant Accounting Policies (continued)
representing eight properties in Residential Group, five VIEs/properties in Commercial Group, and one VIE/property in Land Development Group). Of these 25 VIEs, 14 VIEs representing 13 properties (nine VIEs representing eight properties in Residential Group, four VIEs/properties in Commercial Group, and one VIE/property in Land Development Group) that were previously accounted for using the equity method of accounting have been fully consolidated. The remaining 11 VIEs representing one property (ten VIEs in Residential Group and one VIE/property in Commercial Group) that were previously accounted for using the cost method of accounting have also been fully consolidated.
In addition, five properties in the Residential Group, which were determined to be VIEs, have been deconsolidated because the Company is not considered the primary beneficiary of these properties. Although the Company is an equity investor in these properties, it lacks certain decision-making authority. Specifically, these properties are part of government sponsored housing programs that are administered by the U.S. Department of Housing and Urban Development (“HUD”). The Company determined through a review of the contractual agreements for these government sponsored programs that the decision-making rights of HUD, a non-equity investor, are restrictive rights that have a significant impact on these five properties. The Company determined that HUD is the primary beneficiary of these VIEs because it is most closely associated with the VIEs. The VIEs’ activities include providing affordable housing for those individuals that qualify as low-income individuals; which is also HUD’s primary goal, mission, or purpose. Consistent with the provisions of FIN No. 46 (R), the Company does not consider the activities of these VIEs significant as they only have a de minimus effect on all the principal captions in the Consolidated Balance Sheets.
For the year ended January 31, 2005, the Company recorded a charge of $18,628,000 ($11,261,000 net of tax) for the cumulative effect of change in accounting principle in accordance with FIN No. 46 (R), which resulted in a reduction of net earnings. This charge consisted primarily of the Company’s share of accumulated depreciation and amortization expense of the newly-consolidated VIEs that were previously accounted for on the cost method.
Upon implementation of FIN No. 46 (R) on February 1, 2004, the Company determined that it holds variable interests in 39 other VIEs representing 39 properties (38 in Residential Group and one in Land Development Group) for which it is not the primary beneficiary. Of the 38 Residential entities, including the five that were previously consolidated have been subsequently deconsolidated as disclosed above in accordance with the provisions of FIN No. 46 (R). The Company is involved with these unconsolidated VIEs as an equity holder, lender, management agent, or through other contractual relationships. The maximum exposure to loss as a result of the Company’s involvement with these unconsolidated VIEs was limited to its recorded investments in those VIEs totaling approximately $25,000,000 at February 1, 2004, which are recorded as investments in and advances to affiliates. In addition, the Company has various VIEs that were previously consolidated that remain consolidated under FIN No. 46 (R).
As of January 31, 2006, the Company determined that it is the primary beneficiary of 30 VIEs representing 18 properties (19 VIEs representing 8 properties in Residential Group, 10 VIEs representing 9 properties in Commercial Group, and 1 VIE/property in Land Development Group). As of January 31, 2006, the Company held variable interests in 41 VIEs for which it is not the primary beneficiary. The maximum exposure to loss as a result of the Company’s involvement with these unconsolidated VIEs is limited to its recorded investments in those VIEs totaling approximately $105,956,000 at January 31, 2006, which is recorded as investments in and advances to affiliates. In addition, the Company has various VIEs that were previously consolidated that remain consolidated under FIN No. 46 (R). These VIEs consist of joint ventures that are engaged, directly or indirectly, in the ownership, development and management of office buildings, regional malls, specialty retail centers, apartment communities, supported-living apartments and land development.
The total assets, nonrecourse mortgage debt, total liabilities and minority interest of VIEs consolidated due to the implementation of FIN No. 46 (R) for which the Company is the primary beneficiary (net of the five deconsolidated properties) are as follows:

	January 31, 2006	January 31, 2005	February 1, 2004
	(in thousands)
Total Assets	$940,000	$877,000	$555,000
Nonrecourse Mortgage Debt	839,000	756,000	520,000
Total Liabilities (including nonrecourse mortgage debt)	900,000	813,000	540,000
Minority Interest	40,000	64,000	15,000
In addition to the VIEs described above, the Company has also determined that it is the primary beneficiary of a VIE which holds collateralized borrowings of $29,000,000 (see Note H – Senior and Subordinated Debt) as of January 31, 2006.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
B. Notes and Accounts Receivable, Net
The components of notes and accounts receivable, net are as follows.

	January 31,
	2006	2005
	(in thousands)
Straight-line rent from tenants	$98,804	$78,899
Receivables from tenants	42,637	29,566
Stapleton advances (see below)	3,846	20,875
Other notes receivables	30,013	24,337
Other accounts receivables	100,986	70,326

	276,286	224,003

Allowance for doubtful accounts	(11,022)	(11,135)

Notes and Accounts Receivable, Net	$265,264	$212,868

Weighted average interest rate	6.71%	4.57%

Notes receivable due within one year	$2,529	$5,203
Stapleton Advances
Stapleton Land, LLC has made certain advances to the Park Creek Metropolitan District (the “District”) for in-tract infrastructure. The advances are subordinate to the District’s senior and subordinated bonds (See Note I – Financing Arrangements). For the years ended January 31, 2006 and 2005, Stapleton Land, LLC had advanced $3,846,000 and $20,875,000, respectively, included in other receivables in the Company’s Consolidated Balance Sheets. The Company recorded approximately $1,131,000 and $519,000 of interest income related to these advances in the Consolidated Statements of Earnings, for the years ended January 31, 2006 and 2005, respectively. The Company believes the amount outstanding as of January 31, 2006 is fully collectible.
Reduction of Reserves on Notes Receivable and Recognition of Contingent Interest Income
FIN No. 46 (R) — The Company’s implementation of FIN No. 46 (R) as of February 1, 2004 (see the Variable Interest Entities section in Note A), resulted in the full consolidation of the 19 VIEs mentioned below, which were previously accounted for using the equity or cost method of accounting. The balances of the federally subsidized housing projects notes, the Millender Center note and any remaining reserves were eliminated as a result of the new consolidation requirements. Prior to the implementation of FIN No. 46 (R), the reported balance of the remaining notes for the federally subsidized housing projects at January 31, 2004 was $15,392,771 under the equity or cost method of accounting, which includes a reserve for accrued interest and principal of $11,223,000. The reported balance of the note from Millender Center at January 31, 2004 was $20,385,000 under the equity method of accounting, which includes a reserve for accrued interest and the principal balance of $5,382,000.
Approximately 20 years ago, the Company, through its Residential Group, became a 1% general partner in 18 federally subsidized housing projects owned by syndicated partnerships. Upon formation, the Company received interest-bearing notes receivable as consideration for development and other fee services. At their inception, these notes were fully reserved as their collection was doubtful based on the limited cash flows generated by the properties pursuant to their government subsidy contracts. Likewise, a reserve for the related accrued interest was established each year.
During the year ended January 31, 2004, 14 of these properties completed a series of events that led to the reduction of these reserves. The first event was the modification or expiration of the government contracts that now allow for market rate apartment rentals, which provided a significant increase in expected future cash flows. This, in turn, increased the appraised values of these properties and in some instances, resulted in a settlement with the limited partners to obtain their ownership share of these properties in exchange for the balance of the notes and related accrued interest.
As a result, the Company determined that the collection of a portion of these notes receivable and related accrued interest was probable. As such, for the year ended January 31, 2004, a reduction of the reserves of $1,035,000 is included in revenues from real estate operations and $3,750,000 in interest income in the Consolidated Statements of Earnings.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
B. Notes and Accounts Receivable, Net (continued)
Millender Center — In addition to the notes receivable discussed above, the Company owns a 4% partnership interest in Millender Center (the “Project”), a mixed-use apartment, retail and hotel project located in downtown Detroit, Michigan, and in 1985 loaned $14,775,000 to the 99% limited partners. A full reserve against the note and accrued interest was recorded in 1995 when the Company determined that collection was doubtful due to the operating performance of the Project at that time.
In October 1998, the Project entered into a lease agreement with General Motors (“GM”) whereby the Project, except for the apartments, is leased to GM through 2010. It is expected that GM will exercise the purchase option. This lease arrangement, coupled with the resurgence of downtown Detroit as a result of GM’s relocation of its corporate headquarters adjacent to the Project and the entry of the gaming industry, has significantly improved the operating performance of the Project. At the same time, the note was restructured to extend the term from December 31, 2000 to December 31, 2022.
The Project improved operating performance and the extension of its tax advantaged financing have resulted in improved cash projections which supports the Company’s assessment that a portion of the note was collectible. As such, for the year ended January 31, 2004, the Company reduced the reserves for the Project by $2,482,000, which is reported as revenues from real estate operations and $3,151,000 is reported as interest income in the Consolidated Statements of Earnings.
C. Investments in and Advances to Affiliates
Included in investments in and advances to affiliates are unconsolidated investments in entities which the Company does not control and/or is not deemed to be the primary beneficiary, and which are accounted for under the equity method of accounting, as well as advances to partners and other affiliates.
Following is a reconciliation of members’ and partners’ equity to the Company’s carrying value in the accompanying Consolidated Balance Sheets:

	January 31,
	2006	2005
	(in thousands)

Members’ and partners’ equity as below	$564,280	$619,670
Equity of other members and partners	409,035	453,333

Company’s investment in partnerships	155,245	166,337
Advances to and on behalf of other affiliates (1)	206,697	248,897

Total Investments in and Advances to Affiliates	$361,942	$415,234

(1)	As is customary within the real estate industry, the Company invests in certain projects through joint ventures. The Company provides funding for certain of its partners’ equity contributions. The most significant partnership for which the Company provides funding relates to Forest City Ratner Companies, representing the Commercial Group’s New York City operations and one unconsolidated project reported in the Residential Group. The Company consolidates the majority of its investments in these Commercial Group projects. The Company’s partner is the President and Chief Executive Officer of Forest City Ratner Companies and is the cousin to five executive officers of the Company. At January 31, 2006 and 2005, amounts advanced for projects on behalf of this partner, collateralized solely by each respective partnership interest were $50,230 and $63,213, respectively, of the $206,697 and $248,897 presented above for “Advances to and on behalf of other affiliates.” These advances entitle the Company to a preferred return on and of the outstanding balances, which are payable solely from cash flows of each respective property, as well as a deficit restoration obligation provided by the partner. Effective February 1, 2004, the Company modified certain provisions of its arrangement with its partner in the New York operations for certain existing and all prospective property partnerships. These modifications had, and are expected to have, an insignificant financial impact on the Company. As a result of these modifications, during the first quarter of 2004, the Company reclassified in its Consolidated Balance Sheets a net amount of approximately $30,000 from investments in and advances to affiliates to minority interest, which had no impact to its Consolidated Statements of Earnings, Comprehensive Income or Cash Flows.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
C. Investments in and Advances to Affiliates (continued)
Summarized financial information for the equity method investments is as follows:

	(Combined 100%)
	January 31,
	2006	2005
	(in thousands)
Balance Sheet:
Completed rental properties	$1,946,922	$1,879,706
Projects under development	854,316	564,712
Land held for development or sale	181,315	177,080
Accumulated depreciation	(529,501)	(497,566)
Restricted cash	317,850	362,583
Other assets	469,676	542,567

Total assets	$3,240,578	$3,029,082

Mortgage debt, nonrecourse	$2,145,146	$2,012,578
Other liabilities	531,152	396,834
Members’ and partners’ equity	564,280	619,670

Total Liabilities and Members’/Partners’ Equity	$3,240,578	$3,029,082

	(Combined 100%)
	Years Ended January 31,
	2006	2005	2004
		(in thousands)
Operations:
Revenues	$692,793	$530,990	$565,754
Operating expenses	(427,520)	(318,625)	(305,792)
Interest expense including early extinguishment of debt	(122,550)	(106,556)	(132,062)
Provision for decline in real estate	(704)	—	(4,621)
Depreciation and amortization	(113,144)	(77,985)	(78,615)
Interest income	9,756	3,592	952
Gain (loss) on disposition of rental properties (2)	85,802	61,427	(3,573)

Net Earnings (pre-tax)	$124,433	$92,843	$42,043

Company’s portion of net earnings (pre-tax)	$55,201	$54,392	$31,751

(2)	The following table shows the detail of gain (loss) on disposition of rental properties that were held by equity method investments:

		(Combined 100%)
		Years Ended January 31,
		2006	2005	2004
		(in thousands)
Showcase (Specialty Retail Center)	(Las Vegas, Nevada)	$71,005	$—	$—
Colony Place (Apartments)	(Fort Myers, Florida)	10,703	—	—
Flower Park Plaza (Apartments)	(Santa Ana, California)	4,094	—	—
Chapel Hill Mall (Regional Malls)	(Akron, Ohio)	—	56,455	—
Manhattan Town Center Mall (Regional Malls)	(Manhattan, Kansas)	—	3,141	—
Chapel Hill Suburban (Specialty Retail Center)	(Akron, Ohio)	—	1,831	—
Waterford Village (Apartments)	(Indianapolis, Indiana)	—	—	(3,573)

Total gain (loss) on disposition of equity method rental properties		$85,802	$61,427	$(3,573)

Company’s portion of gain (loss) on disposition of equity method rental properties		$21,023	$31,996	$(3,573)

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
D. Other Assets
Included in other assets are costs incurred in connection with obtaining financing, which are deferred and amortized over the life of the related debt. Costs incurred in connection with leasing space to tenants are also included in other assets and are deferred and amortized using the straight-line method over the lives of the related leases.

	January 31,
	2006	2005
	(in thousands)
Deferred costs, net	$352,331	$314,292
Prepaid expenses	157,274	183,588

	$509,605	$497,880

E. Mortgage Debt, Nonrecourse
Nonrecourse mortgage debt, which is collateralized solely by completed rental properties, projects under development and undeveloped land, was as follows:
January 31, 2006

	Operating			Total Weighted Average
	Properties	Development Projects	Total	Rate
		(dollars in thousands)
Fixed	$3,510,611	$35,296	$3,545,907	6.39%
Variable(1)
Taxable	494,079	184,517	678,596	6.40%
Tax-Exempt	513,506	318,000	831,506	4.47%
Urban Development Action Grant (“UDAG”)	103,423	—	103,423	1.69%

	$4,621,619	$537,813	$5,159,432	5.98%

Commitment from lenders		$816,403

(1)	Taxable variable-rate debt of $678,596 and tax-exempt variable rate debt of $831,506 as of January 31, 2006 are protected with swaps and caps described below.
January 31, 2005

				Total
	Operating			Weighted
	Properties	Development Projects	Total	Average Rate
		(dollars in thousands)
Fixed	$3,296,565	$2,880	$3,299,445	6.62%
Variable(1)
Taxable	503,113	137,274	640,387	5.13%
Tax-Exempt	455,840	287,510	743,350	3.00%
UDAG	104,009	—	104,009	1.54%

	$4,359,527	$427,664	$4,787,191	5.75%

Commitment from lenders		$629,239

(1)	Taxable variable-rate debt of $640,387 and tax-exempt variable rate debt of $743,350 as of January 31, 2005 are protected with swaps and caps described below.
The Company generally borrows funds for development and construction projects with maturities of two to five years utilizing variable-rate financing. Upon opening and achieving stabilized operations, the Company generally pursues long-term fixed-rate financing.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
E. Mortgage Debt, Nonrecourse (continued)
The Company has purchased interest rate hedges for its nonrecourse mortgage debt portfolio as follows:
Taxable (Priced off of London Interbank Offered Rate (“LIBOR”) Index)

	Caps		Swaps (1)
		Average		Average
Period Covered	Amount	Base Rate	Amount	Base Rate
		(dollars in thousands)
02/01/06-02/01/07(2)	$814,383	5.40%	$467,001	4.01%
02/01/07-02/01/08	693,379	5.43	350,878	4.72
02/01/08-02/01/09	92,035	5.20	49,690	4.54
02/01/09-02/01/10	73,500	5.00	48,432	4.54

(1)	Swaps include LIBOR contracts that have an initial maturity greater than six months.

(2)	These LIBOR-based hedges as of February 1, 2006 protect the debt currently outstanding as well as the anticipated increase in debt outstanding for projects under development or anticipated to be under development during the year ending January 31, 2007.
Tax-Exempt (Priced off of Bond Municipal Association (“BMA”) Index)

	Caps		Swaps
		Average		Average
Period Covered	Amount	Base Rate	Amount	Base Rate
		(dollars in thousands)
02/01/06-02/01/07	$267,006	5.64%	$35,000	3.95%
02/01/07-02/01/08	175,025	5.71	—	—
02/01/08-02/01/09	119,200	5.62	—	—
The Company is engaged in discussions with its current lenders, and is actively working to extend and/or refinance maturing mortgage debt. As of January 31, 2006, the composition of mortgage debt maturities including scheduled amortization and balloon payments is as follows:
Mortgage Debt Nonrecourse Table

	Total	Scheduled
Fiscal Years Ending January 31,	Maturities	Amortization	Balloons
	(in thousands)
2007	$685,744	$70,339	$615,404
2008	$556,794	$63,283	$493,510
2009	$165,077	$68,012	$97,064
2010	$548,566	$65,822	$482,744
2011	$441,942	$68,168	$373,773
The following table summarizes interest incurred and paid on mortgage debt, nonrecourse.

	Years Ended January 31,
	2006	2005	2004
	(in thousands)
Interest incurred	$283,812	$233,928	$174,626
Interest paid	$282,880	$239,797	$179,720

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
F. Notes Payable
Notes payable, composed of notes due to lenders other than banks at January 31, 2006 and 2005, are $89,174,000 and $93,432,000, respectively. The weighted average interest rate at January 31, 2006 and 2005 are 4.39% and 5.09%, respectively.
The following table summarizes interest incurred and paid on notes payable:

	Years Ended January 31,
	2006	2005	2004
	(in thousands)
Interest incurred	$1,482	$2,117	$1,783
Interest incurred from discontinued operations	$2,433	$2,639	$2,625
Interest paid	$5,097	$7,866	$1,717
G. Bank Revolving Credit Facility
On March 22, 2004, the Company increased the availability under its bank revolving credit facility to $450,000,000. The revolving credit facility provided for interest rates, at the Company’s election, of 2.125% over LIBOR or 1/2% over prime with the last $50,000,000 of borrowings at 2.75% over LIBOR or 3/4% over prime. The revolving line of credit allowed up to $50,000,000 in outstanding letters of credit or surety bonds.
On April 7, 2005, the Company amended its bank revolving credit facility. The amendment to the credit facility extends the maturity by one year to March 2008, lowers the borrowing rate to 1.95% over LIBOR, eliminates the higher rate tier on the last $50,000,000 of borrowings and contains an accordion provision that allows the Company to increase the availability under the revolving line of credit by $100,000,000 to $550,000,000 during the next 24 months following the amendment. The amendment also lowers the Company’s unused commitment fee from 37.5 basis points on any unused portion to 25 basis points if the revolver usage is less than 50% and 15 basis points if the revolver usage is greater than 50%. The amendment also increases the combined availability of letters of credit or surety bonds by $10,000,000 to $60,000,000 and adds a swing line availability of $40,000,000 for up to three business days.
On January 20, 2006, the Company further amended the bank revolving credit facility to increase the combined availability of letters of credit or surety bonds by $40,000,000 to $100,000,000. There was $67,071,000 and $41,678,000 in letters of credit and $-0- in surety bonds outstanding at January 31, 2006 and 2005, respectively.
The amended credit facility provides, among other things, for 1) at the Company’s election, interest rates of 1.95% over LIBOR or 1/2% over the prime rate; 2) maintenance of debt service coverage ratios and specified levels of net worth and cash flows (as defined in the credit facility); and 3) restrictions on dividend payments and stock repurchases. At January 31, 2006, retained earnings of $12,817,000 were available for payment of dividends. Under this amended credit facility, this limitation will be reset each March 22 to $30,000,000.
The outstanding balance of the revolving credit facility was $82,500,000 and $-0- at January 31, 2006 and 2005, respectively.
Interest incurred and paid on the bank revolving credit facility was as follows:

	Years Ended January 31,
	2006	2005	2004
	(in thousands)
Interest incurred	$3,688	$4,906	$4,645
Interest paid	$3,746	$5,164	$4,386

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
H. Senior and Subordinated Debt
Senior Notes
Along with its wholly-owned subsidiaries, Forest City Enterprises Capital Trust I (“Trust I”) and Forest City Enterprises Capital Trust II (“Trust II”), the Company filed an amended shelf registration statement with the Securities and Exchange Commission (“SEC”) on May 24, 2002. This shelf registration statement amended the registration statement previously filed with the SEC in December 1997. This registration statement is intended to provide the Company flexibility to raise funds from the offering of Class A common stock, preferred stock, depositary shares and a variety of debt securities, warrants and other securities. Trust I and Trust II have not issued securities to date and, if issued, would represent the sole net assets of the trusts. The Company has $292,180,000 available under its shelf registration at January 31, 2006.
On January 25, 2005, the Company issued $150,000,000 of 6.50% senior notes due February 1, 2017 in a public offering under its shelf registration statement. The proceeds from this offering (net of approximately $4,300,000 of offering costs) were used to repay the outstanding balance under the Company’s bank revolving credit facility (see Note G – Bank Revolving Credit Facility) and for general working capital purposes. Accrued interest is payable semi-annually on February 1 and August 1, commencing on August 1, 2005. These senior notes may be redeemed by the Company, at any time on or after February 1, 2010 at a redemption price of 103.250% beginning February 1, 2010 and systematically reduced to 100% in the years thereafter. However, if the Company completes one or more public equity offerings prior to February 1, 2008, up to 35% of the original principal amount of the notes may be redeemed using all or a portion of the net proceeds within 75 days of the completion of the public equity offering at 106.50% of the principal amount of the notes.
On February 10, 2004, the Company issued $100,000,000 of 7.375% senior notes due February 1, 2034 in a public offering under its shelf registration statement. The proceeds from this offering (net of $3,808,000 of offering costs) were used to repay the outstanding term loan balance of $56,250,000 under the previous credit facility and for general working capital purposes. Accrued interest is payable quarterly on February 1, May 1, August 1, and November 1. These senior notes may be redeemed by the Company, in whole or in part, at any time on or after February 10, 2009 at a redemption price equal to 100% of their principal amount plus accrued interest.
On May 19, 2003, the Company issued $300,000,000 of 7.625% senior notes due June 1, 2015 in a public offering under its shelf registration statement. The proceeds from this offering (net of $8,151,000 of offering costs) were used to redeem all of the outstanding 8.5% senior notes originally due in 2008 at a redemption price equal to 104.25%, or $208,500,000. The remaining proceeds were used to repay the balance outstanding under the Company’s previous credit facility and for general working capital purposes. Accrued interest is payable semi-annually on December 1 and June 1. These senior notes may be redeemed by the Company, at any time on or after June 1, 2008 at a redemption price of 103.813% beginning June 1, 2008 and systematically reduced to 100% in years thereafter. However, if the Company completes one or more public equity offerings prior to June 1, 2006, up to 35% of the original principal amount of the notes may be redeemed using all or a portion of the net proceeds within 75 days of the completion of the public equity offering at 107.625% of the principal amount of the notes.
The Company’s senior notes are unsecured senior obligations and rank equally with all existing and future unsecured indebtedness; however, they are effectively subordinated to all existing and future secured indebtedness and other liabilities of the Company’s subsidiaries to the extent of the value of the collateral securing such other debt, including the bank revolving credit facility. The indenture governing the senior notes contains covenants providing, among other things, limitations on incurring additional debt and payment of dividends.
Subordinated Debt
In May 2003, the Company purchased $29,000,000 of subordinate tax revenue bonds that were contemporaneously transferred to a custodian, which in turn issued custodial receipts that represent ownership in the bonds to unrelated third parties. The Company evaluated the transfer pursuant to the provisions of SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS No. 140”) and has determined that the transfer does not qualify for sale accounting treatment principally because the Company has guaranteed the payment of principal and interest in the unlikely event that there is insufficient tax revenue to support the bonds when the custodial receipts are subject to mandatory tender on December 1, 2013. As such, the Company is the primary beneficiary of this VIE (see the Variable Interest Entities section in Note A) and the book value (which approximates amortized costs) of the bonds was recorded as a collateralized borrowing with a liability reported as senior and subordinated debt and held-to-maturity securities reported as other assets in the Consolidated Balance Sheets.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
H. Senior and Subordinated Debt (continued)
In November 2000, the Company issued $20,400,000 of redevelopment bonds in a private placement. The bonds bear a fixed interest rate of 8.25% and are due September 15, 2010. The Company has entered into a TRS for the benefit of these bonds that expires on September 15, 2008. Under this TRS, the Company receives a rate of 8.25% and pays BMA plus a spread (1.15% through September 2006 and 0.90% thereafter). Interest is payable semi-annually on March 15 and September 15. This debt is unsecured and subordinated to the senior notes and the bank revolving credit facility.
The following table summarizes interest incurred and paid on senior and subordinated debt.

	Years Ended January 31,
	2006	2005	2004
	(in thousands)
Interest incurred	$41,845	$31,749	$24,118
Interest paid	$36,971	$29,905	$26,822
Consolidated Interest Expense
The following table summarizes interest incurred, capitalized and paid on all forms of indebtedness (included in Notes E, F, G and H).

	Years Ended January 31,
	2006	2005	2004
	(in thousands)
Interest incurred	$330,827	$272,700	$205,172
Interest capitalized	$(66,172)	$(42,143)	$(32,941)

Net interest expense	$264,655	$230,557	$172,231

Interest paid	$328,694	$282,732	$212,645

I. Financing Arrangements
Collateralized Borrowings
In 2001, Stapleton Land, LLC, a subsidiary of Forest City Rental Properties Corporation, purchased $75,000,000 in Tax Increment Financing (“TIF”) bonds and $70,000,000 in revenue bonds (for an aggregate of $145,000,000, collectively the “Bonds”) from the Park Creek Metropolitan District (the “District”). The Bonds were immediately sold to Lehman Brothers, Inc. (“Lehman”) and were subsequently acquired by a qualified special purpose entity (the “Trust”), which in turn issued trust certificates to third parties. The District had a call option on the revenue bonds that began in August 2004 and had a call option on the TIF bonds that began in August 2003. In the event the Bonds were not removed from the Trust, the Company had the obligation to repurchase the Bonds from the Trust. Upon removal of the Bonds from the Trust, Stapleton Land, LLC was entitled to the difference between the interest paid on the Bonds and the cumulative interest paid to the certificate holders less trustee fees, remarketing fees and credit enhancement fees (the “Retained Interest”).
The Company assessed its transfer of the Bonds to Lehman at inception and determined that it qualified for sale accounting treatment pursuant to the provisions of SFAS No. 140 because the Company did not maintain control over the Trust, and the Bonds were legally isolated from the Company’s creditors. At inception, the Retained Interest had no determinable fair value as the cash flows were not practical to estimate because of the uncertain nature of the tax base still under development. In accordance with SFAS No. 140, no gain or loss was recognized on the sale of the Bonds to Lehman. As a result, the Retained Interest was recorded at zero with all future income to be recorded under the cost recovery method. The Company separately assessed the obligation to redeem the Bonds from the Trust pursuant to the provisions of SFAS No. 140 and concluded the liability was not material. The original principal outstanding under the securitization structure described above was $145,000,000, which was not recorded on the Consolidated Balance Sheets.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
I. Financing Arrangements (continued)
The Company reassessed the fair value and adjusted the amount of the Retained Interest through OCI on a quarterly basis. The Company measured its Retained Interest in the Trust at its estimated fair value based on the present value of the expected future cash flows, which were determined based on the expected future cash flows from the underlying Bonds and from expected changes in the rates paid to the certificate holders discounted at market yield, which considered the related risk. The difference between the amortized cost of the Retained Interest (approximately zero) and the fair value was recorded, net of the related tax and minority interest, in shareholders’ equity as a change in accumulated OCI. The quarterly fair value calculations were determined based on the application of key assumptions determined at the time of transfer including an estimated weighted average life of two years and a 6.50% residual cash flows discount rate.
In August 2004, the $75,000,000 TIF bonds were defeased and removed from the Trust with the proceeds of a new $75,000,000 bond issue by the Denver Urban Renewal Authority (“DURA”), and the $70,000,000 revenue bonds, which bear interest at a rate of 8.5%, were removed from the Trust through a third party purchase. Upon removal of the $70,000,000 revenue bonds from the Trust, the third party deposited the bonds into a special-purpose entity (the “Entity”). As the TIF and revenue bonds were successfully removed from the Trust, Stapleton Land, LLC recognized $25,262,000 ($13,745,000 net of tax and minority interest) of interest income for the year ended January 31, 2005 in the Consolidated Statements of Earnings upon receipt of the Retained Interest. Of this amount, the fair value of $22,870,000 ($12,445,000 net of tax and minority interest) was recognized in OCI in previous fiscal years and deferred until August 2004 under the cost recovery method of revenue recognition. The remaining amount of $2,392,000 ($1,300,000 net of tax and minority interest) was earned and recognized during the year ended January 31, 2005. Stapleton Land, LLC is not obligated to pay, nor is entitled to, any further amounts related to this Retained Interest.
Also in August 2004, the Entity issued two types of securities, 1) Puttable Floating Option Tax-Exempt Receipts (“P-FLOATS”), which bear interest at a short-term floating rate as determined by the remarketing agent and 2) Residual Interest Tax-Exempt Securities Receipts (“RITES”), which receive the residual interest from the revenue bonds after the P-FLOAT interest and various program fees have been paid. The P-FLOATs were sold to third parties. Stapleton Land II, LLC, a consolidated affiliate of the Company, acquired the RITES for a nominal amount and provided credit enhancement to the trustor of the Entity including an initial collateral contribution of $10,000,000. During the year ended January 31, 2005, the Company contributed additional net collateral of $2,094,000. The Company has consolidated the collateralized borrowing given its obligation to absorb the majority of the expected losses. The book value (which approximates amortized cost) of the P-FLOATs was reported as nonrecourse mortgage debt until terminated in July 2005. The revenue bonds of $70,000,000 and the collateral of $12,094,000 were reported as other assets and restricted cash, respectively, in the Consolidated Balance Sheets at January 31, 2005. As the bonds were redeemed in July 2005, there are no balances reported for the revenue bonds or collateral at January 31, 2006. For the year ended January 31, 2006, the Company recorded approximately $2,670,000 and $1,162,000 of interest income and interest expense, respectively, related to this collateralized borrowing in the Consolidated Statements of Earnings. Of the interest income amount, approximately $2,588,000 is interest income on the RITES and $82,000 is interest income on the collateral. For the year ended January 31, 2005, the Company recorded approximately $3,078,000 and $1,159,000 of interest income and interest expense, respectively, related to this collateralized borrowing in the Consolidated Statements of Earnings. Of the interest income amount, approximately $2,958,000 is interest income on the RITES and $120,000 is interest income on the collateral.
On July 13, 2005, the District issued $63,000,000 Senior Limited Property Tax Supported Revenue Refunding Bonds (“Senior Limited Bonds”), Series 2005 and $65,000,000 Senior Subordinate Limited Property Tax Supported Revenue Refunding and Improvement Bonds (“Senior Subordinate Bonds”), Series 2005 (collectively, the “2005 Bonds”). Proceeds from the issuance of the 2005 Bonds were used to redeem the $70,000,000 revenue bonds held by the Entity, which were then removed from the Company’s Consolidated Balance Sheets. The Entity, in turn, redeemed the outstanding P-FLOATs. As holder of the RITES, Stapleton Land II, LLC was entitled to the remaining capital balances of the Entity after payment of P-FLOAT interest and other program fees. The District used additional proceeds of $30,271,000 to repay developer advances and accrued interest to Stapleton Land, LLC. Stapleton Land II, LLC was refunded $12,060,000 of collateral provided as credit enhancement under this borrowing.
On July 13, 2005, Stapleton Land II, LLC, entered into an agreement whereby it will receive a 1% fee on the $65,000,000 Senior Subordinate Bonds described above and in exchange for providing certain credit enhancement. In connection with this transaction, Stapleton Land II, LLC provided collateral of approximately $10,000,000, which is recorded as restricted cash in the Consolidated Balance Sheets. For the year ended January 31, 2006, the Company recorded approximately $516,000 of interest income related to this arrangement in the Consolidated Statements of Earnings. Of the interest income amount, approximately $362,000 is interest income on the Senior Subordinate Bonds and $154,000 is interest income on the collateral. The counterparty to the credit enhancement arrangement also owns the underlying Senior Subordinate Bonds and can exercise its rights requiring payment from Stapleton Land II, LLC upon an event of default of the Senior Subordinate Bonds, a refunding of the Senior Subordinate Bonds, or

Forest City Enterprises, Inc. and Subsidiaries
Quarterly Consolidated Financial Data (Unaudited)
I. Financing Arrangements (continued)
failure of Stapleton Land II, LLC to post required collateral. The agreement is scheduled to expire on July 1, 2009. The maximum potential amount of payments Stapleton Land II, LLC could be required to make under the agreement is the par value of the bonds. The Company does not have any rights or obligations to acquire the $65,000,000 Senior Subordinate Bonds under this agreement. At January 31, 2006, the fair value of this agreement, which is deemed to be a derivative financial instrument, was immaterial. Subsequent changes in fair value, if any, will be marked to market through earnings.
On August 16, 2005, the District issued $58,000,000 Junior Subordinated Limited Property Tax Supported Revenue Bonds, Series 2005 (the “Junior Subordinated Bonds”). The Junior Subordinated Bonds initially pay a variable rate of interest. Upon issuance, the Junior Subordinated Bonds were purchased by a third party and the sales proceeds were deposited with a trustee pursuant to the terms of the Series 2005 Investment Agreement. Under the terms of the Series 2005 Investment Agreement, after March 1, 2006, the District may elect to withdraw funds from the trustee for reimbursement for certain qualified infrastructure and interest expenditures (“Qualifying Expenditures”). In the event that funds from the trustee are used for Qualifying Expenditures, a corresponding amount of the Junior Subordinated Bonds converts to an 8.5% fixed rate and matures in December 2037 (“Converted Bonds”). On August 16, 2005, Stapleton Land, LLC entered into a forward delivery placement agreement whereby Stapleton Land, LLC is entitled to and obligated to purchase the converted fixed rate Junior Subordinated Bonds through June 2, 2008. Prior to the incurrence of Qualifying Expenditures and the resulting Converted Bonds, Stapleton Land, LLC has no rights or obligations relating to the Junior Subordinated Bonds. In the event the District does not incur Qualifying Expenditures, the Junior Subordinated Bonds will mature on June 2, 2008. As of January 31, 2006, no draws have been made by the District.
Other Financing Arrangements
In May 2004, a third party purchased $200,000,000 in tax increment revenue bonds issued by DURA, with a fixed-rate coupon of 8.0% and maturity date of October 1, 2024, which were used to fund the infrastructure costs associated with phase II of the Stapleton development project. The DURA bonds were transferred to a trust that issued floating rate trust certificates. Stapleton Land, LLC entered into an agreement with the third party to purchase the DURA bonds from the trust if they are not repurchased or remarketed between June 1, 2007 and June 1, 2009. Stapleton Land, LLC will receive a fee upon removal of the DURA bonds from the trust equal to the 8.0% coupon rate, less the BMA index (fixed at 2.85% through June 1, 2007), plus 40 basis points, less all fees and expenses due to the third party (collectively, the “Fee”).
The Company has concluded that the trust described above is considered a qualified special purpose entity pursuant to the provisions of SFAS No. 140 and thus is excluded from the scope of FIN No. 46 (R). As a result, the DURA bonds and the activity of the trust have not been recorded in the consolidated financial statements. The purchase obligation and the Fee have been accounted for as a derivative with changes in fair value recorded through earnings.
The fair market value of the purchase obligation and the Fee is determined based on the present value of the estimated amount of future cash flows considering possible variations in the amount and/or timing. The fair value of approximately $7,244,000 at January 31, 2006 and $813,000 at January 31, 2005, is recorded in other assets in the Consolidated Balance Sheets. For the years ended January 31, 2006 and 2005, the Company has reported interest income of approximately $6,431,000 and $813,000, respectively, related to the Fee in the Consolidated Statements of Earnings.
Also in May 2004, Stapleton Land, LLC entered into a TRS and an interest rate swap both with notional amounts of $75,000,000. Stapleton Land, LLC receives a rate of 6.3% and pays BMA plus 60 basis points on the TRS (Stapleton Land, LLC paid BMA plus 160 basis points for the first 6 months under this agreement). On the interest rate swap, Stapleton Land, LLC pays a rate of 2.85% and receives BMA. Stapleton Land, LLC does not hold the underlying borrowings on the TRS. (See the Accounting for Derivative Instruments and Hedging Activities section in Note A).
J. Accounts Payable and Accrued Expenses
Included in accounts payable and accrued expenses at January 31, 2006 and 2005 are book overdrafts of approximately $22,587,000 and $1,979,000, respectively. The overdrafts are a result of the Company’s cash management program and represent checks issued but not yet presented to a bank for collection.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
K. Income Taxes
The income tax provision related to continuing operations consists of the following:

	Years Ended January 31,
	2006	2005	2004
	(in thousands)
Current
Federal	$728	$(10,034)	$(3,733)
State	3,039	(676)	(35)

	3,767	(10,710)	(3,768)

Deferred
Federal	34,219	42,055	24,350
State	(12,472)	9,948	5,349

	21,747	52,003	29,699

Total provision	$25,514	$41,293	$25,931

The effective tax rate for income taxes from continuing operations varies from the federal statutory rate of 35% due to the following items:

	Years Ended January 31,
	2006	2005	2004
	(in thousands)
Financial statement earnings before income taxes, after minority interest	$89,945	$87,409	$62,785

Income taxes computed at the statutory rate	$31,481	$30,593	$21,975
Increase (decrease) in tax resulting from:
State taxes, net of federal benefit	2,960	4,506	3,464
State tax rate cumulative effect	(9,978)	—	—
State net operating loss	(5,854)	(1,229)	(2,905)
General Business Credits	(2,084)	(992)	(657)
Valuation allowance	8,800	7,510	2,899
Other items	189	905	1,155

Total provision	$25,514	$41,293	$25,931

Effective tax rate	28.37%	47.24%	41.30%

The components of the deferred tax provision for continuing operations are as follows:
Excess of tax over financial statement depreciation and amortization	$26,748	$26,334	$15,272
Costs on land and rental properties under development expensed for tax purposes	(1,599)	24,206	4,539
Revenues and expenses recognized in different periods for tax and financial statement purposes	9,045	(28,729)	2,475
Difference between tax and financial statements related to unconsolidated entities	5,993	20,728	7,916
Provision for decline in real estate	(2,255)	—	(155)
Deferred state taxes, net of federal benefit	(872)	7,476	746
Benefit of tax loss carryforward excluding effect of stock options	(15,003)	(6,109)	(5,235)
State tax rate cumulative effect	(9,978)	—	—
Valuation allowance	8,800	7,510	2,899
General Business Credits	(2,734)	(810)	(657)
Alternative Minimum Tax credits	3,602	1,397	1,899

Deferred provision	$21,747	$52,003	$29,699

See Note S for disclosure of income taxes for discontinued operations.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
K. Income Taxes (continued)
The components of the deferred income tax liability are as follows:

	January 31,
	Temporary Differences		Deferred Tax
	2006	2005	2006	2005
	(in thousands)
Depreciation	$306,690	$296,818	$118,505	$117,391
Capitalized costs (1)	539,022	593,427	208,278	234,700
Tax loss carryforward (2)	(110,229)	(53,131)	(38,580)	(18,596)
Federal tax credits	—	—	(38,632)	(39,373)
Other comprehensive income (loss)	364	(13,647)	141	(5,397)
Basis in unconsolidated entities	210,017	192,911	81,150	76,297
Other (1)	88,662	(26,630)	56,926	(10,532)

	$1,034,526	$989,748	$387,788	$354,490

(1)	Additions to capitalized costs and other during the year ended January 31, 2006 and 2005 include $73,556 and $83,291, respectively, related to replacement property of tax-deferred exchanges (see Note S).

(2)	Includes deferred tax benefit related to stock options exercised which was recorded through additional paid-in-capital.
Income taxes (refunded) paid were $(8,170,000), $4,582,000 and $(147,000) for the years ended January 31, 2006, 2005 and 2004, respectively. At January 31, 2006, the Company had a net operating loss carryforward of $110,229,000 (generated primarily from the impact on its net earnings of tax depreciation expense from real estate properties) that will expire in the years ending January 31, 2022 through January 31, 2026, a charitable contribution deduction carryforward of $33,747,000 that will expire in the years ending January 31, 2007 through January 31, 2011, General Business Credit carryovers of $11,765,000 that will expire in the years ending January 31, 2007 through January 31, 2026, and an alternative minimum tax (“AMT”) credit carryforward of $26,867,000 that is available until used to reduce Federal tax to the AMT amount. The Company’s policy is to consider a variety of tax-deferral strategies, including tax deferred exchanges, when evaluating its future tax position.
The components of the net deferred tax liability are as follows:

	At January 31,
	2006	2005
	(in thousands)
Deferred tax liabilities	$965,327	$790,952

Deferred tax assets	606,588	456,002
Less: valuation allowance (1)	(29,049)	(19,540)

	(577,539)	(436,462)

Net deferred tax liability	$387,788	$354,490

(1)	The valuation allowance is related to state taxes, general business credits and charitable contributions.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
L. Segment Information
The Company uses a measure defined as Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”) to report its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, division and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges from real estate operations of Forest City Rental Properties Corporation, a wholly-owned subsidiary of the Company, for depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax).
The Company believes that, although its business has many facets such as development, acquisitions, disposals, and property management, the core of its business is the recurring operations of its portfolio of real estate assets. The Company’s Chief Executive Officer (“CEO”), the chief operating decision maker, uses EBDT, as presented, to assess performance of its portfolio of real estate assets by operating segment because it provides information on the financial performance of the core real estate portfolio operations. EBDT tells the CEO how profitable a real estate segment is simply by operating for the sole purpose of collecting rent, paying operating expenses and servicing its debt. The Company’s segments adhere to the accounting policies further described in Note A.
Continued on Page 77

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
L. Segment Information (continued)
The following tables summarize financial data for the following strategic business units: Commercial Group, Residential Group, Land Development Group and the following additional segments: the Nets (an equity method investment) and Corporate Activities. All amounts are presented in thousands.

	January 31,		Years Ended January 31,
	2006	2005	2006	2005	2004
	Identifiable Assets		Expenditures for Additions to Real Estate
Commercial Group	$5,357,159	$4,683,977	$700,223	$513,879	$288,404
Residential Group	2,161,902	2,045,864	271,708	353,797	141,777
Land Development Group	229,914	289,702	2,514	30,237	54,172
The Nets	19,236	41,861	—	—	—
Corporate Activities	222,130	260,681	2,694	9,757	2,795
Other (1)	—	—	—	523	1,186

	$7,990,341	$7,322,085	$977,139	$908,193	$488,334

	Years Ended January 31,			Years Ended January 31,
	2006	2005	2004	2006	2005	2004
	Revenues from Real Estate Operations			Operating Expenses
Commercial Group	$698,399	$646,343	$517,336	$340,642	$308,986	$254,980
Commercial Group Land Sales	125,938	11,410	18,905	65,675	10,078	17,893
Residential Group	212,129	188,311	132,111	144,058	122,121	86,412
Land Development Group	107,869	92,657	89,458	64,463	55,126	58,474
The Nets	—	—	—	—	—	—
Corporate Activities	—	4	(9)	36,907	33,952	24,690

	$1,144,335	$938,725	$757,801	$651,745	$530,263	$442,449

	Years Ended January 31,			Years Ended January 31,				Years Ended January 31,
	2006	2005	2004	2006	2005	2004	2006	2005	2004
	Interest Income			Interest Expense			Depreciation and Amortization Expense
Commercial Group	$4,415	$4,818	$5,386	$166,391	$150,985	$120,807	$120,067	$108,712	$80,418
Residential Group	3,849	3,442	15,837	45,655	36,616	21,743	47,100	37,430	18,659
Land Development Group	17,716	34,475	721	7,606	7,161	3,098	251	122	159
The Nets	—	—	—	—	—	—	—	—	—
Corporate Activities	1,800	248	552	45,003	35,795	26,583	1,064	1,010	1,837

	$27,780	$42,983	$22,496	$264,655	$230,557	$172,231	$168,482	$147,274	$101,073

	Years Ended January 31,			Years Ended January 31,
	2006	2005	2004	2006	2005	2004
				Earnings Before Depreciation,
	Earnings Before Income Taxes (EBIT) (2)			Amortization & Deferred Taxes (EBDT)
Commercial Group	$136,051	$80,926	$72,054	$229,872	$182,483	$154,057
Gain on disposition of equity method properties	13,145	31,996	—	—	—	—
Provision for decline in real estate	(1,500)	—	—	—	—	—
Provision for decline in real estate recorded on equity method	(704)	—	—	—	—	—
Residential Group	(17,501)	224	34,524	53,404	68,091	72,075
Gain (loss) on disposition of equity method properties	7,878	—	(3,573)	—	—	—
Provision for decline in real estate	(4,600)	—	(1,624)	—	—	—
Land Development Group	94,200	80,934	38,631	59,337	42,747	28,601
Provision for decline in real estate	(1,774)	—	—	—	—	—
The Nets	(24,534)	(10,889)	—	(16,107)	(6,108)	—
Corporate Activities	(81,195)	(70,485)	(64,040)	(56,010)	(46,726)	(46,042)
Gain (loss) on disposition of other investments	506	438	(171)	—	—	—
Other	—	—	—	—	4,545	3,701

	$119,972	$113,144	$75,801	$270,496	$245,032	$212,392

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
L. Segment Information (continued)
Reconciliation of Earnings Before Depreciation Amortization and Deferred Taxes (EBDT) to net earnings by Segment:

			Land
	Commercial	Residential	Development
Year Ended January 31, 2006	Group	Group	Group	The Nets	Corporate	Other(1)	Total

EBDT	$229,872	$53,404	$59,337	$(16,107)	$(56,010)	$—	$270,496
Depreciation and amortization – Real Estate Groups	(120,624)	(59,114)	(190)	—	—	—	(179,928)
Amortization of mortgage procurement costs – Real Estate Groups	(6,226)	(2,417)	—	—	—	—	(8,643)
Deferred taxes – Real Estate Groups	(33,019)	7,642	(6,004)	—	3,958	—	(27,423)
Straight-line rent adjustment	12,411	40	15	—	—	—	12,466
Gain on disposition of other investments, net of tax	—	—	—	—	311	—	311
Provision for decline in real estate, net of tax and minority interest	(920)	(1,960)	(1,072)	—	—	—	(3,952)
Gain on disposition recorded on equity method, net of tax	8,064	4,836	—	—	—	—	12,900
Provision for decline in real estate recorded on equity method, net of tax	(432)	—	—	—	—	—	(432)
Discontinued operations, net of tax and minority interest: (3)
Depreciation and amortization – Real Estate Groups	(9,732)	(3,055)	—	—	—	—	(12,787)
Amortization of mortgage procurement costs – Real Estate Groups	(2,823)	(112)	—	—	—	—	(2,935)
Deferred taxes – Real Estate Groups	(1,059)	(194)	—	—	—	—	(1,253)
Straight-line rent adjustment	(1,806)	—	—	—	—	—	(1,806)
Gain on disposition of rental properties	—	26,505	—	—	—	—	26,505

Net earnings	$73,706	$25,575	$52,086	$(16,107)	$(51,741)	$—	$83,519

Year Ended January 31, 2005
EBDT	$182,483	$68,091	$42,747	$(6,108)	$(46,726)	$4,545	$245,032
Depreciation and amortization – Real Estate Groups	(114,016)	(48,661)	(41)	—	—	—	(162,718)
Amortization of mortgage procurement costs – Real Estate Groups	(5,539)	(3,014)	—	—	—	—	(8,553)
Deferred taxes – Real Estate Groups	(23,679)	(10,043)	(2,532)	—	4,755	—	(31,499)
Straight-line rent adjustment	4,338	(92)	—	—	—	—	4,246
Gain on disposition of other investments, net of tax	—	—	—	—	265	—	265
Gain on disposition recorded on equity method, net of tax	19,341	—	—	—	—	—	19,341
Cumulative effect of change in accounting principle, net of tax	(477)	(10,784)	—	—	—	—	(11,261)
Discontinued operations, net of tax and minority interest: (3)
Depreciation and amortization – Real Estate Groups	(9,385)	(7,106)	—	—	—	—	(16,491)
Amortization of mortgage procurement costs – Real Estate Groups	(3,377)	(170)	—	—	—	—	(3,547)
Deferred taxes – Real Estate Groups	(1,451)	412	—	—	—	—	(1,039)
Straight-line rent adjustment	(964)	—	—	—	—	—	(964)
Gain on disposition of Lumber Group	—	—	—	—	—	11,501	11,501
Gain on disposition of rental properties	4,574	36,319	—	—	—	—	40,893

Net earnings	$51,848	$24,952	$40,174	$(6,108)	$(41,706)	$16,046	$85,206

Year Ended January 31, 2004
EBDT	$154,057	$72,075	$28,601	$—	$(46,042)	$3,701	$212,392
Depreciation and amortization – Real Estate Groups	(84,564)	(30,989)	158	—	—	—	(115,395)
Amortization of mortgage procurement costs – Real Estate Groups	(8,086)	(1,122)	(278)	—	—	—	(9,486)
Deferred taxes – Real Estate Groups	(22,686)	(19,756)	(14,093)	—	24,552	—	(31,983)
Straight-line rent adjustment	6,944	526	—	—	—	—	7,470
Provision for decline in real estate, net of tax and minority interest	—	(982)	—	—	—	—	(982)
Provision for decline in real estate recorded on equity method, net of tax	—	—	(2,793)	—	—	—	(2,793)
Gain (loss) on other investments, net of tax	—	280	—	—	(384)	—	(104)
Loss on disposition recorded on equity method, net of tax	—	(2,160)	—	—	—	—	(2,160)
Discontinued operations, net of tax and minority interest: (3)
Depreciation and amortization – Real Estate Groups	(8,137)	(4,601)	—	—	—	—	(12,738)
Amortization of mortgage procurement costs – Real Estate Groups	(2,703)	(196)	—	—	—	—	(2,899)
Deferred taxes – Real Estate Groups	(1,167)	(290)	—	—	—	—	(1,457)
Straight-line rent adjustment	(410)	—	—	—	—	—	(410)
Provision for decline in real estate	(683)	—	—	—	—	—	(683)
(Loss) gain on disposition of rental properties	(64)	3,961	—	—	—	—	3,897

Net earnings	$32,501	$16,746	$11,595	$—	$(21,874)	$3,701	$42,669

(1)	Expenditures for additions to real estate, EBDT and net earnings presented under the caption “Other” relates to the Lumber Group, which was sold in November 2004 and is no longer a reportable segment.

(2)	See Consolidated Statements of Earnings on page 46 for reconciliation of EBIT to net earnings.

(3)	See Note S – Discontinued Operations starting on page 85 for more information.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
M. Leases
The following tables include all lease obligations of the Company.
The Company as Lessor
The following table summarizes the minimum future rental income to be received on non-cancelable operating leases of commercial properties that generally extend for periods of more than one year.

Years Ending January 31,
(in thousands)
2007	$420,034
2008	405,386
2009	398,919
2010	384,861
2011	366,480
Later years	2,453,255

$4,428,935

Most of the commercial leases include provisions for reimbursements of other charges including real estate taxes, utilities and operating costs which is included in revenues from real estate operations in the Consolidated Statements of Earnings. The following table summarizes total reimbursements.

Years Ending January 31,
(in thousands)
2006	$149,049
2005	$134,513
2004	$104,952
The Company as Lessee
The Company is a lessee under various operating leasing arrangements for real property and equipment. The most significant of these involve ground leases in Boston and New York City, the majority of which expire between the years 2035 and 2100, excluding optional renewal periods.
Minimum fixed rental payments under long-term leases (over one year) in effect at January 31, 2006 are as follows.

Years Ending January 31,
(in thousands)
2007	$17,648
2008	16,867
2009	16,346
2010	15,600
2011	15,493
Later years	751,584

$833,538

The following table summarizes rent expense paid.

Years Ending January 31,
(in thousands)
2006	$18,034
2005	$20,979
2004	$20,725

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
N. Commitments and Contingencies
The Company has adopted the provisions of FIN No. 45 “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN No. 45”). The Company believes the risk of payment under these guarantees, as described below, is remote and, to date, no payments have been made under these guarantees.
As of January 31, 2006, the Company has a guaranteed loan of $1,400,000 relating to the Company’s share of a bond issue made by the Village of Woodridge, relating to a Land Development Group project in suburban Chicago, Illinois. This guarantee was entered into prior to January 31, 2003, and therefore, has not been recorded in the Company’s Consolidated Financial Statements at January 31, 2006, pursuant to the provisions of FIN No. 45. This bond issue guarantee terminates April 30, 2015, unless the bonds are paid sooner, and is limited to $500,000 in any one year. The Company also had outstanding letters of credit of $67,071,000 as of January 31, 2006. The maximum potential amount of future payments on the guaranteed loans and letters of credit the Company could be required to make is the total amounts noted above.
As a general partner for certain limited partnerships, the Company guaranteed the funding of operating deficits of newly-opened apartment projects for an average of five years. These guarantees were entered into prior to January 31, 2003, and therefore, have not been recorded in the Company’s Consolidated Financial Statements at January 31, 2006, pursuant to the provisions of FIN No. 45. At January 31, 2006, the maximum potential amount of future payments on these operating deficit guarantees the Company could be required to make was approximately $5,900,000. The Company would seek to recover any amounts paid through refinancing or sales proceeds of the apartment project. These partnerships typically require the Company to indemnify, on an after-tax or “grossed up” basis, the investment partner against the failure to receive, or the loss of allocated tax credits and tax losses. At January 31, 2006, the maximum potential payment under these tax indemnity guarantees was approximately $65,084,000. The Company believes that all necessary requirements for qualifications for such tax credits have been and will continue to be met and that the Company’s investment partners will be able to receive expense allocations associated with the properties. The Company has obtained legal opinions from nationally recognized law firms supporting the validity of the tax credits. The Company does not expect to make any payments under these guarantees.
The Company’s mortgage loans are nonrecourse, however in some cases lenders carve out certain items from the nonrecourse provisions. These carve-out items enable the lenders to seek recourse if the Company or the joint venture commit fraud, voluntarily file for bankruptcy, intentionally misapply funds, transfer title without lender consent, or intentionally misrepresent facts. The Company has also provided certain environmental guarantees. Under these environmental remediation guarantees, the Company must remediate any hazardous materials brought onto the property in violation of environmental laws. The maximum potential amount of future payments the Company could be required to make is limited to the actual losses suffered or actual remediation costs incurred. A portion of these carve-outs and guarantees have been made on behalf of joint ventures and while the amount of the potential liability is currently indeterminable, the Company believes any liability would not exceed its partners’ share of the outstanding principal balance of the loans in which these carve-outs and environmental guarantees have been made. At January 31, 2006, the outstanding balance of the partners’ share of these loans was approximately $516,911,000. The Company believes the risk of payment on the carve-out guarantees is mitigated in most cases by the fact the Company manages the property, and in the event the Company’s partner did violate one of the carve-out items, the Company would seek recovery from its partner for any payments the Company would make. Additionally, the Company further mitigates its exposure through environmental insurance and insurance coverage for items such as fraud.
The Company has guaranteed the obligations of Forest City Rental Properties Corporation, or FCRPC, under the FCRPC credit agreement, dated as of March 22, 2004, as amended, among FCRPC, the banks named therein, KeyBank National Association, as administrative agent, and National City Bank, as syndication agent. This guaranty imposes a number of restrictive covenants on the Company, including a prohibition on certain consolidations and mergers and limitations on the amount of debt, guarantees and property liens that the Company may incur. The guaranty also requires the Company to maintain a specified minimum cash flow coverage ratio, consolidated shareholders’ equity and Earnings Before Depreciation and Taxes, or EBDT. The Company is in compliance with the covenants under the guaranty at January 31, 2006.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
N. Commitments and Contingencies (continued)
The Company monitors its properties for the presence of hazardous or toxic substances. Other than those environmental matters identified during the acquisition of a site (which are generally remediated prior to the commencement of development), the Company is not aware of any environmental liability with respect to its operating properties that would have a material adverse effect on its financial position, cash flows, or results of operations. However, there can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have an adverse effect on the Company’s results of operations and cash flow. The Company carries environmental insurance and believes that the policy terms, conditions, limits and deductibles are adequate and appropriate under the circumstances, given the relative risk of loss, the cost of such coverage and current industry practice.
The Company customarily guarantees lien-free completion of projects under construction. Upon completion, the guarantees are released. Additionally, the Company also provides lien-free completion guarantees on the infrastructure on the land it develops and is later sold to customers or is held for master-planned communities or mixed-use projects. At January 31, 2006, the Company has provided the following completion guarantees:

			Total External	Outstanding
	Total	Percent	Funding	Loan
	Costs	Completed	Sources	Balance
	(in thousands)
Projects under construction	$2,549,190	55%	$1,985,251	$1,299,070
Land	765,500	60	630,101	187,874
The Company’s subsidiaries have been successful in consistently delivering lien-free completion of construction and land projects, without calling the Company’s guarantees of completion.
The Company is also involved in certain claims and litigation related to its operations. Based on the facts known at this time, management has consulted with legal counsel and is of the opinion that the ultimate outcome of all such claims and litigation will not have a material adverse effect on the financial condition, results of operations or cash flows of the Company.
On August 16, 2004, the Company purchased an ownership interest in the NBA franchise known as the Nets that is reported on the equity method of accounting. Although the Company has an ownership interest of approximately 21% in the Nets, the Company currently recognized approximately 31% and 38% of the net loss for the years ended January 31, 2006 and 2005, respectively, because profits and losses are allocated to each member based on an analysis of the respective member’s claim on the net book equity assuming a liquidation at book value at the end of the accounting period without regard to unrealized appreciation (if any) in the fair value of the Nets. In connection with the purchase of the franchise, the Company and certain of its partners have provided an indemnity guarantee to the NBA for any losses arising from the transaction, including the potential relocation of the team. The Company’s indemnity is limited to $100,000,000 and is effective as long as the Company owns an interest in the team. The indemnification provisions are standard provisions that are required by the NBA. The Company has insurance coverage of approximately $100,000,000 in connection with such indemnity. The Company evaluated the indemnity guarantee in accordance with FIN No. 45 and determined that the fair value for the Company’s liability for its obligations under the guarantee was not material.
In addition, the Nets are a party to an arbitration challenging an insurance company’s denial of temporary total disability benefits on one of its former players. The maximum amount of the Company’s share of this claim approximates $8,000,000. This claim is being vigorously defended, and is not possible to predict the ultimate outcome of this dispute at this time. As management of the Nets believe that an adverse judgment is not probable, and the amount of loss, if any, cannot be reasonably estimated, or otherwise management believes is recoverable from the previous owners, the Nets have not accrued a loss associated with this matter at January 31, 2006.
Certain of the Company’s ground leases include provisions requiring it to indemnify the ground lessor against claims or damages occurring on or about the leased property during the term of the ground lease. These indemnities generally were entered into prior to January 31, 2003, and therefore, have not been recorded in the Company’s consolidated financial statements at January 31, 2006 in accordance with FIN No. 45. The maximum potential amount of future payments the Company could be required to make is limited to the actual losses suffered. The Company mitigates its exposure to loss related to these indemnities through insurance coverage.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
N. Commitments and Contingencies (continued)
The Company is party to an easement agreement under which it has agreed to indemnify a third party for any claims or damages arising from the use of the easement area of one of its development projects. The Company has also entered into an environmental indemnity at one of its development projects whereby it agrees to indemnify a third party for the cost of remediating any environmental condition. The maximum potential amount of future payments the Company could be required to make is limited to the actual losses suffered or actual remediation costs incurred. The Company mitigates its exposure to loss related to the easement agreement and environmental indemnity through insurance coverage.
The Company is party to an agreement whereby it is has issued a $40,000,000 guarantee in connection with certain environmental work to the extent such environmental work is required as a result of investigative work which is being performed to determine the feasibility of constructing a mixed-use development project in Brooklyn, New York. The guaranty expires at some point in time between six and nine years after completion of the investigative work as stipulated in the agreement. The Company has recorded a liability of $21,700,000 related to this agreement for the year ended January 31, 2006, which is included in accounts payable and accrued expenses in the Consolidated Balance Sheets. The Company mitigates its exposure to loss related to this agreement through an environmental insurance policy.
Stapleton Land, LLC has committed to fund $24,500,000 to the Park Creek Metropolitan District to be used for certain infrastructure projects. The first $4,500,000 is due in August 2007. The remaining balance is due no later than May 2009.
O. Stock-Based Compensation
The 1994 Stock Plan, as amended, (“Plan”) permits the award of Class A stock options, restricted shares, restricted stock units and stock appreciation rights to key employees and non-employee directors of the Company. The aggregate maximum number of shares that may be issued during the term of the Plan is 500,000 for restricted shares or restricted stock units and 11,750,000 for all types of awards. The maximum annual award to an individual is 400,000 stock options or stock appreciation rights and 225,000 restricted shares or restricted stock units. Stock options have a maximum term of 10 years and are awarded with an exercise price at least equal to the market value per share of the stock on the date of grant. The Plan does not allow the exercise price to be lowered for outstanding options or to cancel and replace stock options at a lower exercise price. The Company has not amended the terms of any previously issued options. The Plan is administered by the Compensation Committee of the Board of Directors. The Company granted 793,800, -0- and 1,354,600 stock options in 2005, 2004 and 2003, respectively. All options granted under the Plan to date have been for a term of 10 years and have graded vesting over four years.
The information required by SFAS No. 148 “Accounting for Stock-Based Compensation — Transition and Disclosure” relating to the pro forma effect on net earnings and earnings per share had the fair value based method under SFAS No. 123 been used for stock options is located in the Stock-Based Compensation section in Note A.
The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for the grants in 2005 and 2003, respectively: dividend yield of .7% in both years; expected volatility of 22.9% and 22.7%; risk-free interest rate of 4.34% and 3.7%; and expected life of 6.6 and 8.7 years. A summary of stock option activity is presented below.

	Years Ended January 31,
	2006		2005		2004
		Weighted		Weighted		Weighted
		Average		Average		Average
	Options	Exercise Price	Options	Exercise Price	Options	Exercise Price
Outstanding at beginning of year	3,410,484	$13.06	4,172,510	$12.05	3,318,016	$10.15
Granted	793,800	$31.79	—	$—	1,354,600	$15.63
Exercised	(1,113,136)	$11.31	(729,626)	$7.35	(436,658)	$8.32
Forfeited	(37,000)	$25.17	(32,400)	$11.16	(63,448)	$14.79

Outstanding at end of year	3,054,148	$18.42	3,410,484	$13.06	4,172,510	$12.05

Options exercisable at end of year	1,300,698	$12.58	1,489,484	$10.31	1,935,164	$8.56

Number of shares available for granting of options at end of year	5,110,060		5,956,860		5,924,460
Weighted average fair value of options granted during the year	$10.01		$—		$5.35

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
O. Stock-Based Compensation (continued)
The following table summarizes information about fixed stock options outstanding at January 31, 2006.

	Options Outstanding			Options Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding at	Remaining	Average	Exercisable at	Average
Exercise Prices	January 31, 2006	Contractual Life	Exercise Prices	January 31, 2006	Exercise Prices
$3.68 – 7.35	5,400	0.6 years	$4.79	5,400	$4.79
$7.35 – 11.03	405,096	2.8 years	$8.26	405,096	$8.26
$11.03 – 14.70	640,252	5.1 years	$14.22	640,252	$14.22
$14.70 – 18.38	1,210,400	7.1 years	$15.50	245,900	$15.50
$18.38 – 22.05	16,200	7.5 years	$19.88	4,050	$19.88
$29.40 – 33.08	772,400	9.2 years	$31.76	—	$—
$33.08 – 36.75	4,400	9.7 years	$36.75	—	$—

	3,054,148			1,300,698

The Company granted 90,000, -0- and 225,000 shares of restricted Class A common stock to certain key employees in 2005, 2004 and 2003, respectively. The restricted stock awarded in 2005 was issued out of authorized and unissued shares. The restricted stock awarded in 2003 was issued out of treasury stock, having a cost basis of $1,012,500. The restricted shares were awarded with rights to vote the shares and receive dividends while being subject to restrictions on disposition, transferability and risk of forfeiture. The restrictions on the shares lapse over a period of four years from date of grant. The market values on the date of grant of $2,857,500 in 2005 and $3,487,500 in 2003 were recorded as unearned compensation within shareholders’ equity to be charged to expense over the respective vesting periods. The number of unvested restricted shares amounted to 258,750, 337,500 and 393,750 at January 31, 2006, 2005 and 2004, respectively. The amount of unearned compensation relating to these unvested shares amounted to $4,151,000, $3,087,000 and $4,919,000 at January 31, 2006, 2005 and 2004, respectively, and are reported as a reduction of shareholders’ equity in the accompanying consolidated financial statements. In connection with the vesting of restricted stock during 2005, the Company repurchased into treasury 61,584 shares of Class A common stock to satisfy the employees’ related minimum statutory tax withholding requirements. These shares, which were placed in treasury with an aggregate cost basis to $1,945,000, were all reissued during the year in connection with stock option exercises.
P. Earnings Per Share
The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for “earnings from continuing operations.”

	Earnings from	Weighted
	Continuing	Average
	Operations	Common Shares	Per
	(Numerator)	Outstanding	Common
Years Ended January 31,	(in thousands)	(Denominator)	Share

2006
Basic earnings per share	$64,431	101,079,578	$0.64
Effect of dilutive securities-stock options	—	1,524,354	(0.01)

Diluted earnings per share	$64,431	102,603,932	$0.63

2005
Basic earnings per share	$46,116	100,201,634	$0.46
Effect of dilutive securities-stock options	—	1,644,422	(0.01)

Diluted earnings per share	$46,116	101,846,056	$0.45

2004
Basic earnings per share	$36,854	99,750,860	$0.37
Effect of dilutive securities-stock options	—	1,393,486	(0.01)

Diluted earnings per share	$36,854	101,144,346	$0.36

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Q. Stock Split
On June 21, 2005, the Board of Directors declared a two-for-one stock split of the Company’s outstanding Class A and Class B common stock effective July 11, 2005 to shareholders of record on June 27, 2005. The stock split is given retroactive effect to the beginning of the earliest period presented in the accompanying Consolidated Balance Sheets and Consolidated Statements of Shareholders’ Equity by transferring the par value of the additional shares issued from the additional paid-in-capital account to the common stock accounts. All share and per share data included in this annual report have been restated to reflect the stock split.
R. Dividends
The Board of Directors declared regular quarterly cash dividends on both Class A and Class B common shares as follows:

Date Declared	Date of Record	Payment Date	Amount Per Share

March 24, 2005	June 1, 2005	June 15, 2005	$0.05(post-split)
June 21, 2005	September 1, 2005	September 15, 2005	$0.06
September 29, 2005	December 1, 2005	December 15, 2005	$0.06
December 13, 2005	March 1, 2006	March 15, 2006	$0.06
March 23, 2006 (1)	June 1, 2006	June 15, 2006	$0.06

(1)	Since this dividend was declared after January 31, 2006, it is not reflected in the consolidated financial statements.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
S. Discontinued Operations and Gain on Disposition of Rental Properties and Lumber Group
Discontinued Operations
Pursuant to the definition of a component of an entity in SFAS No. 144, all earnings of discontinued operations sold or held for sale, assuming no significant continuing involvement, have been reclassified in the Consolidated Statements of Earnings for the years ended January 31, 2006, 2005 and 2004. The Company considers assets held for sale when the transaction has been approved and there are no significant contingencies related to the sale that may prevent the transaction from closing.
Discontinued operations have been updated to include rental properties reported as discontinued operations subsequent to January 31, 2006 and are summarized along with previously discontinued operations in the table below.

		Square Feet/ Number	Quarter/
		of Units	Year	Year Ended	Year Ended	Year Ended
Property	Location	(Unaudited)	Disposed	1/31/2006	1/31/2005	1/31/2004
Commercial Group:
G Street Retail	Philadelphia, Pennsylvania	13,000 square feet	Q-1 2006	Yes	Yes	Yes
Battery Park City Retail	Manhattan, New York	166,000 square feet	Q-3 2006	Yes	Yes	Yes
Embassy Suites Hotel	Manhattan, New York	463 rooms	Q-3 2006	Yes	Yes	Yes
Hilton Times Square	Manhattan, New York	444 rooms	Q-1 2006	Yes	Yes	Yes
Flatbush Avenue	Brooklyn, New York	142,000 square feet	Q-3 2004	—	Yes	Yes
Pavilion	San Jose, California	250,000 square feet	Q-3 2004	—	Yes	Yes
Hunting Park	Philadelphia, Pennsylvania	125,000 square feet	Q-2 2004	—	Yes	Yes

Residential Group:
Providence at Palm Harbor	Tampa, Florida	236 units	Q-2 2006	Yes	Yes	Yes
Enclave	San Jose, California	637 units	Q-4 2005	Yes	Yes	Yes
Cherrywood Village	Denver, Colorado	360 units	Q-3 2005	Yes	Yes	Yes
Ranchstone	Denver, Colorado	368 units	Q-3 2005	Yes	Yes	Yes
Arboretum Place	Newport News, Virginia	184 units	Q-4 2004	—	Yes	Yes
Bridgewater	Hampton, Virginia	216 units	Q-4 2004	—	Yes	Yes
Colony Woods	Bellevue, Washington	396 units	Q-4 2004	—	Yes	Yes
Silver Hill	Newport News, Virginia	153 units	Q-4 2004	—	Yes	Yes
Trellis at Lee’s Mill	Newport News, Virginia	176 units	Q-4 2004	—	Yes	Yes
Regency Towers	Jackson, New Jersey	372 units	Q-3 2004	—	Yes	Yes
Woodlake	Silver Spring, Maryland	534 units	Q-1 2004	—	Yes	Yes
Laurels	Justice, Illinois	520 units	Q-3 2003	—	—	Yes
Vineyards	Broadview Heights, Ohio	336 units	Q-3 2003	—	—	Yes
Trowbridge	Southfield, Michigan	305 units	Q-1 2003	—	—	Yes
The following table summarizes the assets, liabilities and minority interest of Hilton Times Square Hotel that were held for sale as of January 31, 2006:

January 31, 2006
(in thousands)
Assets
Real estate	$101,374
Cash and equivalents	2,854
Restricted cash	2,808
Notes and accounts receivable, net	3,154
Other assets	3,030

Total Assets	$113,220

Liabilities
Mortgage debt, nonrecourse	$81,133
Notes payable	15,000
Accounts payable and accrued expenses	14,421

Total Liabilities	$110,554

Minority interest	3,843

Total Liabilities and Minority Interest	$114,397

In addition, the Company’s Lumber Group strategic business unit was included in discontinued operations for the years ended January 31, 2005 and 2004. Lumber Group was a lumber wholesaler that was sold to its employees on November 12, 2004. Also included in discontinued operations is Babin Building Centers, Inc. (“Babin”), a division of Lumber Group, which was sold in July 2004. Babin sold building materials to the new construction industry and to home remodelers.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
S. Discontinued Operations and Gain on Disposition of Rental Properties and Lumber Group (continued)
Substantially all of the assets of the Lumber Group were sold for $39,085,902, $35,000,000 of which was paid in cash at closing. Pursuant to the terms of a note receivable with a 6% interest rate from the buyer, the remaining purchase price will be paid in four annual installments with payments commencing November 12, 2006. In the year ended January 31, 2005, the Company reported a gain on disposition of this segment of $20,920,000 ($11,501,000, net of tax) net of $1,093,000 loss related to the sale of Babin. The Company has deferred a gain of $4,085,902 (approximately $2,400,000, net of tax) relating to the note receivable due, in part, to the subordination to the buyer’s senior financing. The gain and any interest income will be recognized as the note receivable principal and interest are collected.
The operating results related to discontinued operations were as follows:

	Year Ended
	January 31, 2006	Year Ended January 31, 2005
	Rental	Lumber	Rental
	Properties	Group	Properties	Total
	(in thousands)	(in thousands)
Revenues	$118,049	$111,516	$121,883	$233,399

Expenses
Operating expenses	86,549	97,235	86,943	184,178
Interest expense	20,646	3,633	25,329	28,962
Amortization of mortgage procurement costs	3,202	—	3,876	3,876
Loss on early extinguishment of debt	4,938	—	2,915	2,915
Depreciation and amortization	12,888	1,272	16,813	18,085

	128,223	102,140	135,876	238,016

Interest income	656	14	2,602	2,616
Gain on disposition of rental properties and Lumber Group	43,198	20,920	71,325	92,245

Earnings before income taxes	33,680	30,310	59,934	90,244

Income tax expense (benefit)
Current	(6,727)	9,703	1,008	10,711
Deferred	18,757	4,561	21,427	25,988

	12,030	14,264	22,435	36,699

Earnings before minority interest	21,650	16,046	37,499	53,545

Minority interest	2,562	—	3,194	3,194

Net earnings from discontinued operations	$19,088	$16,046	$34,305	$50,351

	Year Ended January 31, 2004
	Lumber	Rental
	Group	Properties	Total
	(in thousands)
Revenues	$123,238	$123,769	$247,007

Expenses
Operating expenses	110,139	88,354	198,493
Interest expense	3,302	23,622	26,924
Amortization of mortgage procurement costs	—	3,390	3,390
Loss on early extinguishment of debt	—	(256)	(256)
Provision for decline in real estate	—	1,614	1,614
Depreciation and amortization	1,891	14,523	16,414

	115,332	131,247	246,579

Interest income	11	322	333
Gain on disposition of rental properties	—	6,769	6,769

Earnings (loss) before income taxes	7,917	(387)	7,530

Income tax expense
Current	3,798	(45)	3,753
Deferred	418	1,010	1,428

	4,216	965	5,181

Earnings (loss) before minority interest	3,701	(1,352)	2,349

Minority interest	—	(3,466)	(3,466)

Net earnings from discontinued operations	$3,701	$2,114	$5,815

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
S. Discontinued Operations and Gain on Disposition of Rental Properties and Lumber Group (continued)
Gain on Disposition of Rental Properties and Lumber Group
The following table summarizes the gain on disposition of rental properties and Lumber Group for the years ended January 31, 2006, 2005 and 2004.

		Years Ended January 31,
		2006	2005	2004
		(in thousands)
Discontinued Operations:
Enclave (Apartments) (2)	San Jose, California	$33,722	$—	$—
Ranchstone (Apartments) (2)	Denver, Colorado	5,079	—	—
Cherrywood Village (Apartments) (2)	Denver, Colorado	4,397	—	—
Regency Towers (Apartments) (2)	Jackson, New Jersey	—	25,390	—
Lumber Group (1)	Portland, Oregon	—	20,920	—
Woodlake (Apartments) (2)	Silver Spring, Maryland	—	19,499	—
Bridgewater (Apartments)	Hampton, Virginia	—	7,161	—
Colony Woods (Apartments) (2)	Bellevue, Washington	—	5,193	—
Pavilion (Office Building)	San Jose, California	—	4,222	—
Trellis at Lee’s Mill (Apartments)	Newport News, Virginia	—	3,444	—
Hunting Park (Specialty Retail Center)	Philadelphia, Pennsylvania	—	2,176	—
Flatbush Avenue (Specialty Retail Center) (2)	Brooklyn, New York	—	2,060	—
Arboretum (Apartments)	Newport News, Virginia	—	2,047	—
Silver Hill (Apartments)	Newport News, Virginia	—	133	—
Laurels (Apartments) (2)	Justice, Illinois	—	—	4,249
Vineyards (Apartments) (2)	Broadview Heights, Ohio	—	—	2,109
Trowbridge (Supported-Living Community)	Southfield, Michigan	—	—	538
Other		—	—	(127)

Total		$43,198	$92,245	$6,769

(1)	Net of $1,093 loss on the disposition of Babin Building Centers, Inc.

(2)	Sold in a tax-deferred exchange. The proceeds are reinvested through a qualified intermediary in replacement assets under Section 1031 of the Internal Revenue Code.
Investments accounted for on the equity method are not subject to the provisions of SFAS No. 144, and therefore the gains or losses on the sales of equity method properties are reported in continuing operations when sold. Any changes in fair value that are other than temporary are recognized in the period such decrease has occurred. The following table summarizes the Company’s proportionate share of gains (losses) on equity method investments disposed of during the years ended January 31, 2006, 2005 and 2004, which are included in equity in earnings of unconsolidated entities in the Consolidated Statements of Earnings.

		Years Ended January 31,
		2006	2005	2004
		(in thousands)
Showcase (Specialty Retail Center)	Las Vegas, Nevada	$13,145	$—	$—
Colony Place (Apartments)	Fort Myers, Florida	5,352	—	—
Flower Park Plaza (Apartments)	Santa Ana, California	2,526	—	—
Chapel Hill Mall (Regional Mall)	Akron, Ohio	—	27,943	—
Manhattan Town Center Mall (Regional Mall)	Manhattan, Kansas	—	3,138	—
Chapel Hill Suburban (Specialty Retail Center)	Akron, Ohio	—	915	—
Waterford Village (Apartments)	Indianapolis, Indiana	—	—	(3,573)

Total		$21,023	$31,996	$(3,573)

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
T.	Provision for Decline in Real Estate, Early Extinguishment of Debt and Cumulative Effect of Change in Accounting Principle
Provision for Decline in Real Estate
The Company reviews its investment portfolio to determine if its carrying costs will be recovered from future undiscounted cash flows whenever events or changes indicate that recoverability of long-lived assets may not be assured. In cases where the Company does not expect to recover its carrying costs, an impairment loss is recorded as a provision for decline in real estate for assets in its real estate portfolio pursuant to the guidance established in SFAS No. 144.
The Company recorded a provision for decline in real estate of $7,874,000, $-0- and $1,624,000 for the years ended January 31, 2006, 2005 and 2004, respectively. For the year ended January 31, 2006, the Company recorded a provision for decline in real estate in the Land Development Group of $1,330,000 related to Rockport Square, a 174,000 square-foot residential and retail development project located in Lakewood, Ohio, a provision of $256,000 related to Syracuse Village, an affordable housing community located in Denver, Colorado and a provision of $188,000 related to Kline’s Farm, a 378 acre planned residential community located in Girard, Ohio. The Company also recorded a provision of $4,600,000 related to Sterling Glen of Forest Hills, an 84-unit supported living Residential community located in Queens, New York and $1,500,000 related to the Ritz Carlton, a 206 room Commercial hotel located in Cleveland, Ohio.
For the year ended January 31, 2004, the Company recorded a provision for decline in real estate of $1,624,000 related to land held by the Residential Group. These provisions represent a write down to the estimated fair value, less cost to sell, due to a change in events (which typically include an unexpected sales offer, loss of a significant tenant or decreased unit sales) related to the estimated future cash flows.
Early Extinguishment of Debt
For the years ended January 31, 2006 and 2005, the Company recorded $5,046,000 and $4,743,000, respectively, as loss on early extinguishment of debt, which primarily represents the impact of early extinguishment of nonrecourse mortgage debt in order to secure more favorable financing terms. For the year ended January 31, 2004, the Company recorded $11,164,000 as loss on early extinguishment of debt. This amount was primarily the result of the payment in full of the Company’s $200,000,000 8.5% senior notes due in 2008 at a premium of 104.25% for a loss on extinguishment of $8,500,000 related to a redemption premium and approximately $3,000,000 related to the write-off of unamortized debt issue costs. These charges were offset, in part, by net gains on early extinguishment of debt of approximately $300,000 on several residential properties.
The following table summarizes early extinguishment of debt included in discontinued operations.

		Years Ended January 31,
		2006	2005	2004
		(in thousands)
Embassy Suites Hotel	Manhattan, New York	$2,369	$—	$—
Enclave	San Jose, California	948	—	—
Ranchstone	Denver, Colorado	565	—	—
Cherrywood Village	Denver, Colorado	546	—	—
Hilton Times Square	Manhattan, New York	510	—	—
Bridgewater	Hampton, Virginia	—	1,557	—
Trellis at Lee’s Mill	Newport News, Virginia	—	624	—
Providence at Palm Harbor	Tampa, Florida	—	301	(446)
Woodlake	Silver Spring, Maryland	—	238	—
Regency Towers	Jackson, New Jersey	—	157	—
Battery Park City Retail	Manhattan, New York	—	38	—
Laurels	Justice, Illinois	—	—	145
Vineyards	Broadview Heights, Ohio	—	—	45

Total		$4,938	$2,915	$(256)

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
T.	Provision for Decline in Real Estate, Early Extinguishment of Debt and Cumulative Effect of Change in Accounting Principle (continued)
Cumulative Effect of Change in Accounting Principle
For the year ended January 31, 2005, the Company recorded a charge for the cumulative effect of change in accounting principle in accordance with FIN No. 46 (R) which has resulted in a reduction of net earnings of $18,628,000 ($11,261,000 net of tax). This charge consisted primarily of accumulated depreciation and amortization expense, net of minority interest, of the newly-consolidated VIEs which were previously accounted for on the cost method. See the Variable Interest Entities section in Note A for further information.
The overall impact resulting from the adoption of FIN No. 46 (R) to the Commercial Group was a pre-tax charge of $789,000 from the consolidation of a development project located in Las Vegas, Nevada that was previously accounted for under the equity method of accounting.
The overall impact resulting from the adoption of FIN No. 46 (R) to the Residential Group was a pre-tax charge of $17,839,000. The following summarizes the key components of the impact of the adoption FIN No. 46 (R):
•	Cumulative effect of $4,403,000 resulting from the Company being deemed the primary beneficiary in VIEs that hold notes payable to the Residential Group and have equity method investments in 16 properties that are subsidized by the U.S. Department of Housing and Urban Development. These investments were previously accounted for under the cost method;

•	Cumulative effect of $3,801,000 resulting from the Company being deemed the primary beneficiary in a VIE that holds a note payable to the Residential Group and has an equity method investment in Millender Center, a mixed-use residential, office and retail complex in Detroit, Michigan. This investment was previously accounted for under the cost method;

•	Cumulative effect of $3,301,000 resulting from the Company being deemed the primary beneficiary in a VIE that holds a note payable to the Residential Group and has an equity method investment in 101 San Fernando, a residential community in San Jose, California. This investment was previously accounted for under the equity method; and

•	Cumulative effect of $6,334,000 resulting from the Company being deemed the primary beneficiary in a VIE, Queenswood, a residential community in Corona, New York. This investment was previously accounted for under the equity method.
U.	Subsequent Event
On March 17, 2006, the Company sold its investment in Hilton Times Square Hotel for $242,450,000. This 444-room hotel opened in 2000 and is located in Manhattan, New York. The Company has taken the initial steps to structure this sale as a tax-deferred exchange.
V.	Other Events
Subsequent to the filing of the Company’s annual report on Form 10-K on March 28, 2006, the Company has revised its audited consolidated financial statements for the years ended January 31, 2006, 2005 and 2004 due to certain provisions of SFAS No. 144 that require the Company to report the results of operations of a property if it has either been disposed or is classified as held for sale in discontinued operations and meets certain other criteria. Accordingly, the Company has retrospectively adjusted its audited consolidated financial statements for the years ended January 31, 2006, 2005 and 2004 to reflect two properties, G Street and Providence at Palm Harbor, that were disposed of during the six months ended July 31, 2006 that were not classified as held for sale at January 31, 2006 and two properties, Embassy Suites Hotel and Battery Park City Retail, that were held for sale at July 31, 2006, that met the criteria to be classified as discontinued operations. The effect of the reclassification represents a $3,627,000, $2,108,000 and $610,000 increase in its previously reported income from continuing operations for the years ended January 31, 2006, 2005 and 2004, respectively. Earnings from continuing operations increased for the years ended January 31, 2006, 2005 and 2004 because the four properties listed above incurred net losses during these years. As a result of the foregoing, Notes A, E, F, H, K, L, M, P, S and T to the consolidated financial statements for the years ended January 31, 2006, 2005, and 2004 have been retrospectively adjusted. There is no effect on the Company’s previously reported net earnings, financial condition or total cash flows from operating, investing and financing activities.

Forest City Enterprises, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
The Company adopted the provisions of SFAS No. 144 on February 1, 2002. Revenues from real estate operations and earnings before income taxes have been reclassified for properties disposed of and for properties qualifying for discontinued operations presentation under SFAS No. 144.

	Quarter Ended
	January 31,	October 31,	July 31,	April 30,
	2006	2005	2005	2005
	(in thousands, except per share data)
Revenues from real estate operations originally reported	$332,756	$275,283	$297,561	$295,175
Discontinued operations	(15,691)	(14,319)	(14,520)	(11,910)

Revenues from real estate operations	$317,065	$260,964	$283,041	$283,265

Earnings before income taxes originally reported	$35,915	$15,028	$21,381	$42,214
Discontinued operations	1,522	649	1,011	2,252

Earnings before income taxes	$37,437	$15,677	$22,392	$44,466

Net earnings	$28,235	$12,904	$20,164	$22,216
Basic net earnings per common share (1)(2)	$0.28	$0.13	$0.20	$0.22
Diluted net earnings per common share (1)(2)	$0.27	$0.13	$0.20	$0.21

	Quarter Ended
	January 31,	October 31,	July 31,	April 30,
	2005	2004	2004	2004
	(in thousands, except per share data)
Revenues from real estate operations originally reported	$272,132	$236,897	$249,582	$227,443
Discontinued operations	(12,363)	(12,576)	(12,188)	(10,202)

Revenues from real estate operations	$259,769	$224,321	$237,394	$217,241

Earnings (loss) before income taxes originally reported	$(4,686)	$33,463	$63,786	$16,519
Discontinued operations	(73)	1,748	679	1,708

Earnings (loss) before income taxes	$(4,759)	$35,211	$64,465	$18,227

Earnings before cumulative effect of a change in accounting principle	$5,840	$37,340	$34,823	$18,464

Net earnings	$5,840	$37,340	$34,823	$7,203
Basic net earnings per common share (1)(2)	$0.06	$0.37	$0.35	$0.07
Diluted net earnings per common share (1)(2)	$0.06	$0.37	$0.34	$0.07

(1)	Basic earnings per share is computed by dividing net earnings by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilutive effect of the Company’s stock option plan by adjusting the denominator using the treasury stock method. The sum of the four quarters’ earnings per share may not equal the annual earnings per share due to the weighting of stock and option activity occurring during the year. All earnings per share disclosures appearing in these financial statements were computed assuming dilution unless otherwise indicated.

(2)	This category has been restated to reflect a two-for-one stock split that occurred in July 2005.

SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

		Additions
	Balance at	Charged to				Balance at
	Beginning	Costs and				End of
Description	of Period	Expenses		Deductions		Period
	(in thousands)

Allowance for doubtful accounts
January 31, 2006	$10,731	$2,334		$2,477	(a)	$10,588
January 31, 2005	$12,209	$3,215		$4,693	(a)	$10,731
January 31, 2004	$10,383	$2,627		$801	(a)	$12,209

Notes receivable reserve
January 31, 2006	$404	$33		$3	(c)	$434
January 31, 2005	$16,605	$—		$16,201	(d)	$404
January 31, 2004	$20,283	$6,740		$10,418	(c)	$16,605

Reserve for project write-offs
January 31, 2006	$19,986	$3,821	(b)	$7,321		$16,486
January 31, 2005	$19,086	$13,898	(b)	$12,998		$19,986
January 31, 2004	$19,086	$17,722	(b)	$17,722		$19,086

Valuation reserve on other investments
January 31, 2006	$6,684	$100		$—		$6,784
January 31, 2005	$6,752	$—		$68		$6,684
January 31, 2004	$6,096	$656		$—		$6,752

Valuation reserve on tax benefits
January 31, 2006	$19,540	$9,527		$18		$29,049
January 31, 2005	$902	$18,975	(e)	$337		$19,540
January 31, 2004	$908	$—	(e)	$6		$902

(a)	Uncollectible accounts written off and $1,429 related to the disposition of the Lumber Group in the year ended January 31, 2005.

(b)	Additions charged to costs and expenses were recorded net of abandoned development projects written off of $7,321, $12,998 and $17,722 for the years ended January 31, 2006, 2005, and 2004, respectively.

(c)	Primarily represents the reversal of reserves against notes receivable from various Federally Subsidized housing projects. See Note B in the Notes to Consolidated Financial Statements.

(d)	Reserves on notes related to equity investments were eliminated as a result of the new consolidation requirements under FIN No. 46 (R).

(e)	Certain valuations were netted with other tax benefits in years prior to January 31, 2005.

SCHEDULE III — REAL ESTATE AND ACCUMULATED DEPRECIATION
Forest City Enterprises, Inc. and Subsidiaries

												Range of Lives (In Years)
				Cost Capitalized								on Which Depreciation
		Initial Cost		Subsequent		Gross Amount at Which Carried						in Latest Income
		to Company		to Acquisition		at Close of January 31, 2006						Statement is Computed
	Amount of						(B)		Accumulated
	Encumbrance		Buildings				Buildings		Depreciation
	at January 31,		and		Carrying	(A)	And	Total	at January 31,	Date of	Date
Description of Property	2006	Land	Improvements	Improvements	Costs	Land	Improvements	(A)(B)	2006 (C)	Construction	Acquired	Building	Improvements

Apartments:
Miscellaneous investments	$1,095,723	$136,409	$1,232,309	$83,711	$87,122	$139,686	$1,399,865	$1,539,551	$182,166	Various	—	Various	Various
Shopping Centers:
Miscellaneous investments	1,820,048	228,697	1,690,939	237,045	65,891	221,534	2,001,038	2,222,572	276,886	Various	—	Various	Various
Office Buildings:
Miscellaneous investments	1,738,422	41,761	1,930,431	279,308	140,212	109,813	2,281,899	2,391,712	523,197	Various	—	Various	Various
Leasehold improvements and other equipment:
Miscellaneous investments	—	—	9,160	—	—	—	9,160	9,160	4,345	—	Various	Various	Various
Under Construction:
Miscellaneous investments	476,132	259,449	626,807	—	—	259,449	626,807	886,256	—
Developed Land:
Miscellaneous investments	29,107	105,875	—	—	—	105,875	—	105,875	—

Total	$5,159,432	$772,191	$5,489,646	$600,064	$293,225	$836,357	$6,318,769	$7,155,126	$986,594

(A)	The aggregate cost at January 31, 2006 for federal income tax purposes was $6,544,350. For (B) and (C) refer to the following page.

SCHEDULE III — REAL ESTATE AND ACCUMULATED DEPRECIATION (continued)

	Years Ended January 31,
	2006	2005	2004
	(in thousands)
(B) Reconciliations of total real estate carrying value are as follows:
Balance at beginning of period	$6,437,906	$5,082,595	$4,474,137
Additions during period -
Improvements	935,475	912,946	313,127
Other additions	—	538,173	—
Other acquisitions	58,667	108,076	382,472

	994,142	1,559,195	695,599

Deductions during period -
Cost of real estate sold or retired	(276,922)	(203,884)	(87,141)

Balance at end of period	$7,155,126	$6,437,906	$5,082,595

(C) Reconciliations of accumulated depreciation are as follows:
Balance at beginning of period	$865,562	$715,482	$615,563
Additions during period -
Charged to profit or loss	154,672	137,900	105,115
Net other additions (deductions) during period -
Acquisitions, retirements and sales	(33,640)	12,180	(5,196)

Balance at end of period	$986,594	$865,562	$715,482